UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ADA-ES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADA-ES, INC.

8100 SouthPark Way, Unit B, Littleton, Colorado 80120-4525

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on December 5, 2008

November 5, 2008

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of ADA-ES, Inc. that will be held at the offices of ADA-ES at 8100 SouthPark Way, Unit B, Littleton, Colorado 80120-4525, on December 5, 2008, at 9:00 a.m. Colorado time. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the Special Meeting are given in the attached Notice of Special Meeting and Proxy Statement.

Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to vote your shares electronically on the Internet or on the telephone by following the instructions on the enclosed proxy card or complete, sign, date, and return the proxy card in the postage-paid envelope provided. If you decide to attend the Special Meeting, you will of course be able to revoke your proxy and vote in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ Mark H. McKinnies
Mark H. McKinnies
Secretary

ADA-ES, INC.

8100 SouthPark Way, Unit B, Littleton, Colorado 80120-4525

(303) 734-1727

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 5, 2008

To the Shareholders of ADA-ES, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of ADA-ES, Inc., a Colorado corporation (the “Company,” “we” or “us”), will be held on December 5, 2008, at 9:00 a.m. Colorado time, at the offices of the Company at 8100 SouthPark Way, Unit B, Littleton, Colorado 80120-4525, to consider and vote upon the following proposals:

1. To approve the issuance and sale by the Company of 1,800,000 shares of Series A Convertible Preferred Stock and 1,800,000 shares of Series B Convertible Preferred Stock (collectively, the “Preferred Stock”) to Energy Capital Partners I, LP and its affiliated funds (“ECP”) (collectively, the “Private Placement”). We must use the net proceeds from the Private Placement to fund the construction of an activated carbon manufacturing facility (the “Project”) through our joint venture with ECP. The issuance of our common stock upon any conversion of the Preferred Stock will result in ECP acquiring approximately 35% of our common stock outstanding (based on the number of shares outstanding as of the Record Date).

2. To approve the issuance of up to 1,000,000 shares of our common stock in such amounts and on the terms and conditions determined by the Board, which may be issued directly or indirectly in the form of common stock underlying options, warrants, preferred stock, convertible debt or other derivative securities, in connection with raising capital for the Project (the “Stock Issuance Plan”). Any shares issued pursuant to the Stock Issuance Plan would be issued at no more than a 10% discount to the then-current market price of our common stock as of a specific trading day or market prices over a range of trading days. If approved, the authorization for the Stock Issuance Plan would expire on the date of our next annual meeting of shareholders.

All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on November 4, 2008 are entitled to vote at the Special Meeting or any postponements or adjournments thereof.

By Order of the Board of Directors,

/s/ Mark H. McKinnies
Mark H. McKinnies
Secretary

Littleton, Colorado

November 5, 2008

This is an important meeting and all shareholders are invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please vote your shares electronically on the Internet or on the telephone by following the instructions on the enclosed proxy card or complete, sign and date the proxy card and return it promptly in the return envelope provided. No postage is required if mailed in the United States. Shareholders who attend the meeting may revoke their proxy and vote their shares in person.

ADA-ES, INC.

8100 SouthPark Way, Unit B, Littleton, Colorado 80120-4525

PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS

To be held December 5, 2008 at 9:00 a.m. Colorado time at the offices of ADA-ES, located at

8100 SouthPark Way, Unit B, Littleton, Colorado 80120-4525

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ADA-ES, Inc., a Colorado corporation (the “Company,” “we,” or “us”), of proxies from the holders of the Company’s common stock for use at a special meeting of our shareholders, to be held at our offices, 8100 SouthPark Way, Unit B, Littleton, Colorado 80120-4525 at 9:00 a.m. Colorado time, or at any adjournment(s) or postponement(s) thereof (the “Special Meeting”), pursuant to the foregoing Notice of Special Meeting of Shareholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is November 11, 2008. The complete mailing address, including zip code, of our principal executive offices is 8100 SouthPark Way, Unit B, Littleton, Colorado 80120-4525 and our telephone number is (303) 734-1727.

PURPOSES OF THE MEETING

At the Special Meeting, our shareholders will consider and vote upon two proposals.

1. The Private Placement Proposal

The first proposal is to approve the issuance and sale by us of 1,800,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 1,800,000 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock,” and, together with the Series A Preferred Stock, the “Preferred Stock”) to Energy Capital Partners I, LP and its affiliated funds (“ECP”) (the “Private Placement”). We must use the net proceeds from the Private Placement to fund the construction of our planned activated carbon manufacturing facility (the “Project”) through our joint venture with ECP (“Joint Venture”). The purchase price of the Series A Preferred Stock is $9.37 per share (an aggregate of $16.9 million gross proceeds). The purchase price of the Series B Preferred Stock will be based on a 10% discount to market prices 10 trading days before and 9 trading days after the initiation of the second tranche of funding for the Joint Venture (described below), but will not exceed $16.50 per share (an aggregate of $29.7 million maximum gross proceeds). The issuance of our common stock upon any conversion of the Series A and Series B Preferred Stock will result in ECP owning 35% or more of our common stock (based on the number of shares of our common stock outstanding as of the Record Date).

Our Board of Directors has determined the Private Placement to be advisable and in the best interests of the Company and its shareholders. The Board of Directors recommends a vote FOR the Private Placement.

2. The Stock Issuance Plan Proposal

The second proposal is to approve the issuance of up to 1,000,000 shares of our common stock in such amounts and on the terms and conditions determined by the Board, which may be issued directly or indirectly in the form of common stock underlying options, warrants, preferred stock, convertible debt or other derivative securities, in connection with raising capital for the Project (the “Stock Issuance Plan”). If this proposal is approved, the Company may issue some, all or none of the 1,000,000 shares, at the price, on the terms and conditions and in the manner determined by the Board of Directors in its sole discretion, except that such shares would be issued at no more than a 10% discount to the then-current market price of our common stock as of a specific trading day or market prices over a range of trading days.

The NASDAQ Capital Market requires us to include in this proposal a maximum offering price for shares issued pursuant to the Stock Issuance Plan. Although we would strive to obtain the highest per-share price available to us in any issuance of shares pursuant to the Stock Issuance Plan, we do not expect that the per-share price in any offering under the Stock Issuance Plan would exceed $50.

ECP has preemptive rights to purchase certain shares we may offer. See the section entitled “The Preferred Stock Purchase Agreement—Preemptive Rights” contained in Proposal 1 for more information about ECP’s preemptive rights. If approved, the authorization for the Stock Issuance Plan would expire on the date of our next annual meeting of shareholders.

The Company’s Board of Directors has determined the Stock Issuance Plan to be advisable and in the best interests of the Company and its shareholders. The Board of Directors recommends a vote FOR the Stock Issuance Plan.

Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted FOR the approval of the Private Placement and FOR the approval of the Stock Issuance Plan.

If a shareholder specifies a different choice by means of the enclosed proxy card, the shareholder’s shares will be voted in accordance with that specification.

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QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on November 4, 2008 (also referred to as the “Record Date”). A total of 6,749,014 shares of common stock can vote at the Special Meeting. Shares of our common stock issued in our August Private Placement (as defined below) are not eligible to vote at the meeting. See “What is a quorum?” for more information regarding such shares. Pursuant to our Amended and Restated Articles of Incorporation, you are entitled to one vote for each share of common stock. As of the Record Date, ECP, the proposed purchaser of the shares in the Private Placement, did not hold any shares of our common stock.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Special Meeting. You may vote electronically on the Internet or on the telephone by following the instructions on the enclosed proxy card or by completing, signing and dating the proxy card and mailing it back to us in the enclosed envelope. All proxies properly submitted, and that are not revoked, will be voted at the Special Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR each of the proposals described in this Proxy Statement.

Can I vote in person at the Special Meeting rather than by voting electronically on the Internet or by telephone or by completing the proxy card?

Although we encourage you to vote electronically on the Internet or on the telephone or by completing and returning the proxy card to ensure that your vote is counted, you can attend the Special Meeting and vote your shares in person.

Can I change or revoke my vote?

Yes. At any time before the vote on a proposal, you can change or revoke your vote by:

•	giving our secretary a written notice revoking your proxy card at or before the Special Meeting;

•

submitting a new proxy electronically on the Internet or on the telephone by following the instructions on the proxy card or by signing, dating, and returning to the Company a new proxy card at or before the Special Meeting;

•	or attending the Special Meeting and voting in person.

Attendance at the Special Meeting will not, by itself, revoke a proxy. Any written notice of revocation or subsequent proxy card may be sent to ADA-ES, Inc., 8100 SouthPark Way, Unit B, Littleton, Colorado 80120-4525, Attn: Mark H. McKinnies, Secretary, or hand delivered to our Secretary at or before voting at the Special Meeting.

What if other matters come up at the Special Meeting?

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Special Meeting other than Proposals 1 and 2. If any other matter is properly brought before the Special Meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

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What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as uncontested director elections and ratification of independent registered public accounting firms, but not on non-routine matters. The proposals contained in this Proxy Statement are considered “non-routine matters.” If your shares are held in street name and you do not provide instructions as to how your shares are to be voted with respect to the Private Placement and the Stock Issuance Plan, your broker or other nominee will not be able to vote your shares at the Special Meeting. We urge you to provide instructions to your broker or nominee so that your votes may be counted on these important matters.

What is a quorum?

A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Special Meeting.

At least one-third of the outstanding shares eligible to vote must be represented at the Special Meeting, either in person or by proxy, in order to transact business. As of the record date, there were 6,749,014 shares of our common stock outstanding.

In August 2008, we sold 909,092 shares of our common stock to three institutional accredited investors in a private placement (the “August Private Placement”). We intend to use the net proceeds of the August Private Placement for the Project. Because the August Private Placement is close in time to the Private Placement, the use of proceeds is the same as the Private Placement, and the Private Placement contemplates the issuance of convertible Preferred Stock, which is considered under NASDAQ Marketplace Rules that apply to our company to be the same class of securities as our common stock, the issuance of common stock in the August Private Placement could be deemed to be “aggregated” with the Private Placement under such Rules. If the issuance of stock in the August Private Placement is “aggregated” with the Private Placement, the shares issued in the August Private Placement cannot be counted for purposes of determining a quorum.

If you sign and return your proxy card, your shares will be counted to determine whether a quorum is present even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If a quorum is not obtained, we expect to postpone or adjourn the Special Meeting in order to permit additional time for soliciting and obtaining additional proxies or votes, and at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for any proxies that theretofore have been effectively revoked or withdrawn.

Who pays for this proxy solicitation?

We will bear the expense of soliciting proxies including the cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card.

What am I voting on?

You are being asked to vote on two proposals: the Private Placement and the Stock Issuance Plan.

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The Private Placement proposal is to approve the issuance and sale by us of 1,800,000 shares of Series A Preferred Stock and 1,800,000 shares of Series B Preferred Stock to ECP. We must use the net proceeds from the Private Placement to fund the construction of the Project through the Joint Venture. The purchase price of the Series A Preferred Stock is $9.37 per share (an aggregate of $16.9 million gross proceeds). The purchase price of the Series B Preferred Stock will be based on a 10% discount to market prices 10 trading days before and 9 trading days after date of the initiation of the second tranche of funding for the Joint Venture (described below), but will not exceed $16.50 per share (an aggregate of $29.7 million maximum gross proceeds). The issuance of our common stock upon any conversion of the Preferred Stock will result in ECP owning 35% or more of our common stock (based on the number of shares of our common stock outstanding as of the Record Date).

The Stock Issuance Plan proposal is to approve the issuance of up to 1,000,000 shares of our common stock in such amounts and on the terms and conditions determined by the Board, which may be issued directly or indirectly in the form of common stock underlying options, warrants, preferred stock, convertible debt or other derivative securities, in connection with raising capital for the Project. If this proposal is approved, the Company may issue some, all, or none of the 1,000,000 shares, at the price, on the terms and conditions and in the manner determined by the Board of Directors in its sole discretion, except that such shares would be issued at no more than a 10% discount to the then-current market price of our common stock as of a specific trading day or market prices over a range of trading days. The NASDAQ Capital Market requires us to include in the description of the Stock Issuance Plan a maximum offering price for shares issued pursuant to the Stock Issuance Plan. Although we would strive to obtain the highest per-share price available to us in any issuance of shares pursuant to the Stock Issuance Plan, we do not expect that the per-share price in any offering under the Stock Issuance Plan would exceed $50. ECP has preemptive rights to purchase certain shares we may offer. See the section entitled “The Preferred Stock Purchase Agreement—Preemptive Rights” contained in Proposal 1 for more information about ECP’s preemptive rights. If approved, the authorization for the Stock Issuance Plan would expire on the date of our next annual meeting of shareholders. The Stock Issuance Plan is in addition to 250,938 shares of our common stock we may issue to raise additional capital for the Project without shareholder approval. See “Why is the Company seeking shareholder approval for the Private Placement and the Stock Issuance Proposal?” below.

What is the Private Placement?

On October 1, 2008, we entered into a securities purchase agreement (the “Purchase Agreement”) pursuant to which we agreed to sell and issue to ECP an aggregate of 1,800,000 shares of our Series A Convertible Preferred Stock and 1,800,000 shares of our Series B Convertible Preferred Stock. The Series A Preferred Stock will be issued at $9.37 per share, as set forth in the Purchase Agreement, for gross cash proceeds to us of $16.9 million. The Series B Preferred Stock will be priced based on a 10% discount to market prices as described in more detail below; therefore we cannot know at this time the exact proceeds from the sale of the Series B Preferred Stock. However, the purchase price of the Series B Preferred Stock will not exceed $16.50 per share, so we know that the gross cash proceeds to us from the sale of the Series B Preferred Stock will be a maximum of $29.7 million. The Preferred Stock is convertible into shares of our common stock on a one-for-one basis, subject to adjustments for stock splits, recapitalizations and similar transactions described in more detail below (see “Terms of the Preferred Stock—Conversion Rights”). If the proposal is approved and we issue the Preferred Stock, the Preferred Stock will initially be convertible into 3.6 million shares of our common stock, or 35% of the total shares outstanding following the completion of the Private Placement.

Why is the Company selling the Preferred Stock?

The sole purpose of the Private Placement is to fund the construction of the Project and the net proceeds must be used solely for that purpose. We and ECP are 50/50 joint venture partners in the Project as members of a limited liability company formed for that purpose as of the same date that we signed the Purchase Agreement. Each of us has committed to contribute additional capital based on the completion of certain milestones (see “Direct & Indirect Relationships between ECP and the Company—The Project, a Joint Venture with ECP”). The Private Placement is contingent upon shareholder approval, the closing of the debt financing necessary for the Project to move forward and other matters.

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What will happen to the Company if the issuance of the Preferred Stock is not approved?

If the shareholders do not approve the issuance of the Preferred Stock, we will not be able to complete the Private Placement, and ECP may terminate the Purchase Agreement. If the Purchase Agreement is terminated because we fail to obtain shareholder approval of the Private Placement by January 31, 2009, we will be required to pay ECP an amount equal to all reasonable out-of-pocket fees and expenses incurred by ECP in connection with the Purchase Agreement and the transactions contemplated thereby, including the fees of counsel, financial advisors, and accountants, not to exceed $1,500,000 (the “Termination Fee”) plus $2,000,000 (the “Breakup Fee”). Such actions would, in our view, substantially diminish the value of our common stock and thus your investment in us. The Purchase Agreement may be terminated by us or ECP upon the occurrence of several factors in addition to termination caused by not receiving shareholder approval. Please see “The Preferred Stock Purchase Agreement—Termination” for a description of the termination provisions.

What is the Stock Issuance Plan?

The Stock Issuance Plan proposal is to approve the issuance of up to 1,000,000 shares of our common stock in such amounts and on the terms and conditions determined by the Board, which may be issued directly or indirectly in the form of common stock underlying options, warrants, preferred stock, convertible debt, or other derivative securities, in connection with raising capital for the Project. If this proposal is approved, the Company may issue some, all, or none of the 1,000,000 shares, at the price, on the terms and conditions and in the manner determined by the Board of Directors in its sole discretion, except that such shares would be issued at no more than a 10% discount to the then-current market price of our common stock as of a specific trading day or market prices over a range of trading days. The NASDAQ Capital Market requires us to include in the description of the Stock Issuance Plan a maximum offering price for shares issued pursuant to the Stock Issuance Plan. Although we would strive to obtain the highest per-share price available to us in any issuance of shares under the Stock Issuance Plan, we do not expect that the per-share price in any offering under the Stock Issuance Plan would exceed $50.

ECP has preemptive rights to purchase certain shares we may offer. See the section entitled “The Preferred Stock Purchase Agreement—Preemptive Rights” contained in Proposal 1 for more information about ECP’s preemptive rights. The Stock Issuance Plan is in addition to 250,938 shares of our common stock we may issue to raise additional capital for the Project without shareholder approval. If approved, the authorization for the Stock Issuance Plan would expire on the date of our next annual meeting of shareholders.

What will happen to the Company if the Stock Issuance Plan is not approved?

If the shareholders do not approve the Stock Issuance Plan, we will most likely be required to seek shareholder approval for any additional issuances of common stock within six months of the Private Placement. Seeking shareholder approval would use our cash resources and require management to devote significant additional time and energy to securing shareholder approval, whereas if the Stock Issuance Plan is approved, management and the Board of Directors will have the flexibility of entering into capital-raising or other transactions with our common stock without the additional step of soliciting shareholder approval. If we do not obtain shareholder approval, we would likely not be able to raise sufficient funds for our capital contributions to the Joint Venture in a timely manner, potentially resulting in dilution of our 50% interest in the Joint Venture, loss of decision making ability and rights of ECP to buy our interest at a discount or sell or dissolve the Joint Venture. If we own less than 50% of the Joint Venture, we would likely not be able to consolidate the Joint Venture’s financial statements with our own, which may adversely affect the value of our common stock and your investment in us.

Will the issuance of the Preferred Stock in the Private Placement and the common stock in the Stock Issuance Plan dilute our existing shareholders’ percentage ownership of the Company?

Our shareholders will incur immediate and substantial dilution of their percentage ownership in the Company if the Private Placement proposal is approved by you and the Preferred Stock is issued. Based on the number of shares outstanding on November 4, 2008, the aggregate ownership of all holders of our outstanding common stock immediately prior to the issuance of the Preferred Stock will be reduced to approximately 65% of the outstanding shares of common stock on an as-converted basis. As explained in the answer to the question “What will happen to the Company if the issuance of the Preferred Stock is not approved?,” failure to issue the Preferred Stock could significantly impair our business and diminish to an even greater extent the value of our common stock because of our inability to fund our required capital contributions to the Joint Venture. Even though the percentage ownership interest of the holders of our outstanding common stock will be substantially reduced upon the issuance of the Preferred Stock, the proceeds from the sale of those shares will provide the funds necessary to substantially advance our business and future prospects.

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Similarly, our shareholders will incur immediate dilution of their percentage ownership in the Company if the Stock Issuance Plan is approved and all of the shares authorized to be issued under the Stock Issuance Plan are issued. The Stock Issuance Plan is in addition to 250,938 shares of our common stock we may issue to raise additional capital for the Project without shareholder approval. Assuming (1) approval and completion of the Private Placement, (2) that we issue such 250,938 shares of our common stock, and (3) that we issue all 1,000,000 shares authorized for issuance under the Stock Issuance Plan, the aggregate ownership of all holders of our outstanding common stock immediately prior to the issuance of such 250,938 shares and the 1,000,000 shares authorized under the Stock Issuance Plan will be reduced to approximately 84% of the outstanding shares of common stock on an as-converted basis, based on the number of shares outstanding on November 4, 2008.

Why is the Company seeking shareholder approval for the Private Placement and the Stock Issuance Proposal?

We are subject to the NASDAQ Marketplace Rules because our common stock is currently listed on The NASDAQ Capital Market. These rules require us to obtain shareholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that is (1) equal to 20% or more of our outstanding common stock before such issuance or sale and (2) at a price per share below the greater of book or market value at the time of such issuance or sale. These rules also require shareholder approval of any issuance of voting stock that would result in a change in control of the issuer, which is defined as the ownership by any shareholder or group of affiliated shareholders of 20% or more of an issuer’s voting stock immediately following the issuance. These rules apply to the sale and issuance of the Preferred Stock and the Stock Issuance Plan because:

•

the purchase price of the Series B Preferred Stock to be issued pursuant to the Purchase Agreement is based on a 10% discount to market prices 10 trading days before and 9 trading days after the date of the initiation of the second tranche of funding for the Joint Venture. (See “Direct & Indirect Relationships between ECP and the Company — The Project, a Joint Venture with ECP — Second Funding Tranche.”) Use of this pricing formula may result in the per-share sales price of the Series B Preferred Stock being less than the per-share closing sales price of our common stock on the date of issuance of the Series B Preferred Stock;

•

The total number of shares of common stock issuable upon conversion of the Preferred Stock will comprise approximately 35% of our common stock outstanding (on an as-converted basis, based on the number of shares outstanding on the Record Date);

•

the issuance of the shares of common stock issuable upon any conversion of the Preferred Stock will constitute a change in control under the NASDAQ Marketplace Rules because ECP will beneficially own more than 20% of our common stock following completion of the Private Placement; and

•

if the Board of Directors issues stock pursuant to the Stock Issuance Plan in one or more transactions, those issuances could be deemed to be “aggregated,” or combined, with the Private Placement under NASDAQ Marketplace Rules, which would require shareholder approval of those issuances. In order to conserve resources, the Board of Directors believes it to be in the best interests of the Company and its shareholders to request shareholder approval of the Stock Issuance Plan now, rather than holding one or more additional special meetings of the shareholders in order to approve the issuances of common stock in the future.

For these reasons, we are required under NASDAQ Marketplace Rules to obtain shareholder approval prior to issuing the Preferred Stock and we have elected to request shareholder approval of the Stock Issuance Plan. In addition, under the Purchase Agreement, we agreed to seek shareholder approval of the Private Placement and the Stock Issuance Plan.

Immediately prior to the August Private Placement, 5,803,051 shares of our common stock were outstanding. At that time, we could issue up to 19.99% of our common stock outstanding, or 1,160,030 shares, without prior shareholder approval pursuant to NASDAQ Marketplace Rules. We issued 909,092 shares of our common stock in the August Private Placement, leaving 250,938 shares available for issuance in connection with financing for the Project without shareholder approval.

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What is the vote required to approve Proposal 1 and Proposal 2?

The approval of at least a majority of shares of our common stock present and voting either in person or by proxy at the Special Meeting must be obtained in order for each proposal to be adopted.

In August 2008, we sold 909,092 shares of our common stock to three institutional accredited investors in a private placement. We intend to use the net proceeds of the August Private Placement for the Project. Because the August Private Placement is close in time to the Private Placement, the use of proceeds is the same as the Private Placement, and the Private Placement contemplates the issuance of convertible Preferred Stock, which is considered under NASDAQ Marketplace Rules that apply to our company to be the same class of securities as our common stock, the issuance of common stock in the August Private Placement could be deemed to be “aggregated” with the Private Placement under such Rules. If the issuance of stock in the August Private Placement is “aggregated” with the Private Placement, the shares issued in the August Private Placement cannot be counted for the approval of the Private Placement.

Do I have any appraisal rights?

Neither the Private Placement nor the Stock Issuance Plan gives rise to any appraisal rights or similar rights of dissenters.

Prior to the Special Meeting, we will select one or more inspectors of election for the meeting. These inspectors will determine the number of shares of common stock represented at the Special Meeting, the existence of a quorum and the validity and effect of proxies and shall receive, count and tabulate ballots and votes, and determine the results thereof.

A list of shareholders entitled to vote at the Special Meeting will be available at our offices, 8100 SouthPark Way, Unit B, Littleton, Colorado 80120-4525, for 10 days prior to the Special Meeting and at the Special Meeting itself, for examination by any shareholder.

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PROPOSAL NO. 1: APPROVAL OF THE PRIVATE PLACEMENT

Introduction

We are seeking your approval of the Private Placement.

If shareholders approve the Private Placement and other conditions to closing are satisfied, we will issue to ECP 1,800,000 shares of Series A Preferred Stock and 1,800,000 shares of Series B Preferred Stock in accordance with the terms of the Purchase Agreement. The purchase price of the Series A Preferred Stock is $9.37 per share (an aggregate of $16.9 million gross proceeds). The purchase price of the Series B Preferred Stock will be based on a 10% discount to market prices 10 trading days before and 9 trading days after the initiation of the second tranche of funding for the Joint Venture (as described below), but will not exceed $16.50 per share (an aggregate of $29.7 million maximum gross proceeds). The Preferred Stock will represent approximately 35% of our common stock on an as-converted basis. The sole purpose of the Private Placement is to fund our required capital contributions to the Joint Venture for the Project and the cash proceeds must be used solely for that purpose. The Private Placement is contingent upon the closing of the debt financing necessary for the Project to move forward and other matters relating to the Joint Venture (as well as our obtaining shareholder approval for the issuance of the Preferred Stock at the Special Meeting for which this proxy statement is being delivered).

Upon closing of the Private Placement, we have agreed to increase the size of our Board of Directors to accommodate the members of the Board of Directors to be designated by the holders of the Series A and Series B Preferred Stock. The Preferred Stock holders will have the right to designate that number of members of the Board of Directors equal to the percentage of all outstanding shares of common stock held by them, assuming conversion, multiplied by the total number of members of the Board of Directors following such election, provided that the number of shares of common stock held by such holders assuming conversion shall not exceed the number obtained by multiplying the number of shares of Preferred Stock held by such holders by the Limiting Percentage, multiplied by the total number of members of the Board of Directors following such election. The “Limiting Percentage” means the number obtained by multiplying the number of shares of Preferred Stock held by such holder by the percentage obtained by dividing the original purchase price of the series of Preferred Stock by the consolidated closing bid price of our common stock at 4 p.m. Eastern time on the day prior to the closing (i.e. the date of issuance of the Preferred Stock), or if the closing occurs after 4 p.m. Eastern time, on the day of the closing (as adjusted for any splits, dividends, etc.). We have agreed that for so long as the holders of the Preferred Stock are entitled to elect at least two directors, at least one of those directors will be appointed to the Audit Committee of our Board of Directors (provided that such appointee meets all applicable independence or other requirements for membership on our Audit Committee).

Each share of Preferred Stock will be convertible into one share of our common stock. The Preferred Stock has no price-based anti-dilution protections. The Preferred Stock does have protection from anti-dilution events based on general recapitalizations, such as stock splits, reverse splits, and stock dividends.

The Preferred Stock will have the rights, preferences, and privileges set forth in the Certificates of Designation to our Amended and Restated Articles of Incorporation (the “Certificates of Designation”). A summary of the Certificates of Designation appears below in the Section entitled “Terms of the Preferred Stock” and a copy of the Certificates of Designation is enclosed with this Proxy Statement as Annex A.

Reasons for the Private Placement

As described in detail in our Annual Report on Form 10-K, we develop and implement proprietary environmental technology and provide specialty chemicals that enable coal-fueled power plants to enhance existing air pollution control equipment, maximize capacity and improve operating efficiencies. As a part of this business, we are actively involved in designing, marketing and supplying mercury emissions control systems to coal-fueled power plants. A key compound used in the mercury emissions control systems we provide is powdered activated carbon (“AC”), which is typically injected in the ductwork after the boiler and acts to reduce mercury emissions from the flue gas. An important aspect of this part of our business requires that we be able to supply our customers with an adequate supply of AC meeting standards required for effective mercury emissions reduction.

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We believe that the current production capacity of AC will be inadequate for the demand created by the developing mercury emissions control market. We project shortages of the material as early as 2010. In 2006, we commissioned a market study from an independent third party and used multiple-client market studies to estimate the current worldwide production and expected future demand for AC in both the conventional water treatment markets and the developing mercury control market. The study we commissioned documented that the current United States market for AC, which is primarily for water treatment, is approximately $200 million per year. With regulations in place today to reduce mercury emissions, this could more than double by 2010. If a more stringent federal regulation comes into effect, the demand for AC could more than triple by that time.

In 2004, we initiated activities aimed at positioning ADA-ES to supply AC to meet the needs of coal-fueled power plants. Initially, these activities involved obtaining manufacturing capacity through the possible acquisition of existing facilities. This strategy did not prove successful and, in 2006, we determined to pursue the Project (our planned AC manufacturing facility in Coushatta, Red River Parish, Louisiana) which, if completed, will be the largest AC manufacturing facility built to date in the United States. We, together with our Joint Venture partners, are designing the facility to maximize efficiency and produce the most cost-effective AC product for the mercury control market. The AC will be designed to be effective for capturing mercury produced as a byproduct of burning Western lignite and subbituminous coals, which we believe represents the largest potential market for AC mercury emission reduction. We expect the Joint Venture’s AC product to meet the required, stringent quality specifications of this market.

Completion of the Project will require funding well beyond our present cash availability. We will be using all of the proceeds from the Private Placement to fund our required capital contributions to the Project. We expect that the first production line of the Project will have a total all-in cost of approximately $350 million and will be capable of producing approximately 125 to 175 million pounds of AC per year. We expect to fund future capital contributions to the Joint Venture with funds from the Private Placement, working capital (if deemed appropriate), and shares issued under the Stock Issuance Plan. We are working to obtain debt financing for the Project and expect to support the debt with long-term take-or-pay off-take contracts for the AC that the Joint Venture will be supplying through both interim sources and the new production from the Project. The Joint Venture has already signed AC sales contracts that, subject to certain conditions, could contribute up to $160 million in revenues through 2014.

If we are unable to obtain shareholder approval of the Private Placement, our ability to participate in the Project will be significantly endangered. ECP may terminate the Purchase Agreement and may elect to purchase our 50% interest in the Joint Venture or sell or dissolve the Joint Venture. In addition, we would be required to pay ECP the Breakup Fee plus the Termination Fee. See “The Preferred Stock Purchase Agreement—Termination” for more detail on the effects of termination of the Purchase Agreement. In addition, in connection with our preliminary work on the Project, we have guaranteed payment obligations under the engineering, procurement and construction contract, a contract to purchase furnaces and an AC sales agreement for the Project as described below. If the Joint Venture is sold or dissolved, for whatever reason, we will still be required to fulfill our obligations under the guarantees that we have provided. Such actions would, in our view, substantially diminish the value of our common stock and, thus, your investment in us.

The Board of Directors believes the Private Placement to be advisable and in the best interests of the Company and its shareholders.

ECP

ECP is a private equity firm dedicated to investing in the power generation, midstream gas, renewable and electric transmission sectors of North America’s energy infrastructure. The firm’s management has substantial experience leading successful energy companies and energy infrastructure investments. ECP has offices in Short Hills, N.J., and San Diego, CA.

The above summary was provided to us by ECP.

ECP is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

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Direct & Indirect Relationships between ECP and the Company

The Project, a Joint Venture with ECP

On the date that we signed the Purchase Agreement, we also entered into a Joint Development Agreement (“JDA”) and Limited Liability Company Agreement (the “LLC Agreement”) with ECP and related agreements for the purposes of funding and constructing the Project. We and ECP each own 50% of Crowfoot Development, LLC, the Joint Venture operating company.

On October 1, 2008, pursuant to the terms of the JDA, we transferred the development assets and certain liabilities relating to our AC production business (collectively, the “Business”) to certain wholly-owned subsidiaries of ours and then transferred the equity in those subsidiaries and certain contracts, goodwill and intellectual property relating to the Business to the Joint Venture as our initial contribution to the Joint Venture. The JDA contains representations, warranties and indemnities with respect to the contributed assets and excluded liabilities, and certain indemnification claims are subject to a threshold, cap and time limitation. Our indemnity obligations as to excluded liabilities under the JDA are secured by our equity interest in the Joint Venture.

Management of Joint Venture. The Joint Venture will be managed by a Board of Managers comprised of two representatives from each party, subject to change if a member’s ownership falls below 35% of the Joint Venture’s outstanding membership interests. Specified Joint Venture transactions will require Board approval, and certain major transactions will require approval of members holding at least 75% of the Joint Venture’s membership interests.

First, Second and Third Tranches of Funding. Our initial contribution to the Joint Venture was valued by the parties at approximately $17.0 million. ECP contributed approximately $0.2 million to the Joint Venture at the time of signing the JDA and, pursuant to the terms of the LLC Agreement, ECP will contribute an additional $16.8 million in cash by October 23, 2008. We and ECP have each committed on a 50/50 basis to contribute a second tranche of $17 million in capital to meet the capital requirements of the Joint Venture. ECP has committed to contribute the third tranche of capital up to 200% of the expected net proceeds of the Private Placement (the “Third Tranche Amount”), in exchange for non-voting preferred equity in the Joint Venture, until the time that the Private Placement is completed. One-half of any preferred equity received by ECP pursuant to its capital contributions under the third tranche would bear a preferred return of 12% per annum, and the other half would not bear a preferred return.

We are required to contribute the net proceeds of the Private Placement and of any equity financing, asset sale or other transaction outside of the ordinary course of business (other than any debt financing) resulting in cash proceeds to us (collectively, “Other Financing Proceeds”) to the Joint Venture, and upon such contribution, an equal amount of ECP’s outstanding preferred equity bearing a 12% preferred return, plus the applicable 12% preferred return, would be redeemed and a matching amount of ECP’s preferred equity that does not bear a preferred return would be converted into ordinary capital contributions. We and ECP would then continue to contribute capital on a 50/50 basis under the third tranche until we have contributed all net proceeds of the Private Placement. However, if a Funding Stop (as defined below), a material default by ADA-ES under the LLC Agreement, an ADA-ES Triggering Event, a material uncured breach of the Purchase Agreement by ECP prior to closing the Private Placement, or a termination of the Purchase Agreement were to occur, neither we nor ECP would be required to make any further capital contributions under the third tranche. In addition, as discussed below, the failure of certain conditions to a party’s obligations to fund capital contributions, occurrence of an ADA-ES Triggering Event or ECP Triggering Event (as defined below) or a party’s default under the LLC Agreement gives rise to special consequences and alters the parties’ rights and obligations to contribute capital under any of the capital contribution tranches. An “ADA-ES Triggering Event” means (1) any material uncured breach of the Purchase Agreement by us prior to closing the Private Placement, (2) termination of the Purchase Agreement by one party or failure to close the Private Placement by March 2, 2009, in each case other than due to a material uncured breach of the Purchase Agreement by ECP, or (3) our failure to obtain shareholder approval of the Private Placement by January 31, 2009.

After any material uncured breach of the Purchase Agreement by ECP prior to closing the Private Placement (an “ECP Triggering Event”) and until the earliest of (1) the date on which we have made capital contributions equal to one-half of the Third Tranche Amount, (2) the three-month anniversary of such ECP Triggering Event, and (3) if we have delivered an Election Notice

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(as defined below) pursuant to such ECP Triggering Event, the date of the consummation of the remedy we have elected, we may, but are no longer required to, contribute any Other Financing Proceeds to the Joint Venture. Contributions of Other Financing Proceeds that we make would be used to redeem ECP’s preferred equity in the Joint Venture plus the 12% preferred return on such preferred equity, and a matching amount of ECP’s preferred equity (but excluding the 12% preferred return) would be converted into ordinary capital contributions.

Failure to Redeem Preferred Equity. If any of the preferred equity that ECP receives in connection with funding for the third tranche is not redeemed by the earliest of (1) the four-month anniversary of the date of such funding, (2) if such funding was made prior to the closing of the Private Placement, the closing date of the Private Placement, (3) the date of an ADA-ES Triggering Event, (4) immediately prior to the closing of any Joint Venture Sale (as defined below), and (5) immediately prior to any determination to dissolve the Joint Venture, then ECP would receive priority distributions on such preferred equity until it is redeemed or converted, and would have the option to convert any unredeemed preferred equity into ordinary capital contributions, resulting in a dilution of our percentage interest and dilution and possible loss of our voting and management rights.

Fourth Tranche Additional Capital. If at any time prior to the Joint Venture’s receipt of debt financing for the Project, ECP reasonably determines, based on negotiations with lenders, anticipated delays or additional capital requirements of the Joint Venture, that the Project will need equity financing beyond that contemplated for the first three tranches, ECP may notify the Joint Venture of the amount of equity financing it believes will be required (the “Fourth Tranche Amount”) and may irrevocably commit to fund all or any portion of the Fourth Tranche Amount. If ECP commits to fund less than the entire Fourth Tranche Amount ECP specifies, we have the right to fund the balance. Any funding of the Fourth Tranche Amount would be in the form of capital contributions to the Joint Venture.

Capital to Satisfy Cost Overruns After Debt Financing. After the Joint Venture’s receipt of debt financing for the Project, if either we or ECP reasonably determines that the Joint Venture requires additional capital for the Project, then we and ECP each will have the opportunity to fund the amount needed on a pro rata basis, subject to a right of oversubscription in the form of ordinary capital contributions or preferred equity if one member chooses not to fund its full share. Any such preferred equity would bear a return of 12% per annum, would be entitled to priority distributions until redeemed or converted and would be convertible at the owner’s option to ordinary capital contributions from and after the earliest to occur of (1) 90 days after the date of issuance, (2) 150 days after the date on which the Joint Venture provided notice to the members of the need for such additional capital, (3) immediately prior to the closing of any Joint Venture Sale, and (4) immediately prior to any determination to dissolve the Joint Venture.

Contribution of Returned Capital. If the Joint Venture makes any distribution which the Board of Managers of the Joint Venture specifically designates as a return of capital, then the parties to the Joint Venture will be obligated to contribute such returned capital contributions when needed to satisfy the Joint Venture’s capital requirements.

Funding Conditions; Joint Venture Sale. Each funding tranche is subject to the satisfaction of certain developmental milestones, the absence of any adverse development that has a material adverse effect on the Joint Venture or any of its subsidiaries and other conditions relating to the Project. Upon a Funding Stop, the members will negotiate in good faith to determine whether ECP will waive the funding condition or amend the LLC Agreement on terms mutually acceptable to all members. If the members cannot so timely agree, then we have the option to either unconditionally commit to fund all capital requirements of the Joint Venture or stop all funding. If we elect to stop funding, then the members must promptly use their reasonable best efforts to pursue a sale of the Joint Venture (a “Joint Venture Sale”). If we and ECP cannot reach agreement as to the aggregate price and other material terms of a Joint Venture Sale within 45 days or cannot consummate such a sale within 150 days after we elect to stop funding, the Joint Venture will be dissolved. If ECP notifies us that it is stopping funding of the Joint Venture, certain of our non-solicitation obligations under the Purchase Agreement will terminate.

Buy-Sell Provisions. Upon any ADA-ES Triggering Event (other than termination of the Purchase Agreement by ECP because it determines that the conditions to closing are incapable of fulfillment) or ECP Triggering Event, each of ECP (in the case of an ADA-ES Triggering Event) or the Company (in the case of an ECP Triggering Event) has three months to elect by written notice to the

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other (an “Election Notice”) to (1) buy the other party’s membership interests in the Joint Venture at a purchase price equal to its capital contributions, plus the preferred equity redemption price of the outstanding preferred equity of such party, plus the amount of any capital default loan made by such party together with interest thereon, plus the amount of any guaranties, letters of credit, or other credit support obligations it has provided that are not terminated or replaced (the “Call Purchase Price”), (2) dissolve the Joint Venture, or (3) cause a Joint Venture Sale. The non-electing party will have 30 days prior to the electing party’s being able to dissolve or sell the Joint Venture to buy out the electing party’s interests in the Joint Venture for the Call Purchase Price and continue the Joint Venture.

Buy-Sell Provisions under Deadlock and Upstream Changes of Control. If there is a deadlock between the parties after the six-month anniversary of the Joint Venture, either party may offer to buy the other’s membership interests in the Joint Venture at a specified price and the other party will then have the option to either accept such offer or purchase the offering member’s membership interest at the same price. In addition, if there is an upstream change of control with respect to a party within the first four years, the other party may offer to buy the other’s membership interest in the Joint Venture at the price specified by the party that experienced a change of control, sell its interest in the Joint Venture to such party at the specified price, or take no action.

Default. If either ADA-ES or ECP fails to make a timely capital contribution when required (and such failure continues for five business days), defaults in complying with its exclusivity obligations as described above (and such default continues for 30 days), terminates its legal existence, engages in a prohibited transfer or becomes insolvent or bankrupt (each, an “LLC Agreement Default”), the other party can take any one or more of the following actions:

•

(1) buy out the defaulting party’s interest for 80% of its value (as determined by an investment bank) or sell its interest to the defaulting party for 110% of such value or (2) reduce the defaulting party’s ownership by up to 20%;

•	dissolve the Joint Venture;

•	institute legal proceedings to recover damages;

•	stop making capital contributions to the Joint Venture; or

•

if such default is a failure to make capital contributions, fund such contributions at the Joint Venture or Project level as common or preferred equity or loan the unfunded portion to the defaulting party.

In addition, if we are in default of our indemnity obligations as to excluded liabilities under the JDA, then ECP will have the option to satisfy such indemnity obligations with our equity in the Joint Venture. A party that is in default is prohibited from participating in any management (whether by the Board or the members) of the Joint Venture.

Transfers. Except for transfers to affiliates, subsidiaries and certain transfers expressly contemplated by the LLC Agreement, neither we nor ECP may transfer any membership interests during the first two years after commencement of the Joint Venture. Between the second and fourth anniversaries of the commencement of the Joint Venture, each party has a right of first offer on any proposed transfer by the other party of its membership interest or any portion thereof. Subject to such restrictions, each party may transfer any or all of its rights or obligations under the LLC Agreement, provided that, except in the case of the transfer of 100% of the membership interests of the Joint Venture, the rights and restrictions applicable to the Company and ECP relating to (1) exclusivity (described below), (2) the ADA-ES or ECP Triggering Events, (3) the buy-sell provisions, and (4) the right of first offer provisions may not be transferred.

Exclusivity. During the first three years of the Joint Venture, neither we nor ECP may pursue additional investments in carbon lines for the Project or additional investments in AC production projects without the agreement of the other party. Between the third and fifth anniversaries of commencement of the Joint Venture, each party will have a right to participate in future similar projects or investments on a 50/50 basis or in such lesser amount as a party may choose so long as it participates in at least 25% of the total investment in the proposed project or investment. In addition, until the later of October 1, 2013 and the date on which such party no longer holds a 15% interest in the Joint Venture, neither we nor ECP may, directly or indirectly, except to the extent provided in the

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License Agreement and Master Services Agreement described below, (1) transfer, lease, license or otherwise provide any intellectual property of such party or any of its affiliates to any third party to be used in connection with the manufacture, production, processing or supply of activated carbon relating to the control of mercury emissions from coal fired power plants, or (2) provide consulting or other services to any third party for such purpose. These provisions will not prevent us from developing technology primarily for the injection of AC or restrict our ability to develop new AC technologies for applications other than mercury control.

Engineering, Procurement and Construction Agreement. As previously reported, on September 8, 2008, Red River Environmental Products, LLC, a wholly-owned subsidiary of the Joint Venture (“Red River”) and BE&K Construction Company, LLC, of Birmingham, Alabama (“BE&K”) entered into an Amended and Restated Engineering, Procurement and Construction Agreement (“EPC Agreement”) for the “turn-key” engineering, design, procurement, construction, construction management, testing, commissioning, and related balance of plant services for the Project. We provided BE&K with a guaranty pursuant to which we are obligated to pay all amounts owed by Red River under the EPC Agreement.

In August 2008, on behalf of Red River, we delivered an irrevocable letter of credit to BE&K in the amount of $6.6 million (which is secured by a promissory note and account pledge agreement from us) to secure BE&K’s purchase of a boiler and for certain site work. On October 1, 2008, on behalf of Red River, ECP delivered an additional letter of credit in the amount of $9.1 million. In addition, on September 30, 2008, BE&K and Red River agreed that Red River would deliver irrevocable letters of credit totaling $19.3 million in November 2008, $16.0 million in December 2008, $17.7 million in January 2009 and $21.4 million beginning February 1, 2009 (the “LC Amounts”). Each of the LC Amounts would include the $6.6 million and $9.1 million letters of credit described above if they were still outstanding at the time. For example, by November 2008, Red River would be required to deliver an additional letter of credit for $3.6 million. Our guaranty and the letters of credit will terminate and be released once (1) Red River has obtained binding arrangements for construction, interim and/or long-term financing on terms acceptable to Red River, the proceeds of which are intended to be used for all or part of the costs of the Project, and (2) the initial proceeds from such financing have been released to BE&K.

Credit Support for the Joint Venture. We and ECP and our respective affiliates may provide credit support for or on behalf of the Joint Venture to support its obligations to third parties in connection with the Project, in the form and amount as determined by the Board of Managers of the Joint Venture and such member. Unless otherwise agreed, each member would provide such credit support based on their percentage ownership interest in the Joint Venture. With respect to the LC Amounts required by the EPC Agreement (described above), (1) we must maintain letters of credit necessary to cover $6.6 million of the stated amount of such required letters of credit until such time as we are required to make capital contributions under the second tranche of capital contributions described above, and (2) ECP shall cause the aggregate stated amount of such letters of credit to be equal to the LC Amounts (except that during any period in which our letter of credit is required to be issued such amount will be reduced by $6.6 million) except that ECP is not obligated to: (a) increase the stated amount of such letter of credit or extend the maturity date thereof at any time on or after the occurrence of an ADA-ES Triggering Event or a material default by us or at any time during which a default or event of default has occurred and is continuing under the Financing Documents (described below); (b) replenish the stated amount of any such letter of credit to the extent drawn; or (c) increase the stated amount of any such letter of credit or extend the maturity date thereof at any time on or after February 28, 2009.

Reimbursement Agreement. Concurrently with signing of the JDA, we, ECP and Red River entered into a Reimbursement Agreement, providing for Red River to reimburse us for amounts we may be required to pay under the following guaranties and letters of credit that we have issued:

•	a guaranty in favor of BE&K under the EPC Agreement;

•	a guaranty in favor of Industrial Furnace Company, Inc. (“IFCo”) under the Multiple Hearth Furnace Contracts, dated as of September 5, 2008, between IFCo and Red River;

•	a guaranty in favor of Luminant Generation Company under the Carbon Supply Agreement, dated as of September 3, 2008, between Red River and Luminant, LLC (“Luminant”); and

•	the $6.6 million letter of credit issued on our behalf in favor of BE&K described above.

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In addition, the Reimbursement Agreement provides for Red River to reimburse ECP for the letter of credit issued on its behalf in favor of BE&K (described above). Under the Reimbursement Agreement, Red River may request additional credit support or extensions or changes to the initial credit support from ECP and us, and each party may elect to provide such support in its sole discretion.

Other Financing Documents. The obligations of Red River to ECP and us under the Reimbursement Agreement were guaranteed by the Joint Venture (pursuant to a Guaranty). The obligations of the Joint Venture under this guaranty and Red River under the Reimbursement Agreement are secured by a security interest in substantially all of the assets of Red River (pursuant to a Security Agreement) and a pledge by the Joint Venture of its rights under Red River’s limited liability company agreement and its membership interests in Red River (pursuant to a Pledge Agreement). The Reimbursement Agreement, Security Agreement, Pledge Agreement, and Guaranty are collectively referred to as the “Financing Documents.”

Pursuant to the terms of an Assignment Agreement, we assigned all of our rights under the Financing Documents to ECP until any preferred equity ECP receives in connection with the third tranche of capital contributions under the LLC Agreement has been fully redeemed or converted. Any amounts payable to us under the Financing Documents would be paid directly to ECP, and the payment of such proceeds to ECP would reduce ECP’s unreturned preferred equity (including the 12% preferred return, if applicable) in the Joint Venture.

Master Services Agreement. Pursuant to a Master Services Agreement between us and the Joint Venture executed concurrently with the JDA, we will provide certain accounting, administrative, oversight, insurance, and other services to the Joint Venture at agreed-upon rates.

Intellectual Property License. Pursuant to a License Agreement between us and the Joint Venture executed concurrently with the JDA, we have licensed to the Joint Venture all intellectual property that relates primarily to the production, processing or supply of AC for the control of mercury emissions from coal fired power plants or any application or use competitive with the control of such emissions (the “Field”) on an exclusive, perpetual, royalty-free basis and have provided certain rights of first refusal to the Joint Venture with respect to intellectual property relating to the Field we may develop in the future. The intellectual property held by us primarily relating to the Business or the assets we contributed to the Joint Venture was transferred to the Joint Venture under the JDA and is not part of the license.

Incentive Program for Certain Executives Relating to the Project

In March 2008, the Board of Directors approved an incentive program (the “Program”) pursuant to the 2007 Equity Incentive Plan (the “2007 Plan”) under which 172,500 shares of ADA-ES common stock were reserved for award to four of our executive officers and an independent consultant as an incentive for the executives and the consultant to work diligently to attain certain milestones related to progress on the development, construction and operation of an AC manufacturing facility. The Project, which will be funded by the proceeds of the Private Placement, qualifies as an AC manufacturing facility under the Program. Therefore, if the Private Placement is approved, certain milestones under the Program will be more likely to be met and certain members of our executive management team will receive additional shares of our common stock pursuant to the Program. A set number of shares are reserved for award to each recipient, and a portion of those shares will “vest” upon attainment of each defined milestone. In no event will the shares attributable to a milestone ever vest in the recipient if the milestone is not attained by a certain date.

Each milestone has a target date by which the milestone is intended to be satisfied. The number of shares that become eligible for vesting diminishes by 5% of the number committed to a particular milestone for each month after the target date that the milestone remains unsatisfied. Therefore, if a particular milestone remains unsatisfied for 20 months after its target date, no shares will ever vest for that milestone and all shares attributed to that milestone will be eligible for repurchase by us for $.01 per share. As previously reported, on October 15, 2008, the Compensation Committee of our Board of Directors extended certain milestone deadlines due to delays arising from a merger of BE&K with another firm prior to the date of the signing of the documents relating to the Private Placement and the Project.

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The recipients of awards under the Program, and the number of shares reserved for awards to each, are as follows: Michael Durham – 57,500 shares; Mark McKinnies – 46,000 shares; C. Jean Bustard – 46,000 shares; Richard Miller – 11,500 shares and a Financial Consultant – 11,500 shares.

Share awards were authorized in March 2008 to the maximum extent possible for each recipient under the 2007 Plan, and additional awards will be available for award in 2009 to the extent that (1) the number of reserved shares had not been granted in 2008, and (2) the recipient remains as an employee or consultant to the Company and is actively working on the Project. Such additional awards may be made at the discretion of the Board.

Each recipient can request that we purchase up to 35% of the shares upon vesting for the fair market value of the shares (as defined in the 2007 Plan) to assist the recipient with tax obligations that may be owing at the time of vesting. The determination as to whether to purchase such shares rests solely in our discretion.

Other than as described above, to the best of our knowledge, none of our directors or executive officers has a substantial interest, direct or indirect, by security holdings or otherwise in the Private Placement. Other than as set forth above, we are not aware of any relationships between ECP, the Company or any of our executive officers or directors.

Background

In August 2007, we engaged Credit Suisse Securities (USA) LLC (“Credit Suisse”) to act as our exclusive financial advisor and placement agent for equity and debt financings associated with the Project. After a review of financing alternatives, we determined to finance the Project through equity and debt to be issued by a new joint venture formed to hold the Project. The joint venture would be owned approximately 50% by us and 50% by a third-party partner. In September 2007 we initiated a marketing process to identify potential partners for the Project. We sought a strategic partner who would be able to commit approximately $60 to $70 million to the Project through the purchase of up to 50% of the equity interest in the joint venture and who could provide other strategic benefits to the Project. From October 2 to November 28, 2007, Credit Suisse approached approximately 35 potential strategic partners, to which it sent non-disclosure agreements and a summary of the investment opportunity. The potential partners were identified based on their knowledge of the Project, access to capital, ability to transact, and strategic fit with the Project including potential users of AC and suppliers of fuel for the Project. Twelve companies returned executed non-disclosure agreements and were provided with a confidential information memorandum describing the Project. The potential investors were given a deadline of December 19, 2007 to submit indicative indications of interest.

We received indications of interest from five interested parties in December 2007, and our Board of Directors discussed them on a teleconference in mid-January 2008. After the Board of Directors meeting we decided to continue discussions with all but one of the interested parties, Credit Suisse circulated our proposed term sheet along with detailed final bid instructions to the four interested bidders remaining in the process. Management presentations were also offered to the bidders in Denver in February 2008. The four parties were also given access to an electronic data room. By the deadline of February 13, 2008, we received firm proposals from three of the bidders. Credit Suisse prepared a bid summary for our Board’s review and made a presentation to our Board regarding the various options on a teleconference held on February 15, 2008. At that meeting, the Board selected ECP as our strategic partner for the Project. The Board selected ECP because of its successful track record of developing and financing projects, its significant power

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sector expertise and industry contacts and its access to capital for the Project. Over the years, members of the ECP team have played leading roles in numerous transactions that have collectively involved over 100 separate energy assets and total capitalization in excess of $10 billion.

In late January 2008, we engaged BE&K as our engineering, procurement and construction contractor to perform the preliminary work needed to build the plant. Beginning in February, BE&K performed preliminary site assessment, design work and early site work, and started the procurement process necessary to construct the facility.

In late February and in March, we conducted extensive negotiations with ECP on its proposed term sheet for the Private Placement and began negotiating definitive agreements in April. Our Board of Directors met with representatives of ECP in April. In late April and May 2008, we received information from BE&K concerning a likely acquisition of the firm by a much larger engineering firm and about potential cost increases and schedule delays for the Project. The acquisition of BE&K was consummated in July. We and ECP worked closely with BE&K throughout the summer months to evaluate options to minimize costs and schedule impacts. During this time, we placed our discussions with ECP with respect to the terms of the Private Placement and Joint Venture on hold so that we could focus on other aspects of the Project that needed to be addressed, including finalization of the engineering, procurement and construction contract with BE&K for construction of the Project, acquisition of the Project site, obtaining the necessary air permit and negotiation of off-take agreements.

Our Board of Directors received regular updates regarding all aspects of our negotiations with ECP and terms of the Project and Joint Venture throughout this time. The Board continued to consider other possible financing options for the Project and our options if we were not able to pursue the Project for any reason, including the potential sale of the Company, possible joint venture transactions, taking the Company private and others. Management stayed in contact with two of the other initial bidders for the Project equity financing during this time, but focused its efforts on finalizing agreements with ECP, believing ECP to be the best option for a strategic partner.

In August 2008, the Board approved the terms of a $7 million private placement with three institutional investors to raise additional funds for the Project. That financing closed on August 26, 2008. The Board held 11 meetings and teleconferences from the time we selected ECP until Board approval of the definitive agreements for the Joint Venture and Private Placement on September 17, 2008.

On September 8, 2008, Red River entered into an amended and restated engineering, procurement and construction contract with BE&K for the engineering, design, procurement, construction, construction management, testing, commissioning and related balance of plant services for the Project, which will require a total commitment of approximately $232 million. Red River has also entered into four separate contracts with IFCo to purchase four multi-hearth furnaces for the facility (“MHF Contracts”). The aggregate cost of the four furnaces will be approximately $40.8 million, and we have guaranteed the payment obligations of Red River under the contracts. Finally, Red River has entered into an AC sales agreement with Luminant, requiring Red River to sell treated AC to Luminant over a six-year period or until such time as Luminant has purchased its minimum commitment. We have guaranteed the obligations of Red River under this agreement.

On October 1, 2008, we and ECP signed the definitive Purchase Agreement, the LLC Agreement, the JDA, and related agreements and announced the Private Placement and the transactions relating to the Project and the Joint Venture. The press releases regarding these transactions, together with a description of the transactions, were filed on Form 8-K with the Securities and Exchange Commission (the “SEC”) on October 6, 2008.

Effects of the Proposed Investment on the Company

Assuming the Private Placement is completed in accordance with its terms, we expect the following:

•

We will receive gross proceeds of up to $46.6 million in cash. Our gross proceeds may be less than this amount, depending on the actual sale price of the Series B Preferred Stock which we cannot know at this time. In addition, we will deduct various transaction expenses from the gross proceeds, including a 6% fee payable to Credit Suisse.

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•	We will issue 1,800,000 shares of Series A Preferred Stock and 1,800,000 shares of Series B Preferred Stock.

Each share of Preferred Stock is convertible into one share of our common stock. The applicable conversion price is subject to adjustment for stock splits, combinations, and other similar structural events.

Based upon our capitalization as of the Record Date and provided that 1,800,000 shares of Series A Preferred Stock and 1,800,000 shares of Series B Preferred Stock are issued pursuant to the Purchase Agreement, the shares of Preferred Stock will, upon issuance, initially be convertible into a total of approximately 35% of our common stock on an as-converted basis.

Upon issuance of the Preferred Stock, the holders of the Preferred Stock will have the rights and preferences described in this Proxy Statement, including the right to vote together with the holders of the common stock at the rate of one vote per share of Preferred Stock (subject to adjustment based upon the market price of our common stock on the day before issuance). Based upon our capitalization as of the Record Date and provided that 1,800,000 shares of Series A Preferred Stock and 1,800,000 shares of Series B Preferred Stock are issued pursuant to the Purchase Agreement, the shares of Preferred Stock will, upon issuance, represent approximately 35% of the total voting power of our shareholders.

Because the holders of the Preferred Stock will own a significant percentage of our voting power, they may have considerable influence in determining the outcome of any corporate transaction or other matter submitted to our shareholders for approval, including the election of directors and approval of mergers, consolidations and the sale of all or substantially all of our assets. In addition, immediately following the issuance of the Preferred Stock, we expect that the holders of the Preferred Stock will have the right to appoint 4 of 13 members of our Board of Directors, and thereafter would be entitled to elect that number of directors that represents the proportionate voting rights of the Preferred Stock holders in the Company. Of the directors appointed by the holders of the Preferred Stock to our Board of Directors, we have agreed that one of those directors will be appointed to the Audit Committee of the Board of Directors (provided that such appointee meets all applicable independence or other requirements for membership on our Audit Committee, and so long as the holders of the Preferred Stock are entitled to elect at least two directors). See the section entitled “Terms of the Preferred Stock” for further discussion regarding the voting rights of the Preferred Stock.

So long as ECP holds not less than 750,000 shares of Preferred Stock, we have agreed to refrain from taking certain actions without the approval of our holders of a majority of the then-outstanding Preferred Stock voting separately as a class (the “Preferred Vote”). See the section below entitled “Voting Rights” for more information regarding what actions will require the Preferred Vote.

The rights and privileges of the Preferred Stock may have an effect on our conduct of operations, financing, or investing. See the section below entitled “Voting Rights” for more information regarding the rights and privileges of the Preferred Stock which may affect our operational, financial, and or investment flexibility.

The ownership by the holders of the Preferred Stock of a substantial percentage of our total voting power and the terms of the Preferred Stock could make it more difficult and expensive for a third party to pursue a change in control of us, even if a change in control would generally be beneficial to our shareholders. In addition, a change in control of the Company before October 1, 2012 would allow ECP to buy our interests in the Joint Venture, which may make an acquisition of the Company less desirable to a third party.

Sales in the public market of the common stock acquired upon any conversion of the Preferred Stock could lower our stock price and impair our ability to raise funds in additional stock offerings. Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of the common stock and could make it more difficult for us to raise funds through a public offering of our equity securities.

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The Preferred Stock Purchase Agreement

General

On October 1, 2008, we entered into the Purchase Agreement with ECP. The following discussion of the Purchase Agreement provides only a summary of the material terms and conditions of the Purchase Agreement. For a more complete understanding of the Purchase Agreement, which is incorporated herein by reference, we urge you to review the copy of the Purchase Agreement enclosed herewith as Annex B.

Consideration

Pursuant to the Purchase Agreement, we will sell to ECP:

•	1,800,000 shares of Series A Preferred Stock at a per-share price of $9.37; and

•	1,800,000 shares of Series B Preferred Stock. The per-share price of the Series B Preferred Stock will be determined by a formula, but in any event will not be more than $16.50 per share.

The formula for calculating the per-share price of the Series B Preferred Stock is:

0.9 multiplied by the average of the Volume Weighted Average Price for the Pricing Date Period.

In this formula, “Volume Weighted Average Price” means the per-share price of our common stock as shown on Bloomberg page ADES <equity> AQR from 9:30 a.m. to 4:00 p.m. New York City Time.

“Pricing Date Period” means the period beginning on the date 10 trading days prior to the Pricing Date and ending on the date 9 trading days after the Pricing Date (or, if the Pricing Date is not a trading day, ending 10 days after the Pricing Date).

The “Pricing Date” is the date of the initiation of the second tranche of funding for the Joint Venture.

Representations and Warranties

The Purchase Agreement contains representations and warranties by us relating to, among other things, our corporate organization and capitalization, the due authorization of the Purchase Agreement and the transactions contemplated thereby, our filings with the SEC, including the financial statements included therein, title to our properties, compliance with laws and third party approval rights and the status of our intellectual property.

The Purchase Agreement also contains representations and warranties by ECP relating to, among other things, its status as an accredited investor and its investment intent.

Use of Proceeds

Unless we or ECP have issued an Election Notice or a buy-sell notice under the LLC Agreement, ECP has issued a default notice to us under the LLC Agreement or the LLC Agreement has been terminated, then we must use the net proceeds received from the Private Placement to finance our required equity contributions to the Joint Venture and the Project.

Pre-Closing Covenants

We have agreed to duly call, give notice of, convene and hold the Special Meeting for the purpose of obtaining the approval of our shareholders and, through our Board of Directors, to recommend to our shareholders that they approve the Private Placement. Notwithstanding the foregoing, the Board of Directors may withdraw, modify or change its recommendation at any time to the extent that the Board of Directors determines to do so in the exercise of their fiduciary duties.

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Until the proposed Closing, we have agreed to, among other things, use our reasonable best efforts to obtain shareholder approval of the Private Placement, operate our business in the usual and ordinary course of business consistent with past practice, comply with applicable laws and preserve our current business organization and relationships. We also agree to use our reasonable efforts to cause the shares of common stock issuable upon any conversion of the Preferred Stock to be listed on the NASDAQ Capital Market no later than the date on which the Preferred Stock is converted.

In addition, until the Closing, except as otherwise allowed or not prohibited by the nonsolicitation provision (see the section below entitled “Nonsolicitation Provision”) and the preemptive rights provision (see the section below entitled “Preemptive Rights”) and subject to certain exceptions, we have agreed not to, and will cause our subsidiaries not to, take any of the following actions without the consent of ECP:

•	Amend any of our or our subsidiaries’ organizational documents;

•	Be a party to any recapitalization, stock split or similar transaction;

•	Consolidate or merge with any other entity, or transfer or otherwise dispose of substantially all of our assets or any of our subsidiaries’ assets;

•	Purchase or acquire any business or any division of a business or any assets or capital stock of another entity in excess of $5 million;

•

Issue or sell any equity securities (excluding the 250,938 shares of common stock or securities convertible into such shares and excluding shares issuable pursuant to outstanding options) or amend any outstanding equity securities;

•	Split or combine our capital stock;

•	Pay any dividend or distribution or redeem any capital stock;

•	Cancel any debt owed to us or waive any material claim or benefit;

•	Sell, transfer or license any material intellectual property (or amend or modify any intellectual property right);

•	Settle any legal proceeding that results in a material liability;

•	Commence any legal proceeding, other than for the routine collection of bills for less than $500,000 or if the failure to commence such a proceeding would materially adversely affect the Company;

•	Incur any indebtedness, including issuance of debt securities, in excess of $500,000;

•	Make any loans, advances or capital contributions to, or investments in, any entity;

•	Enter into any material related-party agreements;

•	Enter into any new line of business; or

•	Propose, announce or enter into any agreements to do any of the foregoing.

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Board Representation

We have agreed to increase the size of our Board of Directors by that number of members that will accommodate the number of directors entitled to be appointed by ECP. After the initial appointment of what we expect will be four new members of the Board of Directors, at each occasion (whether by shareholder meeting, written consent or otherwise) of the election of directors, ECP (or the holder of the Series A Preferred Stock and Series B Preferred Stock, voting as a separate class) has the right to elect a number of members of our Board of Directors pursuant to a formula that reflects the percentage of the common stock owned by ECP on an as-converted basis. The director election formula is as follows:

the percentage of all outstanding shares of common stock held by the Preferred Stock holders (assuming conversion of all outstanding shares of Series A Preferred and Series B Preferred as of the record date for the election), multiplied by the total number of members of the Board of Directors following such election (rounded up to the nearest whole number if any fractional director is 0.5 or greater, or down to the nearest whole number if the fractional director is less than 0.5);

provided, however, that the number of shares of common stock deemed to be held assuming conversion shall not exceed the number obtained by multiplying the number of shares of Preferred Stock held by such holders by the Limiting Percentage, multiplied by the total number of members of the Board of Directors following such election (rounded up to the nearest whole number if any fractional director is 0.5 or greater, or down to the nearest whole number if the fractional director is less than 0.5).

The “Limiting Percentage” means the number obtained by multiplying the number of shares of Preferred Stock held by such holder by the percentage obtained by dividing the original purchase price of the series of Preferred Stock by the consolidated closing bid price of our common stock at 4 p.m. Eastern time on the day prior to the Closing Date, or if the Closing occurs after 4 p.m. Eastern time, on the day of the Closing Date (as adjusted for any splits, dividends, etc.).

In addition, if at any time ECP holds no shares of Preferred Stock but holds at least 10% of our outstanding common stock, ECP shall have the right to designate that number of members of our Board of Directors equal to (1) the percentage of all outstanding votes held by such holders, multiplied by (2) the total number of members of the Board of Directors following such election, but in no event more than two members.

Preemptive Rights

If prior to closing the Private Placement we propose to issue more than 250,938 shares of common stock (or securities convertible into shares of common stock) other than in connection with benefit plans or the exercise or conversion of outstanding securities (“Interim Securities”), we must give written notice to ECP, and ECP will then have the right to purchase all or a proportionate percentage of such Interim Securities such that it would own 35% of our common stock on an as-converted basis assuming the issuance of such Interim Securities on the terms offered. If ECP agrees to purchase such shares or if shareholder approval is otherwise required for the issuance of such shares, we would not sell them unless and until the Stock Issuance Plan is approved by our shareholders.

If, within 12 months after the closing of the Private Placement, we propose to issue shares of common stock, or securities convertible into shares of common stock (collectively, “New Securities”) for a per-share price less than the conversion price for the Preferred Stock, then we must give written notice to ECP, and ECP will then have the right to purchase all of the New Securities. In addition, so long as ECP holds more than 20% of the shares of our common stock (as converted), then if at any time after the closing of the Private Placement we propose to issue New Securities, we must give written notice to ECP, and ECP then has the right to purchase its proportionate percentage of such New Securities such that it would own 35% of our common stock on an as-converted basis assuming the issuance of such New Securities on the terms offered.

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The preemptive rights of ECP with respect to New Securities do not apply to securities issued (1) pursuant to benefit plans, (2) as dividends or on conversion of the Preferred Stock, (3) in connection with an acquisition or merger, (c4 in connection with a collaboration, disposition or acquisition of assets, promotion, marketing, manufacturing or supply, and/or research and development agreement, including a purchase agreement, license agreement, supply agreement, collaboration agreement or promotion agreement, or (4) pursuant to the exercise or conversion of securities outstanding as of the date of the Purchase Agreement.

Conditions to Closing

We and ECP do not have to complete the Private Placement unless we have obtained all necessary consents and approvals (including shareholder consent) and the Joint Venture has executed definitive agreements for debt financing for the Project and the conditions to closing (other than closing of the Private Placement) set forth in such agreements have been satisfied. In addition, ECP does not have to complete the Private Placement (1) unless there has been no material adverse effect on, or material adverse change in, our general affairs, business, prospects, properties, assets, liabilities, operations or condition or results of operations and our subsidiaries taken as a whole other than due to changes resulting from general economic conditions or changes generally affecting our industry as a whole and other than changes in our stock price and (2) if a development occurs in an existing lawsuit against us that is or could be reasonably expected to be materially adverse to the Joint Venture or any of its subsidiaries.

The closing of the Private Placement is also subject to other customary conditions, such as the material correctness and completeness of each party’s representations and warranties as of the closing date.

Registration Rights

If we close the Private Placement, we will agree, upon certain terms and conditions, to register with the SEC the resale of the shares of common stock into which the shares of Preferred Stock are convertible (including any shares of common stock issuable upon any conversion of any additional shares of preferred stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the shares of Preferred Stock). If we fail to file the registration statement within 30 days after the Closing Date or if the registration statement is not declared effective within 90 days after the Closing Date or becomes unavailable, with certain exceptions, we would be required to pay ECP an amount equal to 1% of the aggregate purchase price paid by it for the Preferred Stock for each 30-calendar day period (or pro rata portion thereof) following such deadlines or during which the registration statement is unavailable, but not exceeding 10% of such price.

Lockup Agreement

In the Purchase Agreement, ECP has agreed not to sell any shares of Preferred Stock or any shares of common stock issuable upon any conversion of the Preferred Stock for a period beginning on the closing date of the Private Placement and ending 180 days later. There are exceptions to this lockup agreement, such as transferring shares as a gift, as a distribution to its partners, or to an affiliate of ECP, so long as the transfer complies with securities laws.

Non-solicitation

We have agreed with ECP that, during the period beginning on the date of the Purchase Agreement until the closing date or earlier termination of the Purchase Agreement, we, our subsidiaries and our officers, directors, employees or representatives shall not solicit, initiate, encourage or knowingly facilitate any inquiries with respect to an acquisition proposal, participate in any discussions relating to an acquisition proposal, approve or recommend any acquisition proposal or enter into a letter of intent or similar document relating to an acquisition. There are exceptions to this agreement to allow the Board of Directors to exercise their fiduciary duties to the Company in the event we receive an unsolicited acquisition proposal, including changing the recommendation to the shareholders if we receive a superior proposal which ECP does not match. In addition, if ECP ceases funding capital contributions to the Joint Venture, our obligations to not solicit or facilitate inquiries or participate in discussions with respect to an acquisition proposal would be suspended during good faith negotiations to determine whether the condition that resulted in the cessation of funding will be waived or the LLC Agreement will be amended.

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For purposes of the non-solicitation agreement, “acquisition proposal” means any proposal or offer relating to (1) the merger, reorganization, consolidation, dissolution, tender offer, exchange offer, recapitalization, liquidation, dissolution, joint venture (other than in the ordinary course of our business), share exchange, or other business combination involving ADA-ES or any of our subsidiaries, (2) the issuance or sale of securities, or the acquisition by a person or group of people, of our capital stock representing 13% or more of our voting power or more than 1,000,000 shares of our common stock, or (3) the acquisition, lease or license of our assets having a fair market value equal to 13% or more of our consolidated assets.

For purposes of the non-solicitation agreement, a “superior proposal” means any unsolicited written proposal made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of our assets (on a consolidated basis) or all of our total outstanding voting securities, which our Board of Directors determines in its good faith judgment (after consultation with our outside counsel and nationally recognized financial advisor), to be:

•

on terms more favorable to the common shareholders from a financial point of view than the Private Placement taking into account all the terms and conditions of, and all legal, financial, regulatory and other aspects of (including the party making such proposal), such proposal, and taking into account, among other matters, all legal, financial, regulatory and other aspects of such offer and the Person making such offer;

•	reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal; and

•	not subject to a financing contingency.

If ECP notifies us that it is ceasing funding under the Joint Venture, our non-solicitation obligations will terminate.

Termination Provisions

Each of ECP and the Company has the right to terminate the Purchase Agreement if:

•	there is an LLC Agreement Default by the other party or its affiliates;

•

ECP stops funding under the LLC Agreement because of a failure or expected failure to meet a developmental milestone or an adverse development that has had a material adverse effect on the Joint Venture or any of its subsidiaries (a “Funding Stop”), and after 15 days of good faith negotiations, ECP has not agreed on a waiver of the applicable funding condition or the parties to the LLC Agreement have not agreed on an amendment to the LLC Agreement;

•	a court or government authority has issued an order preventing the closing; he closing has not occurred on or before March 2, 2009;

•	shareholder approval has not been obtained on or before January 31, 2009; or

•	the other party or its affiliates are in material breach of certain pre-closing covenants and fail to cure such breach after notice.

In addition, ECP may terminate the Purchase Agreement if:

•	the conditions to closing have become incapable of fulfillment and remain unfulfilled after notice;

•	or our Board of Directors changes its recommendation for shareholder approval of the Private Placement or approves another acquisition proposal

Finally, we may terminate the Purchase Agreement if ECP is in material breach of certain pre-closing covenants and fails to cure such breach after notice. The Purchase Agreement would also terminate upon a mutual written agreement of ECP and us to terminate the LLC Agreement.

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Fees and Expenses

The Company has agreed to bear all expenses related to seeking shareholder approval of the Private Placement as well as of registering shares as required by the Registration Rights Agreement. The Company estimates its fees and expenses will be approximately $50,000.

Upon termination of the Purchase Agreement, we must pay the following fees to ECP:

•

If the Purchase Agreement is terminated by ECP because any of the conditions to closing have become incapable of fulfillment and remain incapable of fulfillment 30 days after notice from ECP and provided ECP has used its reasonable best efforts to fulfill such conditions and is not in breach of the Purchase Agreement or if the Purchase Agreement is terminated due to a Funding Stop, we must pay to ECP the Termination Fee.

•

If (1) after the date of the Purchase Agreement (and prior to its termination), an acquisition proposal has been publicly announced, (2) the Purchase Agreement is terminated by either us or ECP because any of the conditions to closing have become incapable of fulfillment, and (3) within 12 months after the Purchase Agreement termination date we or any of our subsidiaries enter into a definitive agreement with respect to the publicly proposed acquisition proposal or another acquisition proposal from the person who publicly proposed such proposal, we must pay to ECP the Termination Fee plus the Breakup Fee.

•

If the Purchase Agreement is terminated by ECP because (1) the shareholder approval is not obtained prior to January 31, 2009, (2) our Board of Directors changed its recommendation to the shareholders, recommended an acquisition proposal or recommended approval of a tender offer or exchange offer, or (3) if we are in material breach of our obligation to contribute capital to the Joint Venture, we must pay to ECP the Termination Fee plus the Breakup Fee.

Other than as set forth in the preceding paragraph, we and ECP are each responsible for our own expenses associated with the purchase and sale of the Preferred Stock pursuant to the terms of the Purchase Agreement.

In August, 2007, we entered into an engagement letter with Credit Suisse engaging Credit Suisse to act as our exclusive financial advisor and placement agent for equity and debt financings associated with the Project. In connection with the Private Placement, we are required to pay Credit Suisse an amount equal to 6% of the gross proceeds raised in the Private Placement plus $1.5 million and a monthly amount of $50,000 that accrues from July 1, 2008. Based on the maximum gross proceeds of $46.6 million in the Private Placement, we would be required to pay Credit Suisse $4.6 million upon closing of the Private Placement.

Terms of the Preferred Stock

General

The following discussion of the Preferred Stock provides only a summary of the material terms and conditions of the Preferred Stock. For a more complete understanding of the Preferred Stock, we urge you to review the copy of the form of Certificates of Designation enclosed as Annex A.

Conversion Rights

At the option of the holder of Preferred Stock, each share of Preferred Stock will convert into that number of shares of common stock equal to (the “Conversion Rate”):

The number of shares of Preferred Stock being converted, multiplied by the Conversion Quotient.

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The “Conversion Quotient” is the Conversion Price divided by the original issue price of the Preferred Stock.

The “Conversion Price” is the original issue price of the Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared).

The original issue price of the Series A Preferred Stock is $9.37 (which will be adjusted pursuant to stock splits, etc.). We cannot at this time determine the original issue price of the Series B Preferred Stock, as it is to be determined based on a 10% discount to average market prices 10 trading days before and 9 trading days after the initiation of the second tranche of funding for the Joint Venture, but it will not exceed $16.50 per share.

In case of any consolidation or merger of the Company with another entity, each share of Preferred Stock outstanding will be convertible into the kind and amount of securities, cash and other property receivable by the holders of common stock in connection with the transaction.

After the second anniversary of the date of issuance of the Preferred Stock, we have the option to convert any or all of the shares of Preferred Stock to be converted into common stock by using the formula above. The Company may exercise this option only if the price of the common stock equals or exceeds 150% of the original issue price for at least 20 trading days in any 30-consecutive trading-day period prior to the date of our issuance of a press release announcing the exercise of our conversion option.

Voting Rights

On an as-converted basis, the holders of the Preferred Stock shall have one vote per share of common stock issuable upon any conversion of the holder’s shares of Preferred Stock, provided, however, that the number of votes for each holder of each series of Preferred Stock shall not exceed the number obtained by multiplying (1) the number of shares of such series of Preferred Stock held by such holder by (2) the percentage obtained by dividing the original purchase price of such series of Preferred Stock by the consolidated closing bid price at 4 p.m. Eastern time on the day prior to the Closing Date, or if the Closing occurs after 4 p.m. Eastern time, on the day of the Closing Date (as adjusted for any stock splits, stock dividends or other recapitalizations).

As long as ECP holds at least 750,000 shares of Preferred Stock (subject to adjustment for any stock splits, stock dividends or other recapitalizations), without the prior consent of the holders of at least a majority of the holders of the Preferred Stock, we shall not:

•	Change the size of the Board of Directors;

•	Amend or modify our Articles of Incorporation or Bylaws in any manner that adversely affects the Preferred Stock;

•	Amend or modify the preferences, rights or other powers of the Preferred Stock;

•	Authorize the issuance of additional shares of Preferred Stock;

•	Authorize the issuance of any shares of Preferred Stock ranking senior to or the same as the Preferred Stock with respect to the payment of dividends or distributions upon liquidation;

•

Except in connection with a transaction permitted pursuant to the terms of the documents governing the Joint Venture, consolidate or merge with any other entity or dispose of in any manner all or substantially all of our assets, or cause a change in control to occur;

•	Effect a liquidation of the Company;

•	Purchase or acquire assets or stock of any other entity worth in excess of $50 million (unless in connection with a matter relating to the manufacturing of AC);

•	Incur indebtedness in excess of $50 million (unless in connection with a matter relating to the manufacturing of AC);

•	Enter into non-arms-length related-party transactions; or

•	Enter or engage in any line of business other than our business (or any logical extension thereof) on the day the Preferred Stock is issued.

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Dividends

Only when declared by our Board of Directors, the Preferred Stock is entitled to receive cumulative dividends on each outstanding share of Preferred Stock at the rate of 4% per year, compounded quarterly, during the period that begins on the issuance date of the Preferred Stock and ending on the first to occur of (1) the date on which the Preferred Stock receives a liquidation payment (see “Liquidation” below for more details), (2) the date on which the Preferred Stock receives a certain price in connection with a change in control of the Company, (3) the date on which the Preferred Stock is converted to common stock, or (4) the date on which we otherwise acquire the Preferred Stock. If any dividend is paid on the shares junior to the Preferred Stock, the Preferred Stock shall be entitled to receive such dividends on an as-converted basis.

Liquidation or Change in Control

Upon any liquidation of the Company, before any distribution or payment is made to any other shareholders, each holder of Preferred Stock shall receive a liquidation payment. The liquidation payment is the greater of (1) the initial purchase price for a share of the Preferred Stock (subject to adjustment for any stock splits, stock dividends or other recapitalizations) plus all accrued but unpaid dividends thereon (whether or not declared) and (2) the fair market value of one share of common stock on the date of the liquidation, multiplied by the then-current Conversion Rate (see “Conversion Rights”).

In the event of a Change in Control, before any distribution or payment is made to any other shareholders, each holder of Preferred Stock shall receive a change in control payment. The change in control payment is the greater of (1) the initial purchase price for a share of the Preferred Stock (subject to adjustment for any stock splits, stock dividends or other recapitalizations) plus all accrued but unpaid dividends thereon (whether or not declared) and (2) the consideration per share of common stock received by the holders in a change in control, multiplied by the then-current Conversion Rate (see “Conversion Rights”).

Absence of Market for Preferred Stock

There is no established trading market for the Preferred Stock. We do not currently intend to list the Preferred Stock on a national securities exchange or qualify the preferred stock for quotation on a stock exchange such as the NASDAQ Capital Market.

Use of Proceeds

See the section above entitled “Reasons for the Private Placement” for a discussion regarding our use of proceeds. Our obligation to use the proceeds of the Private Placement will terminate automatically on the date of (1) an Election Notice, (2) notice of a Funding Stop, (3) a buy-sell notice under the LLC Agreement, (4) notice from us to ECP of an LLC Agreement Default by ECP, or (5) termination of the LLC Agreement.

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Recommendation of the Board of Directors

The Board believes that it is in the Company’s best interest for the shareholders to approve the Private Placement.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PRIVATE PLACEMENT.

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PROPOSAL NO. 2: APPROVAL OF THE STOCK ISSUANCE PLAN

Introduction

The Company is seeking your approval of the Stock Issuance Plan. We expect the net proceeds of the Private Placement to be no more than $41.6 million and that additional equity may be necessary for completion of the Project, depending upon the terms of debt financing to be negotiated.

Under the Stock Issuance Plan, we are requesting your approval to issue up to 1,000,000 shares of our common stock in such amounts and on the terms and conditions determined by the Board, except that such shares would be issued at no more than a 10% discount to the then-current market price of our common stock as of a specific trading day or market prices over a range of trading days. The NASDAQ Capital Market requires us to include in the description of the Stock Issuance Plan a maximum offering price for shares issued pursuant to the Stock Issuance Plan. Although we would strive to obtain the highest per-share price available to us in any issuance of shares pursuant to the Stock Issuance Plan, we do not expect that the per-share price in any offering under the Stock Issuance Plan would exceed $50. The common stock may be issued directly or indirectly in the form of common stock underlying options, warrants, preferred stock, convertible debt or other derivative securities, in connection with raising capital for the Project. If approved, the authorization for the Stock Issuance Plan would expire as of the date of our next annual meeting of shareholders. ECP has preemptive rights to purchase certain shares we may offer. See the section entitled “The Preferred Stock Purchase Agreement—Preemptive Rights” contained in Proposal 1 for more information about ECP’s preemptive rights. The Stock Issuance Plan is in addition to the 250,938 shares of our common stock we may issue to raise additional capital for the Project without shareholder approval.

The 1,000,000 share-limit does not apply to:

•

the issuance of equity securities to our employees, officers or directors of, or consultants or advisors pursuant to any benefit plan approved by the Board or the Compensation or Management Stock Committee of the Board;

•	shares of Preferred Stock issued as dividends with respect to Preferred Stock;

•	shares of common stock issued or issuable upon a conversion or exchange of the shares issued in the Private Placement;

•	any equity securities issued as consideration in connection with an acquisition, merger, consolidation, restructuring, reorganization, or other change in capitalization by or of the Company;

•

any equity security issued in connection with a collaboration, disposition or acquisition of assets, promotion, marketing, manufacturing or supply, and/or research and development, including without limitation pursuant to a license agreement, purchase agreement, supply agreement, (co-) promotion agreement, manufacturing agreement, collaboration or other similar agreement;

•	equity securities issued for a per-share price that is the same as or greater than the then-applicable conversion price for the Series A Preferred Stock or the Series B Preferred Stock;

•

equity securities issued upon the exchange, conversion or exercise of any securities outstanding on the date of the Purchase Agreement or of any securities described within any of the foregoing clauses; or

•	any equity securities that may be issued without shareholder approval being required by the NASDAQ Marketplace Rules.

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Potential Dilutive Effect on Existing Shareholders

An issuance of 1,000,000 shares of common stock could be substantially dilutive to our existing shareholders. The Stock Issuance Plan is in addition to 250,938 shares of our common stock we may issue to raise additional capital for the Project without shareholder approval.

Our shareholders have recently experienced dilution of their ownership percentage. On August 26, 2008, we sold 909,092 shares of our common stock to certain institutional investors. If the Private Placement is approved, our shareholders will experience additional dilution (please see Proposal No. 1 for more information on dilution pursuant to the Private Placement).

Assuming (1) approval and completion of the Private Placement, (2) that we issue 250,938 shares of our common stock (the issuance of which does not require shareholder approval) and (3) that we issue all 1,000,000 shares authorized for issuance under the Stock Issuance Plan, the aggregate ownership of all holders of our outstanding common stock immediately prior to the issuance of such 250,938 shares and the 1,000,000 shares authorized under the Stock Issuance Plan will be reduced to approximately 84% of the outstanding shares of common stock on an as-converted basis, based on the number of shares outstanding on the Record Date.

The Company anticipates that the future issuance price, conversion price or exercise price, as applicable, of the shares issued pursuant to the Stock Issuance Plan will be determined in relation to the market price of our common stock at the time of such issuance. Consequently, we cannot currently determine the price at which the shares sold pursuant to the Stock Issuance Plan will be issued. However, such shares would be issued at no more than a 10% discount to the then-current market price of our common stock as of a specific trading day or market prices over a range of trading days.

The NASDAQ Capital Market requires us to include in this proposal a maximum offering price for the shares issued pursuant to the Stock Issuance Plan. Although we would strive to obtain the highest per-share price available to us in any issuance of shares pursuant to the Stock Issuance Plan, we do not expect that the per-share price in any offering under the Stock Issuance Plan would exceed $50.

ECP has preemptive rights to purchase certain shares we may offer pursuant to the Stock Issuance Plan. See the section entitled “The Preferred Stock Purchase Agreement—Preemptive Rights” contained in Proposal 1 for more information about ECP’s preemptive rights. If the Private Placement contained in Proposal 1 of this proxy statement is approved, the shares of Preferred Stock owned by ECP will, upon issuance, initially be convertible into a total of approximately 35% of our common stock on an as-converted basis. If the Stock Issuance Plan is approved, if we decide to issue the 250,938 shares of common stock described above, all 1,000,000 shares available for issuance under the Stock Issuance Plan and no other shares, and if ECP exercises its preemptive right to acquire 749,062 of such shares, that could result in ECP owning 38% of our common stock outstanding.

Use of Proceeds from the Financing

The Project will likely require additional funding from us, in addition to the funding we receive from the Private Placement. Even if the Project does not require additional funding from us, additional opportunities for purchasing, financing or participating in AC facilities or companies may become available to us as we progress with the development of the Project. Finally, if we use our available cash to fund the Project or other opportunities relating to the AC market or in general support of our business plan, we may need cash from future financings for working capital or other operating expenses. If the Stock Issuance Plan is approved, the Board of Directors may use the proceeds from any financings relating to the Stock Issuance Plan at their discretion. However, if we issue any shares pursuant to the Stock Issuance Plan before the closing of the Private Placement, in certain circumstances we are required to use the proceeds from that issuance for the Project.

Need for Shareholder Approval

The issuance of up to 1,000,000 shares of common stock does not, and would not, constitute an issuance of more than 20% of our outstanding common stock. However, if we issue shares of common stock in close temporal proximity to the Private Placement, or if we issue the shares of common stock in a plan of financing similar to or the same as the stock issued in the Private Placement, the issuance could be deemed to be “aggregated” with the Private Placement under the NASDAQ Marketplace Rules. If an issuance

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of stock by us is “aggregated” with the Private Placement, we would be required by NASDAQ Marketplace Rules to seek shareholder approval for that issuance. We are therefore seeking your approval now for the issuance of up to 1,000,000 shares of common stock or securities exercisable for or convertible into up to 1,000,000 shares of common stock that may be “aggregated” with the Private Placement under the NASDAQ Marketplace Rules.

Recommendation of the Board of Directors

The Board believes that it is in our best interest for the shareholders to authorize the issuance of securities in a subsequent financing or series of financings as described herein, so that we can take advantage of market conditions and raise capital as needed.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE STOCK ISSUANCE PLAN.

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SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock by (1) each of our shareholders whom we believe are beneficial owners of more than 5% of our outstanding common stock, (2) each of our directors and named executive officers, and (3) all of our directors and executive officers as a group. We base the share amounts shown on each person’s beneficial ownership as of October 1, 2008 (including options exercisable within 60 days thereof), unless we indicate some other basis for the share amounts. Except as noted below, each of the individuals named below has sole voting and investment power for the respective shares. Except where noted, the address for each of the individuals named below is 8100 SouthPark Way, Unit B, Littleton, Colorado 80120.

In the table below, percentage ownership is based on 6,726,967 shares of our common stock outstanding as of October 1, 2008.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
5% Shareholders:
Black River Small Capitalization Fund Ltd. 12700 Whitewater Drive, Minnetonka, MN 55343	519,481	(1)	7.7%
Dynamis Advisors LLC (“Dynamis”) and Frederic S. Bocock 310 Fourth Street, NE, Suite 101, Charlottesville, VA Investment Management of Virginia, LLC (“Investment Management”) 919 East Main Street, 16th floor, Richmond, VA 23219	504,595	(2)	7.5%
Perella Weinberg Partners Oasis Master Fund, LP 767 Fifth Avenue, New York, NY 10153	389,611	(3)	5.8%

Named Executive Officers and Directors:
C. Jean Bustard (Chief Operating Officer)	54,883	(4)	*
Robert N. Caruso (Director)	4,915	(5)	*
Michael D. Durham (Director, President and CEO)	191,983	(6)	2.9%
John W. Eaves (Director)	1,000		*
Derek Johnson (Director)	4,915	(7)	*
Ronald B. Johnson (Director)	11,650	(8)	*
W. Phillip Marcum(Director)	5,866		*
Mark H. McKinnies (Director, Secretary, Senior VP and CFO)	93,119	(9)	1.4%
Richard Miller (VP Business Development for Utility Systems)	25,579	(10)	*
Richard J. Schlager (VP Administration)	21,744	(11)	*
Jeffrey C. Smith (Director)	17,232	(12)	*
Richard Swanson (Director)	4,644	(13)	*
All Directors and Executive Officers as a Group (15 individuals)	475,245	(14)	7.1%

*	Less than 1%.

Notes:

(1)	Information taken from the Schedule 13G/A filed by Black River Asset Management LLC on September 3, 2008. Included in the amount shown are 194,481 shares held directly by Black River Commodity Select Fund Ltd., and 325,000 shares held directly by Black River Small Capitalization Fund Ltd. According to the Schedule 13G/A, Black River Asset Management LLC has sole voting and dispositive power with respect to all 519,481 shares held directly by both Black River Commodity Select Fund Ltd. and Black River Small Capitalization Fund Ltd.
(2)	As of December 31, 2007 per joint Schedule 13G/A filed with the SEC dated February 8, 2008, which reported as follows: Dynamis and Investment Management are under common ownership, and Mr. Bocock is member/general partner of Dynamis. Investment Management and Mr. Bocock could be deemed to have voting and/or investment power with respect to the shares beneficially owned by Dynamis as a result of their position with and ownership of securities of Dynamis. Dynamis reported sole voting power over 502,545 shares, shared voting power over 504,595 shares, sole dispositive power over 503,545 shares and shared dispositive power over 504,494 shares; Investment Management reported sole voting and dispositive power over 502,545 shares and shared voting and dispositive power over 504,595 shares; and Mr. Bocock reported sole voting and dispositive power over 2,050 shares and shared voting and dispositive power over 504,595 shares.

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(3)	Information taken from the Schedule 13G filed by Perella Weinberg Partners Oasis Master Fund, L.P. (the “Master Fund”) on September 4, 2008. The Master Fund directly owns the shares of common stock listed in this table. Perella Weinberg Partners Oasis Fund GP L.P. (the “Master Fund GP”), as general partner to the Master Fund, has shared voting and dispositive authority over the shares. As such, the Master Fund GP may be deemed to be the beneficial owner of the shares. Perella Weinberg Partners Oasis Fund GP LLC (the “GP”), as general partner to the Master Fund GP, may be deemed to control such entity and therefore may be deemed to be the beneficial owner of the shares. Perella Weinberg Partners Capital Management LP (the “Investment Manager”) is the managing member of the GP and serves as the investment adviser to the Master Fund. As such, it may be deemed to control such entity and therefore may be deemed to be the beneficial owner of the shares. Perella Weinberg Partners Capital Management GP LLC (“PWPCMGP”) serves as the general partner of the Investment Manager. As such, it may be deemed to control such entity and therefore may be deemed to be the beneficial owner of the shares. Perella Weinberg Partners Group LP (“Group”) is the managing member of PWPCMGP. As such, it may be deemed to control PWPCMGP and therefore may be deemed to be the beneficial owner of the shares. Each of Master Fund, Master Fund GP, GP, Investment Manager, PWPCMGP and Group has shared voting and dispositive power over the shares.
(4)	Included in the amount shown are 4,101 shares to which Ms. Bustard has the right to acquire beneficial ownership through stock options and 10,933 shares held in Ms. Bustard’s Retirement Plan account.
(5)	Included in the amount shown are 3,334 shares to which Mr. Caruso has the right to acquire beneficial ownership through stock options.
(6)	Included in the amount shown are 45,842 shares held in Dr. Durham’s Retirement Plan account and 16,445 shares Dr. Durham has the right to acquire beneficial ownership through stock options.
(7)	Included in the amount shown are 3,334 shares to which Mr. Johnson has the right to acquire beneficial ownership through stock options.
(8)	Included in the amount shown are 8,317 shares held by the Johnson Family Trust and 3,333 shares to which Mr. Johnson has the right to acquire beneficial ownership through stock options.
(9)	Included in the amount shown are 35,409 shares held in Mr. McKinnies’ Retirement Plan account, 500 shares held as trustee for the MJ Kraft Trust, and 9,581 shares Mr. McKinnies has the right to acquire beneficial ownership through stock options.
(10)	Included in the amount shown are 13,000 shares to which Mr. Miller has the right to acquire beneficial ownership through stock options and 415 shares owned jointly with Mr. Miller’s spouse.
(11)	Included in the amount shown are 8,969 shares to which Mr. Schlager has the right to acquire beneficial ownership through stock options and 12,086 shares held in Mr. Schlager’s Retirement Plan account.
(12)	Included in the amount shown are 5,000 shares to which Mr. Smith has the right to acquire beneficial ownership through stock options.
(13)	Included in the amount shown are 3,334 shares to which Mr. Swanson has the right to acquire beneficial ownership through stock options.

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2009 SHAREHOLDER PROPOSALS

We anticipate that our next Annual Meeting of Shareholders will be held in June 2009. Any of our shareholders of record who desires to submit a proper proposal for inclusion in the proxy material related to the next Annual Meeting of Shareholders must do so in writing and it must be received at our principal executive offices on or before December 31, 2008. If a shareholder intends to submit a proposal at the meeting that is not included in our proxy statement, and the shareholder fails to notify us prior to March 25, 2009 of such proposal, then the proxies appointed by our management would be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. The proponent must own 1% or more of the outstanding shares or $2,000 in market value, of our common stock and must have continuously owned such shares for one year and intend to continue to hold such shares through the date of the Annual Meeting in order to present a shareholder proposal to the Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have elected to “incorporate by reference” certain information into this Proxy Statement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for information incorporated by reference that is superseded by information contained in this Proxy Statement or incorporated by reference to a subsequent document that we filed with the SEC. This proxy statement incorporates by reference Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operation); Item 7A (Quantitative and Qualitative Disclosures about Market Risk); Item 8 (Financial Statements and Supplementary Data); and Item 9 (Changes in and Disagreements With Accountants on Accounting and Financial Disclosure) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 14, 2008, and Items 1 (Consolidated Financial Statements) and 2 (Management's Discussion and Analysis of Financial Condition and Results of Operations) of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008, filed with the SEC on May 5, 2008, August 6, 2008 and November 7, 2008, respectively.

Certain Current Reports on Form 8-K dated both prior to and after the date of this Proxy Statement are or will be furnished to the SEC and shall not be deemed “filed” with the SEC and will not be incorporated by reference into this Proxy Statement. All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this Proxy Statement and until the date of the Special Meeting are also incorporated by reference in this Proxy Statement and made a part of this Proxy Statement from the date we file the documents with the SEC.

You may request a copy any document incorporated by reference herein at no cost, by writing or calling us at the following address:

ADA-ES, INC.

8100 SOUTHPARK WAY, UNIT B

LITTLETON, COLORADO 80120

(303) 734-1727

You should rely only on the information contained or incorporated by reference in this Proxy Statement. We have not authorized anyone else to provide you with different information.

FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “forecast,” and other similar words. Forward-looking statements in this proxy statement include statements regarding the following:

•	completion of the Private Placement;

•	the Stock Issuance Plan;

•	the Project;

•	the Joint Venture; and

•	use of proceeds from the Private Placement and Stock Issuance Plan.

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These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, inability to consummate the Private Placement or sign or close acceptable definitive agreements for financing (including the issuance of securities under the Stock Issuance Plan) or off-take agreements with respect to the Project in a timely manner; inability to satisfy the developmental milestones contemplated by the LLC Agreement or required under AC sales agreements; changes in the costs and timing of construction of the Project; availability of raw materials and treatment and storage facilities for the Project; changes in laws or regulations, prices, economic conditions and market demand; impact of competition and litigation; operational difficulties; availability of skilled personnel and other factors discussed in greater detail in our filings with the SEC. You are cautioned not to place undue reliance on our forward-looking statements and to consult filings we make with the SEC for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

CAUTIONARY STATEMENT CONCERNING REPRESENTATIONS AND WARRANTIES

CONTAINED IN THE PURCHASE AGREEMENT AND RELATED AGREEMENTS

You should not rely upon the representations and warranties contained in the Purchase Agreement or the related agreements or the descriptions of such representations and warranties in this proxy statement, as factual information about us or ECP. These representations and warranties were made only for purposes of the Purchase Agreement and the related agreements, were made solely to us, the Investor or the other parties thereto, as applicable, as of the dates indicated therein and are subject to modification or qualification by other disclosures made by us. The representations and warranties are reproduced and summarized in this proxy statement solely to provide information regarding the terms of the Purchase Agreement and the related agreements and not to provide you with any other information regarding us, the Investor or the other parties thereto. Information about us can be found elsewhere in this proxy statement and in other public filings we make with the SEC. Information about ECP can also be found elsewhere in this proxy statement.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Special Meeting other than the items referred to above. If any other matter is properly brought before the Special Meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

We do not expect representatives of Ehrhardt, Keefe, Steiner & Hottman PC, our independent accountants, to be present at the Special Meeting.

Proxies

All Shareholders are urged to vote electronically on the Internet or on the telephone or fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of proxy card.

By Order of the Board of Directors,

Mark H. McKinnies
Secretary

November 5, 2008

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ANNEX A

CERTIFICATE OF DESIGNATIONS, NUMBER, VOTING POWERS,

PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

ADA-ES, INC.

Pursuant to Section 7-106-102 of the

Colorado Business Corporation Act

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board”) of ADA-ES, Inc., a Colorado corporation (hereinafter referred to as the “Company”), with the preferences and rights set forth therein relating to dividends, conversion, redemption, dissolution and distribution of assets of the Company having been fixed by the Board pursuant to authority granted to it under Article III of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and in accordance with the provisions of Section 7-106-102 of the Colorado Business Corporation Act:

RESOLVED: That, pursuant to authority conferred upon the Board by the Articles of Incorporation, the Board hereby authorizes the issuance of 1,800,000 shares of Series A Convertible Preferred Stock, no par value, of the Company, and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Amended and Restated Articles of Incorporation, as follows:

SECTION 1. Designation. The shares of such series shall be designated “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be 1,800,000. Subject to the voting rights contained in Section 6 hereof, such number of shares may be increased or decreased by resolution of the Board, provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the payment of dividends pursuant to Section 4 hereof.

SECTION 2. Currency. All Series A Preferred Stock shall be denominated in United States currency, and all payments and distributions thereon or with respect thereto shall be made in United States currency. All references herein to “$” or “dollars” refer to United States currency.

SECTION 3. Ranking. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank (i) on parity with the Company’s Series B Convertible Preferred Stock, authorized and issued by resolution of the Board on equal date hereof and with the preferences and rights set forth on the Certificate of Designations of Series B Convertible Preferred Stock filed herewith (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”), and (ii) prior to each other class or series of shares of the Company. For purposes hereof, “Junior Stock” shall mean the Common Stock of the Company, no par value (the “Common Stock”) and the shares of any class or series of equity securities of the Company other than the Preferred Stock.

SECTION 4. Dividends.

(a) The holders of the Series A Preferred Stock shall be entitled to receive, only when and as declared by the Board, out of the net profits or surplus of the Company legally available for distribution, cumulative dividends on each outstanding share of Series A Preferred Stock at the rate of 4% per annum, compounded quarterly, of the Stated Value (as herein defined) of such share of

Series A Preferred Stock (the “Dividend Rate”) from the date of issuance of such share of Series A Preferred Stock to and including the first to occur of (i) the date on which the Liquidation Price (as defined in Section 11 below) of such share of Series A Preferred Stock is paid to the holder thereof in connection with a Liquidation (as defined below) of the Company, (ii) the date on which the Acquisition Price (as defined in Section 11 below) of such share of Series A Preferred Stock is paid to the holder thereof in connection with a Change in Control (as defined in Section 11 below), (iii) the date on which such share of Series A Preferred Stock is converted for shares of Common Stock as provided herein, or (iv) the date on which such share of Series A Preferred Stock is otherwise acquired by the Company. For purposes hereof, the term “Stated Value” shall mean $9.37 per share of Series A Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution, recapitalization or combination with respect to the Series A Preferred Stock.

(b) To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 2009 (the “Dividend Reference Dates”), all dividends that have accrued on each share of Series A Preferred Stock outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series A Preferred Stock until paid to the holder thereof. Dividends shall compound to the extent they are not paid on the applicable Dividend Reference Date. Accumulated and unpaid dividends shall accrue dividends as provided in Section 4(a).

(c) Dividends on the Series A Preferred Stock shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus legally available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

(d) Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock or the Series B Preferred Stock, such payment shall be distributed pro rata among the holders of the Series A Preferred Stock and the Series B Preferred Stock, based upon the aggregate accrued but unpaid dividends on all shares of Series A Preferred Stock and Series B Preferred Stock held by each such holder.

(e) For so long as the Primary Holder (together with any Affiliates thereof) holds not less than 750,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution, recapitalization or combination with respect to the Series A Preferred Stock or Series B Preferred Stock), the Company shall not, without the prior consent of the holders of at least 51% of the outstanding shares of Preferred Stock, pay any dividend upon the Junior Stock in cash or other property (other than shares of Common Stock), or purchase, redeem or otherwise acquire any such Junior Stock. Notwithstanding the provisions of this Section 4(e), the Company may, subject to applicable law, repurchase or redeem shares of Common Stock issued under the Company’s stock incentive programs to the extent permitted by the terms of the indebtedness of the Company and provided that (i) such programs and related agreements thereunder have been approved by the Board or a committee thereof and (ii) provide for a repurchase or redemption price not in excess of the price per share paid by such current or former officer or employee for such share.

(f) For so long as any shares of Series A Preferred Stock remain outstanding, in addition to the dividends referred to in Section 4(a), the holders of Series A Preferred Stock then outstanding shall also be entitled to receive any dividend or distribution paid to the holders of Junior Stock on a pro rata basis as if the shares of Series A Preferred Stock had been converted into the greatest number of shares of Common Stock into which such shares of Series A Preferred Stock could convert pursuant to Section 7 immediately prior to the record date for determining the stockholders eligible to receive such dividends or distributions on Junior Stock.

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SECTION 5. Liquidation Preference; Change in Control. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation”) or upon any Change in Control (as defined in Section 11 below), before any distribution or payment shall be made to holders of any Junior Stock, each holder of Series A Preferred Stock shall be entitled pari passu as if members of a single class of securities with the holders of the Series B Preferred Stock to payment in cash out of the assets of the Company legally available for distribution an amount per share of Series A Preferred Stock equal to (i) in the event of a Liquidation, the Liquidation Price (as defined in Section 11) or (ii) in the event of a Change in Control, the Acquisition Price (as defined in Section 11). If, upon any such Liquidation or Change in Control, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred Stock and Series B Preferred Stock of the amount of the preference set forth in this Section 5, the holders of Series A Preferred Stock and Series B Preferred Stock shall share equally and ratably in any distribution of such assets in proportion to the respective amount which otherwise would be payable in respect of such shares. Upon payment of all amounts due under this Section 5, the holders of Series A Preferred Stock shall have no further rights in respect of such shares of Series A Preferred Stock and shall not be entitled to participate in any further distributions of the Company’s assets distributed in such Liquidation.

SECTION 6. Voting Rights.

(a) General.

The holders of the Series A Preferred Stock shall have the right to vote, together as a class with the holders of the Series B Preferred Stock and the holders of the Common Stock, on all matters presented to the stockholders of the Company for a vote, with each such holder being entitled to cast a number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s shares of Series A Preferred Stock (assuming conversion at the time of the record date and the vote); provided, however, that the number of such votes for each holder of Series A Preferred Stock shall not exceed the number obtained by multiplying the number of shares of Series A Preferred Stock held by such holder by the percentage obtained by dividing the Stated Value by $         [CONSOLIDATED CLOSING BID PRICE AT 4 PM EASTERN TIME ON THE DAY PRIOR TO THE CLOSING DATE UNLESS CLOSING OCCURS AFTER 4 PM EASTERN TIME, IN WHICH CASE, THE CONSOLIDATED CLOSING BID PRICE AT 4 PM EASTERN TIME ON THE CLOSING DATE] (as adjusted for any stock splits, reorganizations, dividends, recapitalizations and the like) (the “Limiting Percentage”). For so long as the Primary Holder (together with any Affiliates thereof) holds not less than 750,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution, recapitalization or combination with respect to the Series A Preferred Stock or Series B Preferred Stock), the Company shall not, without the prior consent of the holders of at least 51% of the outstanding shares of Preferred Stock: (i) increase or decrease the size of the Board of Directors; (ii) amend or modify the Articles of Incorporation or Bylaws of the Company in any manner that adversely affects the rights, preferences or privileges of the holders of the Series A Preferred Stock; (iii) amend or modify the preferences, special rights or other powers of the Series A Preferred Stock set forth herein; (iv) authorize the issuance of additional shares of Series A Preferred Stock; (v) authorize or issue any shares of preferred stock ranking senior to or in parity with the Series A Preferred Stock with respect to the payment of dividends or distributions upon liquidation; (vi) except in connection with a transaction permitted pursuant to the terms of the Red River LLC Agreement, (a) consolidate or merge with or into any other entity (or permit any subsidiary of the Company to consolidate or merge into any other entity) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company or any

3

significant subsidiary of the Company to any person or group of persons (excluding any such transaction that is undertaken solely for the purpose of changing the domicile of the Company) or (b) cause a Change in Control to occur; (vii) effect any Liquidation of the Company; (viii) purchase or acquire (or permit any subsidiary of the Company to purchase or acquire) assets or capital stock of any other person or entity for consideration in excess of $50 million; (ix) incur indebtedness in excess of $50 million; (x) enter into non-arm’s length transactions with Affiliates of the Company or related parties; or (xi) except as contemplated by the Transaction Agreements (as defined in the Securities Purchase Agreement), enter into or engage in (or permit any subsidiary to enter into or engage in) any line of business other than the Company’s business as of the Initial Issuance Date and logical extensions thereof. Notwithstanding the foregoing, no consent shall be required with respect to clauses (viii) and (ix) for any matters relating to the manufacturing of activated carbon.

(b) Election of Directors.

The holders of the Preferred Stock, voting separately as a single class, shall be entitled to elect that number of members of the Board of Directors equal to (i) the percentage of all outstanding shares of Common Stock held by such holders (assuming conversion of all shares of Preferred Stock as of the record date for the election of members of the Board of Directors) (provided, however, that the number of shares of Common Stock deemed to be held by such holders assuming conversion used in calculating such percentage shall not exceed the number of votes deemed to be held by such holders pursuant to Section 6(a)), multiplied by (ii) the total number of members of the Board of Directors following such election (rounded up to the nearest whole number if such calculation results in a fractional director that is 0.5 or greater, and rounded down to the nearest whole number if such calculation results in a fractional director that is less than 0.5) (the “Preferred Stock Directors”).

The Preferred Stock Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with applicable law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with applicable law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. There shall be no cumulative voting.

(c) NASDAQ Savings Clause.

In the event any provision of this Section 6 is determined by NASDAQ to be excessive in scope or otherwise invalid, unenforceable or contrary to NASDAQ policy, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Certificate of Designations will not in any way be affected or impaired thereby. In addition, in the event of any future amendment of NASDAQ Marketplace Rule 4351 or change in NASDAQ interpretation or policy with respect to such rule which has the effect of permitting voting rights in excess of those provided by the application of the Limiting Percentage under Section 6(a) hereof, such Limiting Percentage shall be adjusted or eliminated to the maximum extent possible consistent with then-applicable NASDAQ rules and policy.

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SECTION 7. Conversion.

(a) Conversion Right.

(i) Without limiting the Company’s rights to exercise the Company Conversion Option pursuant to Section 7(c), each holder of a share of Series A Preferred Stock shall have the right, at such holder’s option, exercisable at any time and from time to time, to convert all or any portion of such holder’s shares of Series A Preferred Stock, subject to the terms and provisions of this Section 7 (the “Conversion Right”). Upon a holder’s election to exercise the Conversion Right, the shares of Series A Preferred Stock for which the Conversion Right is exercised shall be converted into such whole number of shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (A) the Conversion Price as of the Conversion Date, divided by (B) the Stated Value as of the Conversion Date (the “Conversion Rate”).

(ii) No fractional shares of Common Stock will be issued upon conversion of the Series A Preferred Stock or accrued but unpaid dividends thereon. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock (including accrued but unpaid dividends thereon) by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay cash equal to the product of such fraction multiplied by the Quoted Price of one share of the Common Stock as of the Conversion Date or the Company Conversion Date, as applicable.

(iii) Except as otherwise specifically set forth herein, a holder of Series A Preferred Stock shall not be entitled to any rights of a holder of shares of Common Stock until such holder has converted such holder’s Series A Preferred Stock, and only to the extent the shares of Series A Preferred Stock are deemed to have been converted into shares of Common Stock in accordance with the provisions of this Section 7.

(iv) In case of any consolidation, amalgamation or merger of the Company with or into another Person or any merger of another Person with or into the Company, or in case of any sale or transfer of all or substantially all of the assets of the Company, in each case assuming such transaction is not a Change in Control, each share of Series A Preferred Stock then outstanding shall, without the consent of the holder of any Series A Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock (and other securities, if applicable) into which such Series A Preferred Stock was convertible immediately prior thereto (assuming such holder of Common Stock (and other securities, if applicable) failed to exercise any rights of election and that such Series A Preferred Stock was then convertible). Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental agreement so providing and further providing for adjustments which shall be as equivalent as may be practicable to the adjustments provided for in this Certificate of Designations.

(b) Conversion Right Procedures.

(i) The Conversion Right of a holder of Series A Preferred Stock shall be exercised by the holder by the surrender to the Company of the certificates representing shares of Series A Preferred Stock to be converted at any time during usual business hours at the Company’s principal place of business or the offices of the Transfer Agent, accompanied by written notice to the

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Company in the form of Exhibit A hereto that the holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate (a “Conversion Notice”) and specifying the name or names (with address or addresses) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Transfer Agent duly executed by the holder or its legal representative.

(ii) As promptly as practicable after the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid and the receipt of the Conversion Notice and in no event later than three Business Days thereafter, the Company shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other Person on such holder’s written order (A) one or more certificates representing the number of validly issued, fully paid and non-assessable whole shares of Common Stock to which the holder of Series A Preferred Stock being converted, or the holder’s transferee, shall be entitled, (B) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates, less the number of shares being converted, (C) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 7(a)(ii).

(iii) Each conversion shall be deemed to have been made at the close of business on the date of the later to occur of giving the Conversion Notice and of surrendering the certificate or certificates representing the Series A Preferred Stock to be converted (the “Conversion Date”) so that the rights of the holder thereof as to the Series A Preferred Stock being converted shall cease except for the right to receive the Common Stock (and cash dividends, if elected by the Company, and cash in lieu of fractional shares) payable under Section 7(a), and the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(c) Company Conversion Option.

(i) From and after the second anniversary of the Initial Issuance Date (defined in Section 13 below), the Company shall have the option (the “Company Conversion Option”) to cause all or any portion of the Series A Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the quotient of (A) the Conversion Price as of the Company Conversion Date, divided by (B) the Stated Value as of such date, with any resulting fractional shares of Common Stock to be settled in accordance with Section 7(a)(ii). The Company may exercise the Company Conversion Option only if the Quoted Price of the Common Stock equals or exceeds 150% of the Stated Value then in effect for at least 20 Trading Days in any period of 30 consecutive Trading Days, including the last Trading Day of such 30-day period, ending on the Trading Day prior to the date of the Company’s issuance of a press release announcing the Company’s exercise of the Company Conversion Option in accordance herewith (a “Company Conversion Notice”).

(ii) To exercise the Company Conversion Option, the Company must issue a Company Conversion Notice for publication on PR Newswire (or, if such organization is not in existence at the time of issuance of the Company Conversion Notice, such other news or press organization as is reasonably calculated to disseminate the relevant information broadly to the public) prior to the opening of business on the first Trading Day following any date on which the Quoted Price of the Common Stock exceeds 150% of the Stated Value for the period set forth in Section 7(c)(i), announcing the Company Conversion Option. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of Series A Preferred Stock (not

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later than four Trading Days after the date of the Company Conversion Notice) of the Company’s election to exercise the Company Conversion Option. The conversion date will be a date selected by the Company (the “Company Conversion Date”) and will be after (but no more than five Trading Days after) the date on which the Company issues the Company Conversion Notice.

(iii) In addition to any information required by applicable law or regulation, the Company Conversion Notice shall state, as appropriate (A) the Company Conversion Date, (B) the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock, (C) the number of shares of Series A Preferred Stock to be converted and (D) that dividends on the Series A Preferred Stock to be converted will cease to accrue on the Company Conversion Date.

(iv) Following delivery of a Company Conversion Notice, upon surrender of the Series A Preferred Stock by a holder thereof, the Company shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other Person on such holder’s written order, (A) one or more certificates representing the number of validly issued, fully paid and non-assessable whole shares of Common Stock to which a Holder of the Series A Preferred Stock being converted, or a holder’s transferee, shall be entitled, (B) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates, less the number of shares being converted, (C) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 7(a)(ii).

(v) Each conversion pursuant to a Company Conversion Option shall be deemed to have been made at the close of business on the Company Conversion Date so that the rights of the holder thereof as to the Series A Preferred Stock being converted will cease except for the right to receive the shares of Common Stock or cash issuable under this Section 7(c), and, if applicable, the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(vi) In case any shares of Series A Preferred Stock are to be converted pursuant to this Section 7(c), such Holder’s right to voluntarily convert such shares of Series A Preferred Stock pursuant to Section 7(a) shall terminate at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Company Conversion Date.

(d) HSR Approval Limitation.

In the event that any conversion of the Series A Preferred Stock (either pursuant to a Holder’s exercise of such Holder’s right to voluntarily convert shares of Series A Preferred Stock pursuant to Section 7(a) or pursuant to the Company’s exercise of the Company Conversion Option in accordance with Section 7(b)) would be subject to the filing of Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or the expiration or termination of any waiting periods under the HSR Act applicable to such conversion of Series A Preferred Stock into Common Stock (“HSR Approval”), then the number of shares of Series A Preferred Stock to be converted shall not have a value in excess of the lowest notification threshold then in effect under the HSR Act and the rules and regulations promulgated thereunder. The shares of Series A Preferred Stock that are then outstanding after giving effect to the conversion of a portion of the shares of Series A Preferred Stock into shares of Common Stock (the “Remaining Shares”), which shares of Series A Preferred Stock are not then convertible into shares of Common Stock without obtaining HSR Approval, shall remain outstanding pursuant to their terms; provided, however, that such shares of Series A Preferred Stock shall again become immediately convertible into shares of Common Stock (at the option of

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the Holder under Section 7(a) hereof or pursuant to the Company Conversion Option under Section 7(b) hereof) if, as of any such date, such conversion does not require HSR Approval or is not otherwise prohibited by the provisions of the HSR Act, including, but not limited to, in the event of a transfer by a holder of Series A Preferred Stock to any other Person, whether or not such Person is an affiliate of the holder, the result of which is that the conversion of such shares would not violate the HSR Act.

SECTION 8. Redemption. The Series A Preferred Stock shall not be redeemable.

SECTION 9. Issue Taxes. The Company shall pay all issue taxes, if any, incurred in respect of the issue of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, the Company shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Common Stock to the name of another.

SECTION 10. Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of Series A Preferred Stock, such number of its authorized but unissued Common Stock as will from time to time be sufficient to permit the conversion of all outstanding Preferred Stock. Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company shall comply with all applicable laws and regulations which require action to be taken by the Company. All Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

SECTION 11. Certain Definitions. As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:

“Acquisition Fair Market Value” shall mean the consideration per share of Common Stock received by the holders thereof in a Change in Control; provided, that if the consideration is other than cash, its value will be deemed its fair market value as determined in good faith by the Board and the holders of at least a majority of the outstanding shares of Preferred Stock.

“Acquisition Price” shall mean the greater of: (i) the sum of the Stated Value of a share of Series A Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the date of such Change in Control or (ii) the Acquisition Fair Market Value multiplied by the then current Conversion Rate; provided, that the Acquisition Price, if based on the sum of the Stated Value of a share of Series A Preferred Stock plus accrued but unpaid dividends thereon (whether or not declared) through the date of any Change in Control, shall be payable in cash.

“Articles of Incorporation” shall have the meaning set forth in the preamble hereto.

“Board” shall have the meaning set forth in the preamble hereto.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

“Certificate of Designations” shall mean this Certificate of Designations, Number, Voting Powers, Preferences, and Rights of Series A Preferred Stock of the Company.

“Change in Control” shall mean (i) a consolidation, merger, share exchange, reorganization or other form of acquisition of or by the Company in which the Company’s shareholders immediately prior to the transaction retain less than 50% of the voting power

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of or economic interest in the surviving or resulting entity (or its parent) immediately after the transaction, (ii) a sale of the Company’s assets in excess of two-thirds of the Company’s assets (valued at fair market value as determined in good faith by the Board), (iii) the acquisition by any person of 50% or more of the Company’s outstanding voting securities or (iv) if, during any period of 24 consecutive months, Continuing Directors cease for any reason to constitute a majority of the directors on the Board or the board of directors of the surviving or resulting entity (or its parent) but excluding any cessation of service of a Continuing Director elected by the holders of Preferred Stock pursuant to Section 6(b) hereof or pursuant to the Securities Purchase Agreement due to a resignation, removal or otherwise in accordance with the Securities Purchase Agreement.

“Common Stock” shall have the meaning set forth in Section 3 hereto.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Conversion Date” shall have the meaning set forth in Section 7(c)(ii) hereto.

“Company Conversion Notice” shall have the meaning set forth in Section 7(c)(i) hereto.

“Company Conversion Option” shall have the meaning set forth in Section 7(c)(i) hereto.

“Continuing Director” means, as of any date, any member of the Board or the board of directors of any entity (or its parent) surviving or resulting from any consolidation, merger, reorganization or other acquisition with the Company, who: (i) was a member of the Board on the date that was 24 months prior to such date; or (ii) was nominated for election to the Board pursuant to the terms of the Securities Purchase Agreement or by a majority of the Continuing Directors who were members of the Board at the time of such nomination.

“Conversion Date” shall have the meaning set forth in Section 7(b)(iii) hereto.

“Conversion Notice” shall have the meaning set forth in Section 7(b)(i) hereto.

“Conversion Price” shall mean the sum of the Stated Value of a share of Series A Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the applicable Conversion Date.

“Conversion Rate” shall have the meaning set forth in Section 7(a)(i) hereto.

“Conversion Right” shall have the meaning set forth in Section 7(a)(i) hereto.

“Dividend Rate” shall have the meaning set forth in Section 4(a) hereto.

“Dividend Reference Dates” shall have the meaning set forth in Section 4(b) hereto.

“HSR Approval” shall have the meaning set forth in Section 7(d) hereto.

“HSR Act” shall have the meaning set forth in Section 7(d) hereto.

“Initial Issuance Date” shall mean [            ], 200   , or such other date on which the Company first issues a share of Series A Preferred Stock.

“Junior Stock” shall have the meaning set forth in Section 3 hereto.

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“Liquidation” shall have the meaning set forth in Section 5 hereto.

“Liquidation Fair Market Value” shall mean the consideration per share of Common Stock received by the holders thereof in a Liquidation; provided, that, if the consideration is other than cash, its value will be deemed its fair market value as determined in good faith by the Board and the holders of at least a majority of the outstanding shares of Preferred Stock.

“Liquidation Price” shall mean the greater of: (i) the sum of the Stated Value of a share of Series A Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the date of such Liquidation and (ii) the Liquidation Fair Market Value of one share of Common Stock on the date of the Liquidation multiplied by the then current Conversion Rate.

“Person” means an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Primary Holder” means Energy Capital Partners I, LP, a Delaware limited partnership.

“Preferred Stock” shall have the meaning set forth in Section 3 hereto.

“Quoted Price” means, with respect to Common Stock, (i) the last reported sales price of the Common Stock on the NASDAQ Capital Market or (ii) if not listed on the NASDAQ Capital Market, the last reported sales price of the Common Stock on such other principal exchange on which the Common Stock is listed or admitted for trading or (iii) if not listed or admitted for trading on a securities exchange, the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations Systems – National Market System, or (iv) if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by holders of a majority of the shares of Series A Preferred Stock then outstanding, and any dispute shall be resolved at the prevailing party’s cost, by the determination of an investment banking firm of recognized national standing selected by the Company and acceptable to such holders of a majority of the shares of Series A Preferred Stock, which determination shall be made in good faith and be conclusive absent manifest error.

“Red River LLC Agreement” shall mean that certain Limited Liability Company Agreement of Crowfoot Development, LLC dated as of October 1, 2008, as may hereafter be amended in accordance with its terms.

“Remaining Shares” shall have the meaning set forth in Section 7(d) hereto.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of October 1, 2008, by and between the Company and each of the respective purchasers named therein, as amended from time to time in accordance with its terms.

“Series A Preferred Stock” shall have the meaning set forth in Section 1 hereto.

“Series B Preferred Stock” shall have the meaning set forth in Section 3 hereto.

“Stated Value” shall have the meaning set forth in Section 4(a) hereto.

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“Trading Day” means a day during which trading in securities generally occurs on the NASDAQ Capital Market or, if the Common Stock is not listed on the NASDAQ Capital Market, on the principal national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national securities exchange, on the automated quotation system on which the Common Stock is then authorized for quotation.

“Transfer Agent” means Computershare Trust Company, N.A., the Company’s duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with at least ten days’ prior notice to the Transfer Agent; provided, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

SECTION 14. Headings. The headings of the paragraphs of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

SECTION 15. Waivers. Any of the rights of the holders of the Series A Preferred Stock set forth herein may be waived by any holder of the Series A Preferred Stock with respect to such holder and by the affirmative consent or vote of the holders of at least 51% of the shares of the Preferred Stock then outstanding with respect to all holders of the Preferred Stock.

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IN WITNESS WHEREOF, ADA-ES, Inc. has caused this Certificate of Designations of Series A Convertible Preferred Stock to be duly executed by its President and Chief Executive Officer this      day of             , 2008.

ADA-ES, INC.

By:
Name:	Michael Durham
Title:	President and Chief Executive Officer

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Exhibit A:

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), represented by stock certificate No(s). [                    ] (the “Series A Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of ADA-ES, Inc. (the “Company”) in accordance with the conditions of the Certificate of Designations, Number, Voting Powers, Preferences, and Rights of Series A Preferred Stock of the Company (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Series A Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. The original of each Series A Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Series A Preferred Stock to be Converted:

Number of shares of Common Stock to be issued:*

Signature:

Name:

Address:**

Facsimile Number:

*	The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or the Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three (3) Business Days following receipt of the original Preferred Stock Certificate(s) to be converted.
**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

CERTIFICATE OF DESIGNATIONS, NUMBER, VOTING POWERS,

PREFERENCES AND RIGHTS OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

ADA-ES, INC.

Pursuant to Section 7-106-102 of the

Colorado Business Corporation Act

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board”) of ADA-ES, Inc., a Colorado corporation (hereinafter referred to as the “Company”), with the preferences and rights set forth therein relating to dividends, conversion, redemption, dissolution and distribution of assets of the Company having been fixed by the Board pursuant to authority granted to it under Article III of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and in accordance with the provisions of Section 7-106-102 of the Colorado Business Corporation Act:

RESOLVED: That, pursuant to authority conferred upon the Board by the Articles of Incorporation, the Board hereby authorizes the issuance of 1,800,000 shares of Series B Convertible Preferred Stock, no par value, of the Company, and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Amended and Restated Articles of Incorporation, as follows:

SECTION 1. Designation. The shares of such series shall be designated “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting such series shall be 1,800,000. Subject to the voting rights contained in Section 6 hereof, such number of shares may be increased or decreased by resolution of the Board, provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the payment of dividends pursuant to Section 4 hereof.

SECTION 2. Currency. All Series B Preferred Stock shall be denominated in United States currency, and all payments and distributions thereon or with respect thereto shall be made in United States currency. All references herein to “$” or “dollars” refer to United States currency.

SECTION 3. Ranking. The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank (i) on parity with the Company’s Series A Convertible Preferred Stock, authorized and issued by resolution of the Board on equal date hereof and with the preferences and rights set forth on the Certificate of Designations of Series A Convertible Preferred Stock filed herewith (the “Series A Preferred Stock,” and together with the Series B Preferred Stock, the “Preferred Stock”), and (ii) prior to each other class or series of shares of the Company. For purposes hereof, “Junior Stock” shall mean the Common Stock of the Company, no par value (the “Common Stock”) and the shares of any class or series of equity securities of the Company other than the Preferred Stock.

SECTION 4. Dividends.

(a) The holders of the Series B Preferred Stock shall be entitled to receive, only when and as declared by the Board, out of the net profits or surplus of the Company legally available for distribution, cumulative dividends on each outstanding share of Series B Preferred Stock at the rate of 4% per annum, compounded quarterly, of the Stated Value (as herein defined) of such share of

Series B Preferred Stock (the “Dividend Rate”) from the date of issuance of such share of Series B Preferred Stock to and including the first to occur of (i) the date on which the Liquidation Price (as defined in Section 11 below) of such share of Series B Preferred Stock is paid to the holder thereof in connection with a Liquidation (as defined below) of the Company, (ii) the date on which the Acquisition Price (as defined in Section 11 below) of such share of Series B Preferred Stock is paid to the holder thereof in connection with a Change in Control (as defined in Section 11 below), (iii) the date on which such share of Series B Preferred Stock is converted for shares of Common Stock as provided herein, or (iv) the date on which such share of Series B Preferred Stock is otherwise acquired by the Company. For purposes hereof, the term “Stated Value” shall mean $[ORIGINAL PURCHASE PRICE] per share of Series B Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution, recapitalization or combination with respect to the Series B Preferred Stock.

(b) To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 2009 (the “Dividend Reference Dates”), all dividends that have accrued on each share of Series B Preferred Stock outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Series B Preferred Stock until paid to the holder thereof. Dividends shall compound to the extent they are not paid on the applicable Dividend Reference Date. Accumulated and unpaid dividends shall accrue dividends as provided in Section 4(a).

(c) Dividends on the Series B Preferred Stock shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus legally available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series B Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

(d) Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock or the Series A Preferred Stock, such payment shall be distributed pro rata among the holders of the Series B Preferred Stock and the Series A Preferred Stock, based upon the aggregate accrued but unpaid dividends on all shares of Series B Preferred Stock and Series A Preferred Stock held by each such holder.

(e) For so long as the Primary Holder (together with any Affiliates thereof) holds not less than 750,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution, recapitalization or combination with respect to the Series A Preferred Stock or Series B Preferred Stock), the Company shall not, without the prior consent of the holders of at least 51% of the outstanding shares of Preferred Stock, pay any dividend upon the Junior Stock in cash or other property (other than shares of Common Stock), or purchase, redeem or otherwise acquire any such Junior Stock. Notwithstanding the provisions of this Section 4(e), the Company may, subject to applicable law, repurchase or redeem shares of Common Stock issued under the Company’s stock incentive programs to the extent permitted by the terms of the indebtedness of the Company and provided that (i) such programs and related agreements thereunder have been approved by the Board or a committee thereof and (ii) provide for a repurchase or redemption price not in excess of the price per share paid by such current or former officer or employee for such share.

(f) For so long as any shares of Series B Preferred Stock remain outstanding, in addition to the dividends referred to in Section 4(a), the holders of Series B Preferred Stock then outstanding shall also be entitled to receive any dividend or distribution paid to the holders of Junior Stock on a pro rata basis as if the shares of Series B Preferred Stock had been converted into the greatest number of shares of Common Stock into which such shares of Series B Preferred Stock could convert pursuant to Section 7 immediately prior to the record date for determining the stockholders eligible to receive such dividends or distributions on Junior Stock.

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SECTION 5. Liquidation Preference; Change in Control. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation”) or upon any Change in Control (as defined in Section 11 below), before any distribution or payment shall be made to holders of any Junior Stock, each holder of Series B Preferred Stock shall be entitled pari passu as if members of a single class of securities with the holders of the Series A Preferred Stock to payment in cash out of the assets of the Company legally available for distribution an amount per share of Series B Preferred Stock equal to (i) in the event of a Liquidation, the Liquidation Price (as defined in Section 11) or (ii) in the event of a Change in Control, the Acquisition Price (as defined in Section 11). If, upon any such Liquidation or Change in Control, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred Stock and Series B Preferred Stock of the amount of the preference set forth in this Section 5, the holders of Series A Preferred Stock and Series B Preferred Stock shall share equally and ratably in any distribution of such assets in proportion to the respective amount which otherwise would be payable in respect of such shares. Upon payment of all amounts due under this Section 5, the holders of Series B Preferred Stock shall have no further rights in respect of such shares of Series B Preferred Stock and shall not be entitled to participate in any further distributions of the Company’s assets distributed in such Liquidation.

SECTION 6. Voting Rights.

(a) General.

The holders of the Series B Preferred Stock shall have the right to vote, together as a class with the holders of the Series A Preferred Stock and the holders of the Common Stock, on all matters presented to the stockholders of the Company for a vote, with each such holder being entitled to cast a number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s shares of Series B Preferred Stock (assuming conversion at the time of the record date and the vote); provided, however, that the number of such votes for each holder of Series B Preferred Stock shall not exceed the number obtained by multiplying the number of shares of Series B Preferred Stock held by such holder by the percentage obtained by dividing the Stated Value by $         [CONSOLIDATED CLOSING BID PRICE AT 4 PM EASTERN TIME ON THE DAY PRIOR TO THE CLOSING DATE UNLESS CLOSING OCCURS AFTER 4 PM EASTERN TIME, IN WHICH CASE, THE CONSOLIDATED CLOSING BID PRICE AT 4 PM EASTERN TIME ON THE CLOSING DATE] (as adjusted for any stock splits, reorganizations, dividends, recapitalizations and the like) (the “Limiting Percentage”). For so long as the Primary Holder (together with any Affiliates thereof) holds not less than 750,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution, recapitalization or combination with respect to the Series A Preferred Stock or Series B Preferred Stock), the Company shall not, without the prior consent of the holders of at least 51% of the outstanding shares of Preferred Stock: (i) increase or decrease the size of the Board of Directors; (ii) amend or modify the Articles of Incorporation or Bylaws of the Company in any manner that adversely affects the rights, preferences or privileges of the holders of the Series B Preferred Stock; (iii) amend or modify the preferences, special rights or other powers of the Series B Preferred Stock set forth herein; (iv) authorize the issuance of additional shares of Series B Preferred Stock; (v) authorize or issue any shares of preferred stock ranking senior to or in parity with the Series B Preferred Stock with respect to the payment of dividends or distributions upon liquidation; (vi) except in connection with a transaction permitted pursuant to the terms of the Red River LLC Agreement, (a) consolidate or merge with or into any other entity (or permit any subsidiary of the Company to consolidate or merge into any other entity) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company or any significant subsidiary of the Company to any person or group of persons (excluding any such transaction that is undertaken solely for

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the purpose of changing the domicile of the Company) or (b) cause a Change in Control to occur; (vii) effect any Liquidation of the Company; (viii) purchase or acquire (or permit any subsidiary of the Company to purchase or acquire) assets or capital stock of any other person or entity for consideration in excess of $50 million; (ix) incur indebtedness in excess of $50 million; (x) enter into non-arm’s length transactions with Affiliates of the Company or related parties; or (xi) except as contemplated by the Transaction Agreements (as defined in the Securities Purchase Agreement), enter into or engage in (or permit any subsidiary to enter into or engage in) any line of business other than the Company’s business as of the Initial Issuance Date and logical extensions thereof. Notwithstanding the foregoing, no consent shall be required with respect to clauses (viii) and (ix) for any matters relating to the manufacturing of activated carbon.

(b) Election of Directors.

The holders of the Preferred Stock, voting separately as a single class, shall be entitled to elect that number of members of the Board of Directors equal to (i) the percentage of all outstanding shares of Common Stock held by such holders (assuming conversion of all shares of Preferred Stock as of the record date for the election of members of the Board of Directors) (provided, however, that the number of shares of Common Stock deemed to be held by such holders assuming conversion used in calculating such percentage shall not exceed the number of votes deemed to be held by such holders pursuant to Section 6(a)), multiplied by (ii) the total number of members of the Board of Directors following such election (rounded up to the nearest whole number if such calculation results in a fractional director that is 0.5 or greater, and rounded down to the nearest whole number if such calculation results in a fractional director that is less than 0.5) (the “Preferred Stock Directors”).

The Preferred Stock Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with applicable law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with applicable law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. There shall be no cumulative voting.

(c) NASDAQ Savings Clause.

In the event any provision of this Section 6 is determined by NASDAQ to be excessive in scope or otherwise invalid, unenforceable or contrary to NASDAQ policy, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Certificate of Designations will not in any way be affected or impaired thereby. In addition, in the event of any future amendment of NASDAQ Marketplace Rule 4351 or change in NASDAQ interpretation or policy with respect to such rule which has the effect of permitting voting rights in excess of those provided by the application of the Limiting Percentage under Section 6(a) hereof, such Limiting Percentage shall be adjusted or eliminated to the maximum extent possible consistent with then-applicable NASDAQ rules and policy.

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SECTION 7. Conversion.

(a) Conversion Right.

(i) Without limiting the Company’s rights to exercise the Company Conversion Option pursuant to Section 7(c), each holder of a share of Series B Preferred Stock shall have the right, at such holder’s option, exercisable at any time and from time to time, to convert all or any portion of such holder’s shares of Series B Preferred Stock, subject to the terms and provisions of this Section 7 (the “Conversion Right”). Upon a holder’s election to exercise the Conversion Right, the shares of Series B Preferred Stock for which the Conversion Right is exercised shall be converted into such whole number of shares of Common Stock equal to the product of the number of shares of Series B Preferred Stock being so converted multiplied by the quotient of (A) the Conversion Price as of the Conversion Date, divided by (B) the Stated Value as of the Conversion Date (the “Conversion Rate”).

(ii) No fractional shares of Common Stock will be issued upon conversion of the Series B Preferred Stock or accrued but unpaid dividends thereon. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock (including accrued but unpaid dividends thereon) by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay cash equal to the product of such fraction multiplied by the Quoted Price of one share of the Common Stock as of the Conversion Date or the Company Conversion Date, as applicable.

(iii) Except as otherwise specifically set forth herein, a holder of Series B Preferred Stock shall not be entitled to any rights of a holder of shares of Common Stock until such holder has converted such holder’s Series B Preferred Stock, and only to the extent the shares of Series B Preferred Stock are deemed to have been converted into shares of Common Stock in accordance with the provisions of this Section 7.

(iv) In case of any consolidation, amalgamation or merger of the Company with or into another Person or any merger of another Person with or into the Company, or in case of any sale or transfer of all or substantially all of the assets of the Company, in each case assuming such transaction is not a Change in Control, each share of Series B Preferred Stock then outstanding shall, without the consent of the holder of any Series B Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock (and other securities, if applicable) into which such Series B Preferred Stock was convertible immediately prior thereto (assuming such holder of Common Stock (and other securities, if applicable) failed to exercise any rights of election and that such Series B Preferred Stock was then convertible). Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental agreement so providing and further providing for adjustments which shall be as equivalent as may be practicable to the adjustments provided for in this Certificate of Designations.

(b) Conversion Right Procedures.

(i) The Conversion Right of a holder of Series B Preferred Stock shall be exercised by the holder by the surrender to the Company of the certificates representing shares of Series B Preferred Stock to be converted at any time during usual business hours at the Company’s principal place of business or the offices of the Transfer Agent, accompanied by written notice to the

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Company in the form of Exhibit A hereto that the holder elects to convert all or a portion of the shares of Series B Preferred Stock represented by such certificate (a “Conversion Notice”) and specifying the name or names (with address or addresses) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Transfer Agent duly executed by the holder or its legal representative.

(ii) As promptly as practicable after the surrender of the certificate or certificates for Series B Preferred Stock as aforesaid and the receipt of the Conversion Notice and in no event later than three Business Days thereafter, the Company shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other Person on such holder’s written order (A) one or more certificates representing the number of validly issued, fully paid and non-assessable whole shares of Common Stock to which the holder of Series B Preferred Stock being converted, or the holder’s transferee, shall be entitled, (B) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates, less the number of shares being converted, (C) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 7(a)(ii).

(iii) Each conversion shall be deemed to have been made at the close of business on the date of the later to occur of giving the Conversion Notice and of surrendering the certificate or certificates representing the Series B Preferred Stock to be converted (the “Conversion Date”) so that the rights of the holder thereof as to the Series B Preferred Stock being converted shall cease except for the right to receive the Common Stock (and cash dividends, if elected by the Company, and cash in lieu of fractional shares) payable under Section 7(a), and the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(c) Company Conversion Option.

(i) From and after the second anniversary of the Initial Issuance Date (defined in Section 13 below), the Company shall have the option (the “Company Conversion Option”) to cause all or any portion of the Series B Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the quotient of (A) the Conversion Price as of the Company Conversion Date, divided by (B) the Stated Value as of such date, with any resulting fractional shares of Common Stock to be settled in accordance with Section 7(a)(ii). The Company may exercise the Company Conversion Option only if the Quoted Price of the Common Stock equals or exceeds 150% of the Stated Value then in effect for at least 20 Trading Days in any period of 30 consecutive Trading Days, including the last Trading Day of such 30-day period, ending on the Trading Day prior to the date of the Company’s issuance of a press release announcing the Company’s exercise of the Company Conversion Option in accordance herewith (a “Company Conversion Notice”).

(ii) To exercise the Company Conversion Option, the Company must issue a Company Conversion Notice for publication on PR Newswire (or, if such organization is not in existence at the time of issuance of the Company Conversion Notice, such other news or press organization as is reasonably calculated to disseminate the relevant information broadly to the public) prior to the opening of business on the first Trading Day following any date on which the Quoted Price of the Common Stock exceeds 150% of the Stated Value for the period set forth in Section 7(c)(i), announcing the Company Conversion Option. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of Series B Preferred Stock (not

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later than four Trading Days after the date of the Company Conversion Notice) of the Company’s election to exercise the Company Conversion Option. The conversion date will be a date selected by the Company (the “Company Conversion Date”) and will be after (but no more than five Trading Days after) the date on which the Company issues the Company Conversion Notice.

(iii) In addition to any information required by applicable law or regulation, the Company Conversion Notice shall state, as appropriate (A) the Company Conversion Date, (B) the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock, (C) the number of shares of Series B Preferred Stock to be converted and (D) that dividends on the Series B Preferred Stock to be converted will cease to accrue on the Company Conversion Date.

(iv) Following delivery of a Company Conversion Notice, upon surrender of the Series B Preferred Stock by a holder thereof, the Company shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other Person on such holder’s written order, (A) one or more certificates representing the number of validly issued, fully paid and non-assessable whole shares of Common Stock to which a Holder of the Series B Preferred Stock being converted, or a holder’s transferee, shall be entitled, (B) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates, less the number of shares being converted, (C) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 7(a)(ii).

(v) Each conversion pursuant to a Company Conversion Option shall be deemed to have been made at the close of business on the Company Conversion Date so that the rights of the holder thereof as to the Series B Preferred Stock being converted will cease except for the right to receive the shares of Common Stock or cash issuable under this Section 7(c), and, if applicable, the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(vi) In case any shares of Series B Preferred Stock are to be converted pursuant to this Section 7(c), such Holder’s right to voluntarily convert such shares of Series B Preferred Stock pursuant to Section 7(a) shall terminate at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Company Conversion Date.

(d) HSR Approval Limitation.

In the event that any conversion of the Series B Preferred Stock (either pursuant to a Holder’s exercise of such Holder’s right to voluntarily convert shares of Series B Preferred Stock pursuant to Section 7(a) or pursuant to the Company’s exercise of the Company Conversion Option in accordance with Section 7(b)) would be subject to the filing of Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or the expiration or termination of any waiting periods under the HSR Act applicable to such conversion of Series B Preferred Stock into Common Stock (“HSR Approval”), then the number of shares of Series B Preferred Stock to be converted shall not have a value in excess of the lowest notification threshold then in effect under the HSR Act and the rules and regulations promulgated thereunder. The shares of Series B Preferred Stock that are then outstanding after giving effect to the conversion of a portion of the shares of Series B Preferred Stock into shares of Common Stock (the “Remaining Shares”), which shares of Series B Preferred Stock are not then convertible into shares of Common Stock without obtaining HSR Approval, shall remain outstanding pursuant to their terms; provided, however, that such shares of Series B Preferred Stock shall again become immediately convertible into shares of Common Stock (at the option of the Holder under

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Section 7(a) hereof or pursuant to the Company Conversion Option under Section 7(b) hereof) if, as of any such date, such conversion does not require HSR Approval or is not otherwise prohibited by the provisions of the HSR Act, including, but not limited to, in the event of a transfer by a holder of Series B Preferred Stock to any other Person, whether or not such Person is an affiliate of the holder, the result of which is that the conversion of such shares would not violate the HSR Act.

SECTION 8. Redemption. The Series B Preferred Stock shall not be redeemable.

SECTION 9. Issue Taxes. The Company shall pay all issue taxes, if any, incurred in respect of the issue of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, the Company shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Common Stock to the name of another.

SECTION 10. Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of Series B Preferred Stock, such number of its authorized but unissued Common Stock as will from time to time be sufficient to permit the conversion of all outstanding Preferred Stock. Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Company shall comply with all applicable laws and regulations which require action to be taken by the Company. All Common Stock delivered upon conversion of the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

SECTION 11. Certain Definitions. As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:

“Acquisition Fair Market Value” shall mean the consideration per share of Common Stock received by the holders thereof in a Change in Control; provided, that if the consideration is other than cash, its value will be deemed its fair market value as determined in good faith by the Board and the holders of at least a majority of the outstanding shares of Preferred Stock.

“Acquisition Price” shall mean the greater of: (i) the sum of the Stated Value of a share of Series B Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the date of such Change in Control or (ii) the Acquisition Fair Market Value multiplied by the then current Conversion Rate; provided, that the Acquisition Price, if based on the sum of the Stated Value of a share of Series B Preferred Stock plus accrued but unpaid dividends thereon (whether or not declared) through the date of any Change in Control, shall be payable in cash.

“Articles of Incorporation” shall have the meaning set forth in the preamble hereto.

“Board” shall have the meaning set forth in the preamble hereto.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

“Certificate of Designations” shall mean this Certificate of Designations, Number, Voting Powers, Preferences, and Rights of Series B Preferred Stock of the Company.

“Change in Control” shall mean (i) a consolidation, merger, share exchange, reorganization or other form of acquisition of or by the Company in which the Company’s shareholders immediately prior to the transaction retain less than 50% of the voting power

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of or economic interest in the surviving or resulting entity (or its parent) immediately after the transaction, (ii) a sale of the Company’s assets in excess of two-thirds of the Company’s assets (valued at fair market value as determined in good faith by the Board), (iii) the acquisition by any person of 50% or more of the Company’s outstanding voting securities or (iv) if, during any period of 24 consecutive months, Continuing Directors cease for any reason to constitute a majority of the directors on the Board or the board of directors of the surviving or resulting entity (or its parent) but excluding any cessation of service of a Continuing Director elected by the holders of Preferred Stock pursuant to Section 6(b) hereof or pursuant to the Securities Purchase Agreement due to a resignation, removal or otherwise in accordance with the Securities Purchase Agreement.

“Common Stock” shall have the meaning set forth in Section 3 hereto.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Conversion Date” shall have the meaning set forth in Section 7(c)(ii) hereto.

“Company Conversion Notice” shall have the meaning set forth in Section 7(c)(i) hereto.

“Company Conversion Option” shall have the meaning set forth in Section 7(c)(i) hereto.

“Continuing Director” means, as of any date, any member of the Board or the board of directors of any entity (or its parent) surviving or resulting from any consolidation, merger, reorganization or other acquisition with the Company, who: (i) was a member of the Board on the date that was 24 months prior to such date; or (ii) was nominated for election to the Board pursuant to the terms of the Securities Purchase Agreement or by a majority of the Continuing Directors who were members of the Board at the time of such nomination.

“Conversion Date” shall have the meaning set forth in Section 7(b)(iii) hereto.

“Conversion Notice” shall have the meaning set forth in Section 7(b)(i) hereto.

“Conversion Price” shall mean the sum of the Stated Value of a share of Series B Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the applicable Conversion Date.

“Conversion Rate” shall have the meaning set forth in Section 7(a)(i) hereto.

“Conversion Right” shall have the meaning set forth in Section 7(a)(i) hereto.

“Dividend Rate” shall have the meaning set forth in Section 4(a) hereto.

“Dividend Reference Dates” shall have the meaning set forth in Section 4(b) hereto.

“HSR Approval” shall have the meaning set forth in Section 7(d) hereto.

“HSR Act” shall have the meaning set forth in Section 7(d) hereto.

“Initial Issuance Date” shall mean [            ], 200  , or such other date on which the Company first issues a share of Series B Preferred Stock.

“Junior Stock” shall have the meaning set forth in Section 3 hereto.

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“Liquidation” shall have the meaning set forth in Section 5 hereto.

“Liquidation Fair Market Value” shall mean the consideration per share of Common Stock received by the holders thereof in a Liquidation; provided, that, if the consideration is other than cash, its value will be deemed its fair market value as determined in good faith by the Board and the holders of at least a majority of the outstanding shares of Preferred Stock.

“Liquidation Price” shall mean the greater of: (i) the sum of the Stated Value of a share of Series B Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the date of such Liquidation and (ii) the Liquidation Fair Market Value of one share of Common Stock on the date of the Liquidation multiplied by the then current Conversion Rate.

“Person” means an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Primary Holder” means Energy Capital Partners I, LP, a Delaware limited partnership.

“Preferred Stock” shall have the meaning set forth in Section 3 hereto.

“Quoted Price” means, with respect to Common Stock, (i) the last reported sales price of the Common Stock on the NASDAQ Capital Market or (ii) if not listed on the NASDAQ Capital Market, the last reported sales price of the Common Stock on such other principal exchange on which the Common Stock is listed or admitted for trading or (iii) if not listed or admitted for trading on a securities exchange, the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations Systems – National Market System, or (iv) if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by holders of a majority of the shares of Series B Preferred Stock then outstanding, and any dispute shall be resolved at the prevailing party’s cost, by the determination of an investment banking firm of recognized national standing selected by the Company and acceptable to such holders of a majority of the shares of Series B Preferred Stock, which determination shall be made in good faith and be conclusive absent manifest error.

“Red River LLC Agreement” shall mean that certain Limited Liability Company Agreement of Crowfoot Development, LLC dated as of October 1, 2008, as may hereafter be amended in accordance with its terms.

“Remaining Shares” shall have the meaning set forth in Section 7(d) hereto.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of October 1, 2008, by and between the Company and each of the respective purchasers named therein, as amended from time to time in accordance with its terms.

“Series A Preferred Stock” shall have the meaning set forth in Section 3 hereto.

“Series B Preferred Stock” shall have the meaning set forth in Section 1 hereto.

“Stated Value” shall have the meaning set forth in Section 4(a) hereto.

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“Trading Day” means a day during which trading in securities generally occurs on the NASDAQ Capital Market or, if the Common Stock is not listed on the NASDAQ Capital Market, on the principal national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national securities exchange, on the automated quotation system on which the Common Stock is then authorized for quotation.

“Transfer Agent” means Computershare Trust Company, N.A., the Company’s duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with at least ten days’ prior notice to the Transfer Agent; provided, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

SECTION 14. Headings. The headings of the paragraphs of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

SECTION 15. Waivers. Any of the rights of the holders of the Series B Preferred Stock set forth herein may be waived by any holder of the Series B Preferred Stock with respect to such holder and by the affirmative consent or vote of the holders of at least 51% of the shares of the Preferred Stock then outstanding with respect to all holders of the Preferred Stock.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, ADA-ES, Inc. has caused this Certificate of Designations of Series B Convertible Preferred Stock to be duly executed by its President and Chief Executive Officer this      day of             , 2008.

ADA-ES, INC.

By:
Name:	Michael Durham
Title:	President and Chief Executive Officer

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Exhibit A:

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the Series B Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), represented by stock certificate No(s). [                    ] (the “Series B Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of ADA-ES, Inc. (the “Company”) in accordance with the conditions of the Certificate of Designations, Number, Voting Powers, Preferences, and Rights of Series B Preferred Stock of the Company (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Series B Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. The original of each Series B Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series B Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Series B Preferred Stock to be Converted:

Number of shares of Common Stock to be issued:*

Signature:

Name:

Address:**

Facsimile Number:

*	The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or the Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three (3) Business Days following receipt of the original Preferred Stock Certificate(s) to be converted.
**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

ANNEX B

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of October 1, 2008, by and between ADA-ES, Inc., a Colorado corporation (the “Company”) and the several purchasers identified in the attached Exhibit A (individually, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, upon the terms and conditions stated in this Agreement: (i) an aggregate of 1,800,000 shares of the Company’s Series A Convertible Preferred Stock, no par value (the “Series A Preferred Stock”); and (ii) an aggregate of 1,800,000 shares of the Company’s Series B Convertible Preferred Stock, no par value (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Shares”);

WHEREAS, the Shares will be, under certain conditions, convertible into shares of the Company’s common stock, no par value per share (the “Common Stock”) (such Common Stock issuable upon conversion shall be referred to herein as the “Conversion Shares,” and the Shares and the Conversion Shares shall be referred to herein as the “Securities”); and

WHEREAS, contemporaneously with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.01	Definitions.

a. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

i. “Affiliate” shall mean any Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with the Person in question and shall include with respect to ECP, each Purchaser;

ii. “Business Day” shall mean a day other than a Saturday, Sunday or other day on which banks in the States of Colorado or New York are required or authorized to close;

iii. “Certificates of Designations” shall mean the Series A Certificate of Designations and the Series B Certificate of Designations;

iv. “Code” shall mean the Internal Revenue Code of 1986, as amended;

v. “Company Benefit Plan” shall mean each “employee benefit plan” within the meaning of Section 3(3) of ERISA, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, restricted stock unit, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA, in each case (A) under which any past or present director, officer, employee, consultant or independent contractor of the Company has any present or future right to benefits, or (B) otherwise as a result of which the Company has any liability;

vi. “Contract” shall mean any material agreement, contract, commitment, lease, mortgage, indenture, deed of trust, debt instrument, understanding, arrangement, restriction or other instrument to which the Company is currently a party and that is or was required to be filed as an exhibit to any Company SEC Report;

vii. “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise;

viii. “Conversion” shall mean the conversion from time to time of the Shares for shares of Common Stock in accordance with the terms of the Series A Certificate of Designations or Series B Certificate of Designations, as applicable;

ix. “Development Subsidiaries” shall mean (A) Red River Environmental Products LLC, a Delaware limited liability company, (B) Morton Environmental Products LLC, a Delaware limited liability company, (C) Underwood Environmental Products LLC, a Delaware limited liability company, (D) Crowfoot Supply Company, LLC, a Delaware limited liability company and (E) Crowfoot Development, LLC, a Delaware limited liability company, respectively;

x. “ECP” shall mean Energy Capital Partners, LLC, and any of its Affiliates;

xi. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended;

xii. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended;

xiii. “Governmental Authority” shall mean the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing;

xiv. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

xv. “Joint Development Agreement” means the Joint Development Agreement, dated as of the date hereof, by and among ADA-ES and ECP or one or more of its Affiliates;

xvi. “knowledge of the Company” or “to the Company’s knowledge” means the actual knowledge, after reasonable inquiry, of the directors and officers of the Company;

xvii. “LLC Agreement” means the Limited Liability Company Agreement of Crowfoot Development, LLC (“Devco”), dated as of the date hereof, among the Company and the other members of Devco signatory thereto (“Other Devco Members”);

xviii. “Majority Purchasers” means Purchasers who collectively hold the right to purchase a majority of the Shares to be purchased;

xix. “Material Adverse Effect” shall mean, collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in the general affairs, business, prospects, properties, assets, liabilities, operations or condition (financial or otherwise) or results of operations of the Company, its Subsidiaries and the Development Subsidiaries taken as a whole, except for (i) any change resulting from general economic conditions provided that the Company, its Subsidiaries and the Development Subsidiaries taken as a whole are not materially disproportionately (relative to other companies in the Company’s industry) affected by such change, (ii) any change resulting from conditions or circumstances generally affecting the industry in which the Company, its Subsidiaries and the Development Subsidiaries participate and not specifically relating to the Company, provided that the Company, its Subsidiaries and the Development Subsidiaries taken as a whole are not materially disproportionately (relative to most other industry participants) affected by such change and (iii) any change in the market price of the Company’s Common Stock;

xx. “NASD” shall mean National Association of Securities Dealers, Inc.;

xxi. “Owns, Own, or Owned” shall mean the aggregate beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of the Purchasers and their Affiliates;

xxii. “Person” means an individual or a corporation, partnership, limited liability company, trust, estate, unincorporated organization, association or other entity;

xxiii. “Pricing Date” shall mean the later of:

(1)	the first date on which Members (as defined in the LLC Agreement) are required to fund pursuant to Section 3.3(c)(ii) of the LLC Agreement; and

(2)	the date on which the Company shall have publicly announced, in a report filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (A) the execution of this Agreement and (B) its intention to solicit the Shareholder Approval in accordance with Section 5.11 hereof;

xxiv. “Purchasers’ Representative” means Energy Capital Partners GP I, LLC, a Delaware limited liability company;

xxv. “Red River Project” shall have the meaning set forth in the Joint Development Agreement;

xxvi. “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended to date;

xxvii. “SEC” shall mean the U.S. Securities and Exchange Commission;

xxviii. “Securities Act” shall mean the Securities Act of 1933, as amended;

xxix. “Series A Certificate of Designations” means the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of the Company, substantially in the form attached hereto as Exhibit C;

xxx. “Series B Certificate of Designations” means the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock of the Company, substantially in the form attached hereto as Exhibit D;

xxxi. “Subsidiary” when used with respect to any Person, shall mean any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, provided, however, that when used with respect to the Company, the term “Subsidiary” shall not include any of the Development Subsidiaries unless specifically referenced;

xxxii. “Takeover Statute” shall mean any corporate takeover provision under laws of the State of Colorado or any other state or federal “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation;

xxxiii. “Trading Day” shall mean any day on which the Common Stock is listed or quoted and traded on the NASDAQ Capital Market or, if the Common Stock is not listed on the NASDAQ Capital Market, on the principal national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national securities exchange, on the automated quotation system on which the Common Stock is then authorized for quotation;

xxxiv. “Transaction Agreements” shall mean this Agreement, the Registration Rights Agreement, the Joint Development Agreement, the LLC Agreement and the Operative Agreements (as defined in the Joint Development Agreement); and

xxxv. “VWAP Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page ADES <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the VWAP Price means the market value per share of Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

1.02 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

1.03 Purchasers’ Representative. Except as otherwise specified herein, for purposes of this Agreement, wherever the Company is required to provide notice or documentation to the Purchasers, such obligation shall be satisfied by the provision of such notice or documentation to the Purchasers’ Representative.

ARTICLE II.

SALE AND PURCHASE OF THE COMPANY PREFERRED STOCK

2.01	Authorization of Preferred Stock.

a. Series A Preferred Stock. On or prior to the Closing, the Company shall have authorized the sale and issuance of an aggregate of 1,800,000 shares of Series A Preferred Stock, on the terms and conditions set forth in this Agreement. The terms, limitations and relative rights and preferences of the Shares shall be as set forth in the Series A Certificate of Designations.

b. Series B Preferred Stock. On or prior to the Closing, the Company shall have authorized the sale and issuance of an aggregate of 1,800,000 shares of Series B Preferred Stock, on the terms and conditions set forth in this Agreement. The terms, limitations and relative rights and preferences of the Shares shall be as set forth in the Series B Certificate of Designations.

2.02 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, at the Closing (as defined below): (i) the number of shares of Series A Preferred Stock set forth opposite the name of such Purchaser under the heading “Number of Shares of Series A Preferred Stock to be Purchased” on Exhibit A hereto, for a per share purchase price equal to $9.37 (the “Series A Per Share Purchase Price”), or $16,866,000 in the aggregate (the “Series A Purchase Price”); and (ii) the number of shares of Series B Preferred Stock set forth opposite the name of such Purchaser under the heading “Number of Shares of Series B Preferred Stock to be Purchased” on Exhibit A hereto, for a per share purchase price equal to the lesser of (A) $16.50 and (B) the product of (i) 0.9 multiplied by (ii) the average of the VWAP Prices for the period beginning on the date 10 Trading Days prior to the Pricing Date and ending (if the Pricing Date is a Trading Day) on the date 9 Trading Days after the Pricing Date or (if the Pricing Date is not a Trading Day) on the date 10 Trading Days after the Pricing Date (the “Series B Per Share Purchase Price”), for a number of U.S. Dollars in the aggregate equal to the product of the Series B Per Share Purchase Price and 1,800,000 (the “Series B Purchase Price”). The sum of the Series A Purchase Price and Series B Purchase Price shall be referred to herein as the “Purchase Price”.

2.03 Closing. The closing of the transactions contemplated under this Agreement (the “Closing”) shall take place at the offices of Schuchat, Herzog & Brenman, LLC, counsel to the Company, on the third business day after the Company shall have given written notice (the “Closing Notice”) to the Purchasers’ Representative that all of the conditions precedent set forth in Article VI hereof have been satisfied in full or are expected to be satisfied in full at the Closing or duly waived by the Company and/or the Majority Purchasers, as applicable (the “Closing Date”), or at such other location, date and time as may be agreed upon between the Purchasers and the Company.

2.04 Delivery. The sale and purchase of the Shares shall be effected on the Closing Date by the Company executing and delivering to the Purchasers, duly registered in such Purchaser’s name, one or more duly executed stock certificates evidencing the shares being purchased by it, against payment of the Purchase Price therefor by wire transfer of immediately available funds to such account as the Company shall designate in writing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the corresponding section or subsection of the disclosure schedule delivered by the Company to the Purchasers’ Representative on the date of this Agreement (the “Disclosure Schedule”), the Company hereby represents and warrants to each of the Purchasers as of the date hereof and as of the Closing Date (or, if made as of a specified date, as of such other date) as follows:

3.01 Organization, Standing and Power.

a. Due Organization and Standing. The Company and each of its Subsidiaries: (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept), (ii) has the requisite power and authority to own, license, lease and operate its properties and to carry on its business as now being conducted and currently proposed to be conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, licensing or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary thereof nor any of the Development Subsidiaries has received a written notification that any proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification where such proceeding would reasonably be likely to have a Material Adverse Effect.

b. Charter Documents. The Company has delivered or made available to the Purchasers’ Representative or its counsel: (i) a true and correct copy of the Amended and Restated Articles of Incorporation, as amended to date (the “Articles of Incorporation”) and Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws,” and together with the Articles of Incorporation, the “Company Charter Documents”) and (ii) the Certificate of Incorporation and Bylaws, or like organizational documents, of each of its Subsidiaries and each of the Development Subsidiaries (collectively, “Subsidiary Charter Documents”), and each such instrument is in full force and effect.

c. Subsidiaries. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary and each Development Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, a wholly-owned Subsidiary of the Company, or the Company and another wholly-owned Subsidiary of the Company, free and clear of all material pledges, claims, liens, charges, encumbrances, rights of first refusal, rights of first offer, rights of last refusal, rights of negotiation and security interests of any kind or nature whatsoever, other than liens for taxes not yet due and payable and, with respect to the Development Subsidiaries, other Permitted Encumbrances (as defined in the Joint Development Agreement) (collectively, “Liens”), except for restrictions imposed by applicable securities laws. Other than the Subsidiaries and the other subsidiaries of the Company set forth on Exhibit 21.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2007 in the form filed with the SEC (the “2007 Form 10-K”), neither the Company nor any of its Subsidiaries (including the Development Subsidiaries) owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other Person except for minority investments in marketable securities existing from time to time.

3.02 Capitalization.

a. As of the date hereof, the authorized capital stock of the Company consists of: (i) 50,000,000 shares of common stock, no par value, and 50,000,000 shares of preferred stock, no par value per share (the “Company Preferred Stock”). The rights and privileges of each class of the Company’s capital stock are as set forth in the Articles of Incorporation. As of the date hereof, (i) 6,727,035 shares of Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued or outstanding, and (iii) 419,765 shares of Common Stock are reserved for issuance upon the exercise of outstanding options including options granted under the Company’s outstanding stock incentive and option plans and agreements, restricted stock plans and programs and employee stock purchase programs (collectively, the “Equity Plans”).

b. As of the Closing, and assuming the Purchasers purchase all of the Shares, (i) not more than an aggregate of 8,000,000 shares of Common Stock will be issued and outstanding; (ii) 1,800,000 shares of Series A Preferred Stock will be issued and outstanding; (iii) 1,800,000 shares of Series B Preferred Stock will be issued and outstanding; (iv) not more than an aggregate of 962,463 shares of Common Stock will be reserved for issuance upon the exercise of outstanding options including options granted or reserved under the Equity Plans; and (v) 3,600,000 Conversion Shares will be reserved for issuance upon the Conversion.

c. Except for the Securities and except for options granted under the Equity Plans (the “Company Options”), as of the date hereof, the Company does not have outstanding any options to purchase, warrants, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock. All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

3.03 Stock Options. All Company Options have been appropriately authorized by the board of directors of the Company or an appropriate committee thereof, including approval of the option exercise price or the methodology for determining the option exercise price and the substantive option terms. All Company Options reflect the fair market value of the Common Stock as determined under Section 409A of the Code on the date the option was granted (within the meaning of Treasury Regulation §1.421-1(c)). No Company Options have been retroactively granted, or the exercise price of any Company Option determined after the date of grant. All Company Options have been properly accounted for in all material respects by the Company in accordance with GAAP, and no material change is expected in respect of any prior financial statements of the Company relating to expenses for stock compensation. The Company has not received written notice of, and to the Company’s knowledge, there is no pending audit, investigation or inquiry by any governmental agency or by the Company with respect to the Company’s stock option granting practices or other equity compensation practices.

3.04 Authorization of Agreement. The Company has full corporate power and authority to (a) enter into the Transaction Agreements and subject to the Shareholder Approval, to consummate the transactions contemplated hereby and thereby and (b) subject to the Shareholder Approval, authorize, execute, issue, and deliver the Shares and the Conversion Shares as contemplated by the Transaction Agreements. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. On the Closing Date, the Transaction Agreements (other than this Agreement) will have been duly authorized, executed and delivered by the Company, and constitute legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that rights to indemnity thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

3.05 Authorization of the Shares.

a. The Shares to be issued at the Closing have been duly authorized and reserved for issuance and sale to the Purchasers pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, such Shares will be duly and validly issued and fully paid and non-assessable.

b. On or prior to the Closing, and after giving effect to the Shareholder Approval, the Conversion Shares will be duly authorized and reserved for issuance to the holders of the Shares, and, when issued and delivered by the Company pursuant to the terms of the Shares, will be duly and validly issued and fully paid and non-assessable.

c. No holder of the Shares or the Conversion Shares will be subject to personal liability by reason of being such a holder, and neither the issuance of the Shares or the Conversion Shares is or will be subject to preemptive or other similar rights of any security holder of the Company.

3.06 Consents and Approvals. Except for (a) applicable requirements, if any, of the Securities Act and the rules and regulations promulgated thereunder, state securities or “blue sky” laws and (b) filing of the Certificates of Designation with the Secretary of State of the State of Colorado (collectively, the “Approvals”), the execution and delivery by the Company of this Agreement, and subject to Shareholder Approval and except as contemplated by Sections 5.02(b), 5.06 and 5.19, the issuance of any of the Shares, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, including, without limitation, any Conversion, do not require the Company to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Governmental Authority or judicial authority.

3.07 Absence of Defaults and Conflicts.

a. The execution and delivery of this Agreement by the Company does not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance, sale and delivery of the Shares will not, (i) violate or conflict with the Company Charter Documents or the Subsidiary Charter Documents; (ii) result in a material breach of any of the terms, conditions or provisions of, or constitute a material default (with or without the giving of notice or the passage of time (or both)) under, or result in a modification that is materially adverse to the Company of, or permit the acceleration of material rights under or termination of, any material Contract, license, permit or authorization of the Company; (iii) violate any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or over its properties or business; or (iv) result in the creation or imposition of any material lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company.

b. The Company is not in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the Company Charter Documents or Subsidiary Charter Documents, (ii) any Contract of the Company, (iii) any license, permit or authorization to which the Company is a party or by which it is bound or (iv) any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality except, in the case of clause (ii), (iii) or (iv), for defaults or violations which would not be reasonably likely to have a Material Adverse Effect.

3.08 Reports and Financial Statements.

a. The Company has furnished or made available (including for all purposes under this Agreement availability through the SEC’s website) to the Purchasers’ Representative true and complete copies of the Company’s (i) 2007 Form 10-K, as filed with the SEC, (ii) proxy statements related to all meetings of its shareholders (whether annual or special) held since January 1, 2008, and (iii) all other reports of the Company filed with or registration statements with respect to the Company’s securities declared effective by the SEC since January 1, 2008, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the SEC since that date (the documents referred to in clauses (i) through (iii), together with all accompanying exhibits and all information incorporated therein by reference, being referred to herein collectively as the “Company SEC Reports”).

b. The Company has timely made all filings and furnishings with the SEC required of the Company pursuant to the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective dates, the Company SEC Reports were duly filed or furnished with the SEC and complied in all material respects with the requirements of the Sarbanes-Oxley Act, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC and the NASDAQ Stock Market thereunder applicable to such Company SEC Reports. Except to the extent that information contained in any Company SEC Report filed or furnished with the SEC and made publicly available prior to the date of this Agreement (a “Filed Company SEC Report”) has been revised or superseded by a later Filed Company SEC Report, as of their respective dates, none of the Filed Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

c. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in the Company SEC Reports (i) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified subject, in the case of unaudited statements, to immaterial year-end audit adjustments; (ii) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except in each case as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP); and (iii) the other financial information included in the Company SEC Reports has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

3.09 Absence of Certain Changes or Developments. Except as disclosed in a reasonably apparent manner in any Company SEC Report (collectively, the “SEC Disclosure”) and except for changes in capitalization contemplated by the Transaction Agreements, since December 31, 2007, there has not been (i) any change in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of its Subsidiaries, or (ii) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or (iii) any Material Adverse Effect.

3.10 Compliance with Laws.

a. Except as disclosed in the SEC Disclosure, since December 31, 2007, the Company has not been in violation of any foreign, federal, state or local laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to Environmental Laws or to occupational health and safety, except for violations that would not be reasonably likely to have a Material Adverse Effect, no material expenditures are known to be or expected to be required in order to cause its current operations or properties to comply with any such laws, ordinances, governmental rules or regulations, and the Company has received no complaints from any foreign, federal state or local agency or regulatory body alleging such material violations of any such laws and regulations.

b. The Company has all material licenses, permits, franchises or other governmental authorizations necessary for the ownership of its property and to the conduct of its business in the manner described in the SEC Disclosure. Except as disclosed in the SEC Disclosure, the Company has not been finally denied any application for any such material licenses, permits, franchises or other governmental authorizations necessary to its business. There has not been, and there is no proceeding pending, served against the Company or, to the Company’s knowledge, threatened, to suspend, revoke or limit any such licenses, permits, franchises or other governmental authorizations and, to the Company’s knowledge, there is no circumstance that exists which with notice or the passage of time or both, will result in such revocation, suspension or limitation where such revocation, suspension or limitation would be reasonably likely to have a Material Adverse Effect.

3.11 Litigation. Except as disclosed in the SEC Disclosure, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its properties, assets or business or any of its directors, trustees, officers or employees in such capacity, which would be reasonably likely to have a Material Adverse Effect. Except as disclosed in the SEC Disclosure, neither the Company nor, to the Company’s knowledge, any of its directors, trustees, officers or employees in such capacity is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign), which would be reasonably likely to have a Material Adverse Effect.

3.12 Employees; Company Benefit Plans.

a. The Company is not engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company has been filed or, to the Company’s knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the Company’s knowledge, threatened to be filed, against the Company by any employee pursuant to any collective bargaining or other employment agreement to which the Company is a party or is bound which, in any such case, would be reasonably likely to have a Material Adverse Effect.

b. There are no pending or, to the Company’s knowledge, threatened strikes, lockouts, picketing, slow downs, work stoppages or union organization activities with respect to the Company. To the Company’s knowledge, no officer or key employee, or group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

c. Except as would not reasonably be likely to have a Material Adverse Effect: (i) the Company Benefit Plans are in compliance with all applicable requirements of ERISA, the Code, and other applicable laws and have been administered in accordance with their terms and such laws, and (ii) each Company Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Code has received a favorable determination letter as to its qualification or an opinion letter indicating that the prototype form of the plan document does not, in and of itself, violate Section 401 of the Code and to the Company’s knowledge nothing has occurred that could adversely affect such qualification. Each Company Benefit Plan that is subject to Section 409A of the Code has been operated in good-faith compliance with Section 409A of the Code in all material respects.

d. Except as would not reasonably be likely to result in a Material Adverse Effect, there are no pending or, to the Company’s knowledge, threatened claims (in writing) and no pending or, to the Company’s knowledge, threatened (in writing) litigation with respect to any Company Benefit Plan, other than ordinary and usual claims for benefits by participants and beneficiaries.

e. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company or with respect to any Company Benefit Plan; (ii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; or (iii) result in the payment of any amount that would, individually or in combination with any other such payment, not be deductible as a result of Section 280G of the Code.

3.13 Tax Matters. There are no material federal, state, county, local or foreign taxes due and payable (whether to taxing authorities or to other persons) by the Company or any of its Subsidiaries which have not been paid. The Company and each of its Subsidiaries has duly and timely filed (except in cases where valid extensions have been obtained) all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. All such tax returns are complete and accurate in all material respects. No material tax deficiency has been determined adversely to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is currently subject to any tax audit of any kind nor is any such audit pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries has any current material liability for taxes of any person (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor or (C) by contract. Neither the Company nor any of its Subsidiaries is a party to, is bound by and has any obligation under any tax sharing or tax indemnity contract or similar arrangement. Neither the Company nor any of its Subsidiaries has been a party to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1) or to a transaction that is or is substantially similar to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2). The provisions for taxes on the financial statements described in Section 3.08 are sufficient for the payment of all material accrued and unpaid federal, state, county, local and foreign taxes of the Company and any of its Subsidiaries (whether due to taxing authorities or to other persons) as of the respective dates of such financial statements. Since December 31, 2007, the Company and its Subsidiaries have not incurred any liability for taxes outside the ordinary course of business consistent with past practice. All deficiencies asserted or assessments made with respect to material taxes of the Company and its Subsidiaries as a result of any examinations have been fully paid. The Company is not, and has not been, a United States real property holding corporation, as defined in Section 897(c)(2) of the Code.

3.14 Intellectual Property. Each of Company and each of its Subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and its Subsidiaries’ business as now conducted. Furthermore, except in each case where the failure of such statement to be true and correct would not reasonably be likely to have a Material Adverse Effect, (a) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (b) there is no pending or, to the knowledge of the Company, threatened, action, suit, claim or proceeding by others challenging the Company’s or any of its Subsidiaries’ or any of the Development Subsidiaries’ rights in or to any such Intellectual Property, and to the Company’s knowledge, there are no facts which would form a reasonable basis for any such claim; (c) the Intellectual Property owned by the Company, its Subsidiaries and the Development Subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company, its Subsidiaries and the Development Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or to the Company’s knowledge, threatened action, suit, claim or proceeding by others challenging the validity or scope of any such Intellectual Property, and to the Company’s knowledge, there are no facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, claim or proceeding by others that the Company, its Subsidiaries or the Development Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company, its Subsidiaries or the Development Subsidiaries has received any written notice of such claim and to the Company’s knowledge, there are no other facts which would form a reasonable basis for any such claim; and (e) to the Company’s knowledge, no employee of the Company, its Subsidiaries or the Development Subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company nor any of its Subsidiaries nor any of the Development Subsidiaries or actions undertaken by the employee while employed with the Company, any of its Subsidiaries or any of the Development Subsidiaries. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

3.15 Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real property and have good title or valid rights to lease or otherwise use all items of personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (a) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (b) would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect and except those for the payment of federal, state or other taxes, the payment of which is not delinquent.

3.16 Condition and Sufficiency of Properties. The property, assets and operations of the Company owned, leased or used by the Company are in good operating condition and repair (ordinary wear and tear excepted), are adequate and sufficient for the Company’s business as now conducted and as presently contemplated to be conducted and comply with all applicable ordinances, regulations and laws except where the failure to be in such condition or to comply would not reasonably be likely to have a Material Adverse Effect.

3.17 Contracts. All agreements to which the Company or any Subsidiary is a party which are required to have been filed by the Company since December 31, 2005 pursuant to applicable SEC rules and regulations have been filed by the Company with the SEC in material compliance with the requirements thereof. As of the date hereof, each Contract filed as an exhibit to the 2007 Form 10-K, to the Quarterly Reports on Form 10-Q for the quarters ended March 31 or June 30, 2008 or to the Current Reports on Form 8-K filed by the Company with the SEC in 2008 (collectively, the “Material Contracts”) is in full force and effect and is binding on the Company or such Subsidiary, as the case may be, and, to the Company’s knowledge, is binding upon the other parties thereto, in each case in accordance with its terms, and neither the Company or such Subsidiary, as the case may be, nor, to the Company’s knowledge, any other party thereto is in breach of or default under any such agreement, which breaches or defaults would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company has not received any written notice requesting the termination of any such agreements where such termination would reasonably be likely to have a Material Adverse Effect.

3.18 Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or a Subsidiary, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or a Subsidiary, on the other, that is required by the Exchange Act to be described in the Company SEC Reports and that is not so described therein.

3.19 Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as contemplated hereunder, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

3.20 Foreign Corrupt Practices Act. Neither the Company, nor any Subsidiary, nor any Development Subsidiary nor, to the knowledge of the Company, any director, officer, agent, or employee acting on behalf of the Company, any Subsidiary or any Development Subsidiary has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.21 Money Laundering Laws. The operations of the Company, its Subsidiaries and the Development Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, in each case to the extent applicable to the Company, the Subsidiaries and the Development Subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any Subsidiary or any Development Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.22 Compliance with OFAC. None of the Company, any of its Subsidiaries, any of the Development Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, any of its Subsidiaries or any of the Development Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S.

Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.23 Environmental Laws. Except as would not, singly or in the aggregate, reasonably be likely to result in a Material Adverse Effect, (a) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (b) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws (except where the absence of such permits, authorizations and approvals would not reasonably be likely to have a Material Adverse Effect) and are each in compliance with their requirements in all material respects, (c) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, or proceedings or to the Company’s knowledge, investigation relating to any Environmental Law against the Company or the Subsidiary and (d) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Subsidiary relating to Hazardous Materials or any Environmental Laws.

3.24 Accounting Matters.

a. Ehrhardt Keefe Steiner & Hottman PC, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

b. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

c. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations;

(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Disclosure, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.25 Insider Trading. The Company has a written insider trading policy applicable to all officers and directors of the Company.

3.26 Registration Rights. No shareholder of the Company has any right to require the Company to register the sale of any securities owned by such shareholder under the Securities Act in the registration statement(s) to be filed pursuant to this Agreement or the Registration Rights Agreement. Except as required pursuant to this Agreement or the Registration Rights Agreement, the Company is currently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s currently outstanding securities or any of its securities that may hereafter be issued.

3.27 NASDAQ Compliance. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market (the “NASDAQ Stock Market”) under the ticker symbol “ADES.” Trading in the Common Stock has not been suspended and the Company has taken no action designed to, or which is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Stock Market. The Company has not, in the 12 months preceding the date hereof, received written notice from the NASDAQ Stock Market to the effect that the Company is not in material compliance with the listing or maintenance requirements thereof, and the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

3.28 Form S-3 Eligibility. Assuming that such resale is considered by the SEC to be a secondary offering by the Purchasers and not a primary offering by the Company, the Company is eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for resale by the Purchasers as contemplated by the Registration Rights Agreement, according to the eligibility requirements for the use of Form S-3 in transactions involving secondary offerings as set forth in General Instructions I.A, II.B.3 and II.B.4(a)(3) of Form S-3, and to the Company’s knowledge, as of the date hereof, there exist no facts or circumstances that could reasonably be expected to prohibit or delay the filing or effectiveness of a registration statement on Form S-3 covering the resale of the Registrable Securities.

3.29 Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any Affiliate of the Company has taken, nor will the Company or, to the knowledge of the Company, any Affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.30 Insurance. The Company and its Subsidiaries maintain insurance of the types and in the amounts as the Company has reasonably determined are adequate for their businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect. Neither the Company nor any Subsidiary has (i) received written notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

3.31 Takeover Provisions. The Company does not have a shareholder rights plan. The Company and its Board of Directors have taken all necessary action in order to render inapplicable any control share acquisition or business combination statute, shareholder rights plan or other anti-takeover provision under the Company Charter Documents or the laws of its state of incorporation that is or could reasonably be expected to be or become applicable to any of the Purchasers as a result of the transactions contemplated hereby, including without limitation the purchase and ownership of the Securities hereunder.

3.32 Private Placement. Assuming the accuracy of the representations and warranties of each of the Purchasers contained in Article IV hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any Person or Persons, or otherwise has taken or will take any other action, so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

3.33 Vote Required. A quorum of the holders of the outstanding Common Stock, represented in person or by proxy, is necessary to hold a meeting of the Company’s shareholders to consider the issuance of the Shares in accordance with the Company Charter Documents and applicable law, including without limitation, the requirements of NASD Rule 4350 (the “Shareholder Approval”), and a majority of the votes cast at such shareholder meeting by the holders of the outstanding Common Stock, whether in person or by proxy, is required to approve the issuance of the Shares and any other matters for which approval of the Company’s shareholders is required in order to consummate the transactions contemplated by this Agreement, in accordance with the Company Charter Documents and applicable law, including without limitation, the requirements of NASD Rule 4350. No other vote of the holders of any class or series of the Company’s securities is necessary to approve the Transaction Agreements and the transactions contemplated hereby and thereby.

3.34 No Restrictions on Subsidiaries. No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

3.35 No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its Subsidiaries or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

3.36 Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

3.37 Statistical and Market Data. Nothing has come to the attention of the Company’s officers or directors that has caused the Company to believe that the statistical and market-related data included in the Company SEC Reports is not based on or derived from sources that are reliable and accurate in all material respects.

3.38 Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or to the Company’s knowledge any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

3.39 Representations with Respect to the Development Subsidiaries. The representations and warranties of the Company set forth in the Joint Development Agreement are incorporated by reference as if restated herein in their entirety and are true and correct as of the date hereof and as of the Closing Date (as defined in the Joint Development Agreement) of the Joint Development Agreement (or, if made as of a specified date, as of such other date). For purposes of the representations and warranties set forth in Article III, closing of the transactions contemplated by the Joint Development Agreement shall be deemed to occur on the day prior to the date hereof.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company as of the date of this Agreement and as of the Closing Date (or, if made as of a specified date, as of such date) as follows:

4.01 Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Transaction Agreements and to consummate the transactions contemplated hereby and thereby. All action on such Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. This Agreement has been duly authorized, executed and delivered by each Purchaser and constitutes the legally valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity. On the Closing Date, the Transaction Agreements (other than this Agreement) to which a Purchaser is a party will have been duly authorized, executed and delivered by such Purchaser, and constitute legally valid and binding obligations of each Purchaser, enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

4.02 Investment Representations. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any state securities laws. Such Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in this Agreement. Such Purchaser hereby represents and warrants as follows:

a. It is acquiring the Shares for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Shares or the Conversion Shares, but subject, nevertheless, to any requirement of law that the disposition of such Purchaser’s property shall at all times be within such Purchaser’s control, and without prejudice to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

b. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time and is able to afford a complete loss of such investment.

c. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby.

d. At the time of being offered the Shares, on the date hereof and on the Closing Date, it is (or will be, as applicable) a “qualified institutional buyer” within the meaning of Rule 144A(a) of the Securities Act or an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

e. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement, including the registration statement filed by the Company with the SEC (SEC File No. 333-143779) as a “shelf offering” on Form S-3, which was declared effective by the SEC on July 10, 2007 and withdrawn on September 19, 2008.

4.03 Securities Not Registered. Such Purchaser understands that the Shares, and Conversion Shares issuable upon the Conversion, must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.04 No Conflict. The execution and delivery of the Transaction Agreements by such Purchaser and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (a) any provision of such Purchaser’s organizational documents, (b) any material agreement or instrument, permit, franchise, or license of such Purchaser or (c) any judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

4.05 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained as of the date hereof and are effective as of the Closing Date. The execution and delivery by each Purchaser of this Agreement, the performance by such Purchaser of its obligations hereunder and the consummation by such Purchaser of the transactions contemplated hereby do not require such Purchaser to make any filing, submission or registration with, or give any notice to, any Governmental Authority or judicial authority.

4.06 Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”) (a) acquired, agreed to acquire (other than pursuant to this Agreement), offered for sale, sold, pledged or otherwise disposed of any Common Stock, (b) effected or agreed to effect any short sale as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sale”), whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares or (c) entered into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any securities of the Company, whether any such transaction described in clauses (a),(b) or (c) was or is to be settled by delivery of securities of the Company, other securities, cash or otherwise (each transaction described in clauses (b) and (c), a “Prohibited Transaction”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares.

4.07 Adequate Funds. Each Purchaser has on the date hereof and as of the Closing will have access to liquid capital or committed sources of capital sufficient to pay its Purchase Price for the Shares to be purchased by it pursuant to this Agreement.

ARTICLE V.

ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

5.01	Covenants Pending Closing.

a. The Company covenants and agrees that, between the date hereof and the earlier of (i) the Closing Date or (ii) the termination of this Agreement pursuant to Section 6.03, except for such matters as are otherwise contemplated by the Transaction Agreements except as set forth in Schedule 5.01 or in connection with any transaction in accordance with or not prohibited by Sections 5.02 and 5.20 and except for such matters as may be consented to by the Majority Purchasers in advance in writing, which consent may not be unreasonably withheld, delayed or conditioned, it will, and it will cause its Subsidiaries to:

i.	conduct its business in the ordinary course consistent with past practice,

ii.	use commercially reasonable efforts to carry on its business in compliance with all applicable laws, ordinances, governmental rules and regulations, and

iii.	to the extent consistent with (ii), above, use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees and distributors.

b. Without limiting the generality of the foregoing, except as set forth in Schedule 5.01 or in connection with any transaction in accordance with or not prohibited by Sections 5.02 and 5.20, prior to the Closing the Company will not, and will cause its Subsidiaries not to, unless the prior written consent of the Majority Purchasers (which shall not be unreasonably withheld, delayed or conditioned) has been obtained:

i.	amend any of the organizational documents of the Company or any Subsidiary thereof, or effect or be a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

ii.	consolidate or merge with or into any other entity or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company or any Subsidiary to any person or group of persons;

iii.	purchase, acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any business of any person or any division thereof, or (B) any assets or capital stock of any other person or entity, in either case for consideration in excess of $5 million (other than assets acquired in the ordinary course);

iv.	authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any shares of its capital stock or other equity interests of any nature whatsoever (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise), other than pursuant to outstanding Company Options, or amend any of the terms of any such equity interests;

v.	(A) split, combine or reclassify any shares of the capital stock of or other ownership interests in the Company (or any Subsidiary thereof), (B) declare, set aside or pay any dividend or other distribution (in stock or property or any combination thereof), or (C) redeem or otherwise acquire any capital stock or other ownership interest in the Company (or any Subsidiary thereof);

vi.	(A) cancel any indebtedness owed to the Company (or any Subsidiary thereof), (B) waive or assign any material claims or rights or (C) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, fail to enforce or consent to any matter with respect to which consent is required under, any confidentiality, standstill or similar contract to which the Company or any Subsidiary thereof is a party;

vii.	sell, transfer or license to, any Person or adversely amend or modify any rights to any Intellectual Property that is material to the Company;

viii.	commence or settle any actual or threatened suit, action, investigation, arbitration, or proceeding (administrative or judicial) (each, a “Proceeding”) or pay, discharge or satisfy any Proceeding that results in a material liability of the Company (or any Subsidiary thereof), other than (i) for the routine collection of bills for less than $500,000, or (ii) in such cases where it in good faith determines that failure to commence a Proceeding would materially and adversely affect the Company, provided that Purchasers’ Representative is consulted in advance regarding the filing of such Proceeding;

ix.	incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or guarantee any debt securities of other Persons in excess of $500,000 in the aggregate, except for trade indebtedness incurred in the ordinary course of business consistent with past practice, or enter into any derivative contracts;

x.	make any loans, advances or capital contributions to, or investments in, any Person (other than to or in a Subsidiary or Development Subsidiary as expressly contemplated by this Agreement or the Transaction Agreements or pursuant to any existing obligations) other than the advancement of trade credit to customers or expenses to employees in the ordinary course;

xi.	enter into any agreement with, or commitment or obligation to or from, any of its shareholders, officers or directors (or any of their respective affiliates), whether written or oral, if such agreement, commitment or obligation would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K;

xii.	enter into or engage in any line of business other than the Company’s, its Subsidiaries’ and the Development Subsidiaries’ businesses, respectively, as of the date hereof; or

xiii.	authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement or arrangement to do any of the foregoing.

c. The Company covenants and agrees that, between the date hereof and the earlier of (i) the Closing Date or (ii) the termination of this Agreement pursuant to Section 6.03, except for (A) such matters as are otherwise contemplated by the Transaction Agreements, (B) as set forth in Schedule 5.01, (C) any transaction in accordance with or not prohibited by Section 5.20 and (D) except for such matters as may be consented to by the Majority Purchasers in advance in writing, which consent may not be unreasonably withheld, delayed or conditioned, it will not cause any Development Subsidiary to take any action prohibited by clause (b) above. With respect to any actions taken by the Development Subsidiaries, to the extent such actions have been authorized and approved in accordance with the provisions of the Joint Development Agreement or the LLC Agreement, as applicable, such authorization or approval will be deemed to constitute consent of the Majority Purchasers to such action for purposes of this Section 5.01.

d. Pending the Closing, the Company will promptly advise the Purchasers’ Representative, and the Purchasers’ Representative shall promptly advise the Company, of any action or event of which it becomes aware which has the effect of making materially incorrect any of its representations or warranties contained in this Agreement or which has the effect of rendering any of its covenants contained in this Agreement incapable of performance in any material respect. The Company and each Purchaser shall use its respective reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

5.02 Interim Securities Issuances. From and after the date hereof and prior to the Closing Date, the Company may not enter into or consummate any transaction for the issuance, sale or disposition of equity securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing fewer than 1,000,000 shares of the Company’s common stock (the “Interim Securities”), other than (i) any equity securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) to employees, officers or directors of, or consultants or advisors to the Company pursuant to any benefit plan approved by the Board or the Compensation or Management Stock Committee of the Board and (ii) equity securities issued upon the exchange, conversion or exercise of any securities outstanding on the date hereof or of any securities described in clause (i), except as follows:

a. The Company may issue, sell or dispose of, in one or more transactions, up to 250,938 Interim Securities to third parties and equity securities issued upon the exchange, conversion or exercise of such Interim Securities.

b. The Company may issue, sell or dispose of, in one or more transactions, up to an additional 749,062 Interim Securities, provided that:

i.	prior to consummating any such transaction or transactions, the Company shall have obtained, in conjunction with and on the same Proxy Statement through which the Shareholder Approval is solicited pursuant to Section 5.11 hereof (but pursuant to a proposal or proposals separate from the proposal for Shareholder Approval), any vote of shareholders necessary for advance approval of the sale or sales and issuance or issuances of such Interim Securities, any shareholder approval or approvals required in accordance with the Company Charter Documents and applicable law (including approvals required by the listing standards of the NASDAQ Capital Market and NASD Rule 4350); and

ii.	prior to entering into or consummating any such transaction or transactions, the Company shall send written notice (the “Interim Issuance Notice”) to the Purchasers’ Representative, which Interim Issuance Notice shall describe the terms and conditions of the Interim Securities, the number of Interim Securities proposed to be issued and sold and the proposed per share price (the “Interim Issue Price”) of the Interim Securities; and

iii.	the Purchasers shall have the right to purchase either (A) the number of Interim Securities that would result in the Purchasers obtaining a 35% Proportionate Percentage, determined on a pro forma basis assuming the issuance of the Interim Securities that the Company proposes to issue and the issuance of the Shares or (B) 100% of the Interim Securities proposed to be issued in any such transaction or transactions, in either case at a purchase price equal to the Interim Issue Price and upon the terms and conditions set forth in the Interim Issuance Notice.

c. The right of the Purchasers to purchase the Interim Securities pursuant to Section 5.02(b) shall be exercisable by delivering written notice of its exercise to the Company within five (5) Business Days of the receipt by the Purchasers’ Representative of the applicable Interim Issuance Notice, which notice shall state the amount of Interim Securities that the Purchasers elect to purchase. Each Purchaser shall purchase the amount of Interim Securities that it has elected to purchase on the terms and conditions set forth in the Interim Issuance Notice. To the extent that the Company offers two or more securities in units, the Purchasers must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Interim Securities to a Purchaser if it would cause the Company to be in violation of applicable laws by virtue of such offer or sale.

d. The failure of the Purchasers to respond within the 5 Business Day period shall be deemed to be a waiver of its rights under Section 5.02(b), but only with respect to the issuance described in the applicable Interim Issuance Notice. Such waiver or election by the Purchasers not to exercise its subscription rights under Section 5.02(b) shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance of Interim Securities. If the Purchasers fail to timely elect to purchase the Interim Securities pursuant to Section 5.02(b), or elect to purchase less than 100% of such Interim Securities, the Company shall have the right to sell any such Interim Securities not purchased by the Purchasers during the 30 days following the expiration of the 5 Business Day period specified above on terms and conditions that are not more favorable to the purchasers thereof than those offered to the Purchasers. Any sale of such securities by the Company without first giving the Purchasers the rights described in Section 5.02(b) shall be void and of no force and effect.

e. If the Purchasers elect to exercise their right to purchase Interim Securities pursuant to Section 5.02(b) hereof, then the closing of such transaction and issuance of such Interim Securities shall not occur until the Shareholder Approval shall have been obtained as contemplated by Section 5.11 of this Agreement.

5.03 Further Assurances. The Company and each Purchaser shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

5.04 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Purchasers under the Transaction Agreements.

5.05 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

5.06 Listing of Conversion Shares and Related Matters. Subject to official notice of issuance, the Company shall use its reasonable best efforts to cause the Conversion Shares to be listed on the NASDAQ Capital Market no later than the Conversion Date. In addition, if the Company applies to have shares of its Common Stock or other securities traded on any other principal stock exchange or market, the Company shall include in such application the Conversion Shares and will take such other reasonable action as is necessary to cause such Conversion Shares to be listed on such exchange. The Company will use its reasonable best efforts to continue the listing and trading of its Common Stock on the NASDAQ Capital Market or the New York Stock Exchange and, in accordance, therewith, will use its best efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

5.07 Securities Law Transfer Restrictions; Lock-up.

a. Each Purchaser understands that, except as provided in the Registration Rights Agreement, the Securities have not been registered under the Securities Act or any state securities laws. Accordingly, each Purchaser agrees that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”), the Securities, nor will such Purchaser engage in any hedging or other transaction which is designed to or could be reasonably expected to lead to or result in a Disposition of Securities by such Purchaser or any other person or entity, unless: (i) the Securities are registered under the Securities

Act; or (ii) such Purchaser shall have certified to the Company and the Company, after consultation with counsel, reasonably believes that registration is not required under the Securities Act or any applicable state securities law due to the applicability of an exemption therefrom. Each Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby and agrees to comply with the volume and manner of sale limitations set forth in Rule 144 in connection with any Disposition regardless of whether such limitations are applicable. Each Purchaser acknowledges and agrees that no sales of the Securities may be made under the Registration Statements and that the Securities are not transferable on the books of the Company unless the certificates submitted to the transfer agent representing the Securities is accompanied by a separate Purchaser’s Certificate of Subsequent Sale in the form of Exhibit E hereto and executed by an officer of, or other authorized person designated by, such Purchaser.

b. Each Purchaser acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of Shares, in any jurisdiction outside of the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

c. Notwithstanding anything to the contrary herein, each Purchaser agrees that, without the prior written consent of the Company, it will not, during the period commencing on the Closing Date and ending 180 days after the Closing Date, (1) offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, the Shares or any Common Stock issued upon Conversion of the Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares or such Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares, Common Stock or other securities, in cash or otherwise. Notwithstanding the foregoing, any Purchaser may transfer Shares, Common Stock or any security convertible into Shares or Common Stock (i) as a bona fide gift or gifts; (ii) as a distribution to general or limited partners, stockholders or members of such Purchaser; (iii) if such Purchaser is a corporation, to an affiliate or affiliates of the corporation; (iv) by will or intestate succession to such Purchaser’s immediate family or to a trust, the beneficiaries of which are exclusively such Purchaser’s or members of such Purchaser’s immediate family or (v) to an Affiliate of such Purchaser, in each case only if such transfer is in compliance with all securities laws.

5.08 Legends.

a. Each certificate representing any of the Securities shall be endorsed with the legends set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON A CERTIFICATION REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT.”

b. After the earlier of: (i) the effectiveness of any Registration Statement and receipt by the Company of a Purchaser’s written confirmation that the Securities covered thereby will not be disposed of except in compliance with the prospectus delivery requirements of the Securities Act; or (ii) Rule 144(b)(1)(i) under the Securities Act becoming available to a Purchaser, the Company shall, upon Purchaser’s written request, promptly cause certificates evidencing such Securities to be replaced with certificates that do not bear such restrictive legends. The Company’s obligation to issue unlegended certificates pursuant to this Paragraph 5.08(b) shall be excused if: (i) the SEC promulgates any rule or interpretation expressly prohibiting removal of legends in such circumstances; (ii) the SEC or other regulatory authority instructs the Company or its transfer agent not to remove such legends; or (iii) the SEC makes it a condition to the effectiveness of any Registration Statement that the Company continue to keep such legends in place.

c. Notwithstanding the removal of legends as provided in Paragraph 5.08(b), until a Purchaser’s Securities are sold pursuant to a Registration Statement or Rule 144(b)(1)(i) becomes available to such Purchaser, such Purchaser shall continue to hold such Securities in the form of a definitive stock certificate and shall not hold the same in street name or in book-entry form with a securities depository.

5.09 Board Representation; Information Rights.

a. Series A and Series B Representatives. Immediately following the Closing Date provided that the Purchasers’ Representative has previously designated such members and such members meet all applicable legal requirements and the rules and regulations of the SEC and NASDAQ Stock Market, the Board of Directors of the Company shall increase the size of its Board of Directors by, and shall appoint, that number of Preferred Stock Directors (as defined in the Certificate of Designations) as determined pursuant to Section 6(b) of the Certificate of Designations. Subject to applicable law and the rules and regulations of the SEC and the NASDAQ Stock Market, holders of the Series A Preferred Stock and Series B Preferred Stock, voting separately as a class at any special meeting of shareholders called for such purpose, at each annual meeting of shareholders and in any written consent of shareholders, shall have the right to elect the Preferred Stock Directors pursuant to Section 6(b) of the Certificate of Designations.

b. Audit Committee Representation. Subject to applicable law and the rules and regulations of the SEC and NASDAQ Stock Market and provided that the Company’s Nominating and Governance Committee (or any successor committee) reasonably determines that the designee is qualified to serve on the Company’s Audit Committee under the Company’s policies, for so long as the holders of the Preferred Stock are entitled to elect at least two (2) Preferred Stock Directors, at least one (1) director elected by the Preferred Stock holders shall serve on the Company’s Audit Committee.

c. Applicable Procedures. The Preferred Stock Directors elected or appointed as provided herein shall serve until the next annual meeting for the election of such directors or until their respective successors shall be elected and shall qualify. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding Shares, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with applicable law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors may elect a successor, or, alternatively, the holders of a majority of the outstanding Shares, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with applicable law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Shares to vote for and elect Preferred Stock Directors as herein provided, the Preferred Stock Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term.

d. Specific Performance. The Company and the Purchasers hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by the failure of any party to perform any of its obligations set forth in this Section 5.09. Therefore, the Purchasers shall have the right to specific performance of such obligations, and if the Purchasers shall institute any action or proceeding to enforce the provisions hereof, the Company hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

e. Common Stock Board Designees. If at any time, neither the Purchasers nor any of their respective Affiliates hold any Shares, but at such time and for so long as the Purchasers’ Representative, or any of its Affiliates, own not less than 10% of the Company’s outstanding Common Stock, the Company will nominate and use its reasonable efforts to cause to be elected and cause to remain as directors on the Board of Directors for the Company, that number of members of the Board of Directors equal to (i) the percentage of all outstanding shares of Common Stock held by such holders, provided, however, that the number of shares of Common Stock deemed to be held by such holders for the purposes of this Section 5.09(e) shall be determined in accordance with and subject to the limitations of Section 6 of the Certificates of Designations, multiplied by (ii) the total number of members of the Board of Directors following such election (rounded up to the nearest whole number if such calculation results in a fractional director that is 0.5 or greater, and rounded down to the nearest whole number if such calculation results in a fractional director that is less than 0.5), but in no event more than two members, designated by the Purchasers’ Representative, provided that the Company’s Nominating and Governance Committee (or any successor committee) reasonably determines that such designees are qualified to serve under the Company’s policies for nomination to the Board of Directors and applicable law and the rules and regulations of the SEC and the NASDAQ Stock Market.

f. Books and Records. The Company shall provide the Purchasers with reasonable access to the books and records of the Company and its Subsidiaries, including without limitation, financial data (including projections) and operating data covering each of such entities, their businesses, operation and financial performance (the “Books and Records”). The Company shall, and shall cause its Subsidiaries to, provide the Purchasers with reasonable access to all Books and Records during regular business hours and allow the Purchasers to make copies and abstracts thereof. The Purchasers shall have the right to consult from time to time with management of the Company and its Subsidiaries at their respective place of business regarding operating and financial matters.

g. No Compensation. No director designated pursuant to this Section 5.09 shall be entitled to any monetary or other compensation from the Company in connection with his or her services as such.

5.10 Preemptive Rights.

a. If, within twelve (12) months after the Closing Date, the Company proposes to issue shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (collectively “New Securities”) for a per share price (the “Issue Price”) less than the then applicable conversion price for the Series A Preferred Stock or the Series B Preferred Stock, as set forth in the Series A Certificate of Designations or the Series B Certificate of Designations as applicable, excluding (i) the issuance of equity securities to employees, officers or directors of, or consultants or advisors to the Company pursuant to any benefit plan approved by the Board or the Compensation or Management Stock Committee of the Board; (ii) shares of Preferred Stock issued as dividends with respect to Preferred Stock; (iii) shares of Common Stock issued or issuable upon a Conversion or exchange of the Shares; (iv) any equity securities issued as consideration in connection with an acquisition, merger, consolidation, restructuring, reorganization, or other change in capitalization by the Company; (v) any equity security issued in connection with a collaboration, disposition or acquisition or assets, promotion, marketing, manufacturing or supply, and/or research and development, including without limitation pursuant to a license agreement, purchase agreement, supply agreement, (co-)promotion agreement, manufacturing agreement, collaboration or other similar agreement related thereto; and (vi) equity securities issued upon the exchange, conversion or exercise of any securities outstanding on the date hereof or of any securities described within any of the foregoing clauses (any such securities, the “Excluded New Securities”), then subject to applicable law and the rules and regulations of the SEC and the NASDAQ Stock Market:

i. The Company shall send written notice (the “New Issuance Notice”) to the Purchasers’ Representative, which New Issuance Notice shall describe the terms and conditions of the New Securities, the number of New Securities proposed to be issued and the Issue Price of the New Securities; and

ii. The Purchasers shall have the right to purchase 100% of the New Securities at a purchase price equal to the Issue Price and upon the terms and conditions set forth in the New Issuance Notice. The number of New Securities to be purchased by each Purchaser shall be determined by the Purchasers in their sole discretion.

b. Notwithstanding the provisions of Section 5.10(a), if, at any time following the Closing Date, the Company proposes to issue New Securities other than Excluded New Securities, then, for so long as the Purchasers or their Affiliates collectively own (within the meaning of Rule 13d-3 under the Exchange Act and giving effect to the conversion of all outstanding Preferred Stock, including all accrued and unpaid dividends (whether or not declared) thereon, into Common Stock at the then applicable conversion rate (whether or not then convertible)) at least twenty percent (20%) of the shares of Common Stock, then:

i. The Company shall send a New Issuance Notice to the Purchasers’ Representative, which New Issuance Notice shall describe the terms and conditions of the New Securities, the number of New Securities proposed to be issued and the Issue Price of the New Securities; and

ii. Each Purchaser shall have the right to purchase up to their Proportionate Percentage of the New Securities at a purchase price equal to the Issue Price and upon the terms and conditions set forth in the New Issuance Notice. For purposes of this Agreement, “Proportionate Percentage” shall be calculated by dividing (i) a number equal to the number of shares of Common Stock then owned by the Purchasers and their Affiliates (assuming conversion of any shares of Preferred Stock then outstanding) by (ii) the sum of (A) the number of shares of Common Stock then outstanding and (B) the number of shares of Common Stock into which all then outstanding shares of Preferred Stock are convertible.

c. The right of the Purchasers to purchase the New Securities pursuant to Section 5.10(a) or 5.10(b), as applicable, shall be exercisable by delivering written notice of its exercise to the Company within ten (10) Business Days of the receipt by the Purchasers’ Representative of the applicable New Issuance Notice, which notice shall state the amount of New Securities that the Purchasers elect to purchase. Each Purchaser shall purchase the amount of New Securities that it has elected to purchase on the terms and conditions set forth in the New Issuance Notice. To the extent that the Company offers two or more securities in units, the Purchasers must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Securities to a Purchaser if it would cause the Company to be in violation of applicable laws by virtue of such offer or sale.

d. The failure of the Purchasers to respond within the 10 Business Day period shall be deemed to be a waiver of its rights under this Section 5.10, but only with respect to the issuance described in the applicable New Issuance Notice. Such waiver or election by the Purchasers not to exercise its subscription rights under this Section 5.10 shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. If the Purchasers fail to timely elect to purchase the New Securities pursuant to clause (a) of this Section, or elect to purchase less than 100% of such New Securities, the Company shall have the right to sell any such New Securities not purchased by the Purchasers during the 180 days following the expiration of the 10 Business Day period specified above on terms and conditions that are not more favorable to the purchasers thereof than those offered to the Purchasers. Any sale of such securities by the Company without first giving the Purchasers the rights described in this Section 5.10 shall be void and of no force and effect.

e. The Company and the Purchasers hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party to perform any of its obligations set forth in this Section 5.10. Therefore, the Company and the Purchasers shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Purchasers hereby waive the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

5.11 Consents and Approvals; Proxy Statement.

a. From and after the date hereof, each of the Company and each Purchaser shall use its reasonable best efforts to obtain as promptly as practicable any consent or approval of any Person, including any regulatory authority, required in connection with the transactions contemplated hereby.

b. From and after the date hereof, the Company shall use its reasonable best efforts to obtain any vote of shareholders necessary for approval of the issuance of the Shares and any other matters for which approval of the Company’s shareholders is required in order to consummate the transactions contemplated by this Agreement, in accordance with the Company Charter Documents and applicable law, including any shareholder approvals required by the listing standards of the NASDAQ Capital Market and NASD Rule 4350 (“Shareholder Approval”). In furtherance of the foregoing statement, the Company shall prepare and use its reasonable efforts to promptly file with the SEC and to have cleared by the SEC, a preliminary proxy statement, and as soon as practicable thereafter (subject to applicable waiting periods under the Exchange Act, review by the SEC and appropriate responses to such review or as required by the Company Charter Documents and applicable law) file with the SEC and promptly thereafter mail a definitive proxy statement to the Company’s shareholders (the “Proxy Statement”). The Proxy Statement shall contain the recommendation of the Board, subject to Section 5.20 and their fiduciary obligations under applicable law (as determined in good faith by the Company’s Board after consultation with the Company’s outside counsel) (the “Board’s Fiduciary Obligations”), in favor of Shareholder Approval. The Purchasers’ Representative will be given a reasonable opportunity to review and comment on drafts of the Proxy Statement and the Company will use its reasonable efforts to accept comments thereto given by Purchasers’ Representative and its representatives, and the Purchasers’ Representative shall promptly furnish in writing to the Company such information relating to the Purchasers and their investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement, which information shall be true and correct in all material respects. The Company shall use its reasonable best efforts to take all action necessary in accordance with applicable law and the Company Charter Documents to convene a meeting of the Company’s shareholders within 60 days after the filing of the definitive proxy statement. Subject to Section 5.20 and to the extent consistent with the Board’s Fiduciary Obligations, the Company shall use its reasonable efforts to solicit from the Company’s shareholders proxies in favor of the issuance of the Shares and any other matters for which approval of the Company’s shareholders is required in order to consummate the transactions contemplated by this Agreement and shall take all other action reasonably necessary to secure Shareholder Approval. Notwithstanding the foregoing, the Company shall be deemed to have complied with the preceding sentence if the Company convenes on or before January 31, 2009 a meeting of its shareholders in accordance with the provisions of this Section for the purpose of securing Shareholder Approval. The Company has advised the Purchasers that it may solicit, as a proposal or proposals in the Proxy Statement separate from the proposal for Shareholder Approval and in accordance with Section 5.02 hereof, approval of its shareholders for additional equity financings, including possibly the offer and sale of additional equity securities to the Purchasers or their Affiliates, and so long as any such additional equity financing does not constitute an Acquisition Proposal, the Purchasers agree that the Company may do so without such proposal(s) or solicitation, in itself, being a breach or violation of this Agreement. Except as permitted by Section 5.20, (i) the Board of Directors of the Company shall recommend that the Company’s shareholders vote in favor of the Shareholder Approval, and (ii) neither the Company’s Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Purchasers, the recommendation of the Company’s Board of Directors that the Company’s shareholders vote in favor of the Shareholder Approval (any such action or any such resolution or agreement to take such action being referred to herein as an “Adverse Recommendation Change”).

c. The Company and the Purchasers hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party to perform any of its obligations set forth in this Section 5.11. Therefore, the Purchasers shall have the right to specific performance of such obligations, and if the Purchasers shall institute any action or proceeding to enforce the provisions hereof, the Company hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

5.12 Use of Proceeds. The net proceeds received by the Company from the issuance and sale of the Shares shall be used exclusively by the Company to finance the Company’s required equity contributions to the Red River Project to be jointly developed by the Company and the Purchasers; provided, however, that the Company may invest such proceeds in Permitted Investments until required to be contributed to the Red River Project pursuant to the LLC Agreement and this Section 5.12 shall terminate automatically upon the date of (a) any ADA-ES Election Notice or ECP Election Notice pursuant to Section 3.6 of the LLC Agreement, (b) any Funding Stop Notice pursuant to Section 3.7 of the LLC Agreement, (c) any buy-sell notice under the LLC Agreement pursuant to Section 10.7 thereof, (d) any Default Notice from the Company pursuant to Section 12.2 of the LLC Agreement, or (e) any termination of the LLC Agreement pursuant to Article XIII thereof. For purposes hereof, the term “Permitted Investments” shall mean the following investments so long as they have maturities of ninety (90) days or less: (i) obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United States or by any person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress; (ii) obligations issued or guaranteed by any state or political subdivision thereof rated either AAA or higher, or MIG 1 or higher, by Moody’s Investors Service, Inc. (“Moody’s”) or AAA or higher, or an equivalent, by Standard & Poor’s Corporation (“Standard & Poor’s”), both of New York, New York, or their successors; (iii) commercial or finance paper which is rated either Prime-1 or higher or an equivalent by Moody’s or A-1 or higher or an equivalent by Standard & Poor’s or their successors; and (iv) certificates of deposit or time deposits of banks or trust companies, organized under the laws of the United States and having minimum equity of $10,000,000,000.

5.13 Takeover Statute. If any Takeover Statute shall become applicable to the transactions contemplated hereby, including without limitation any takeover provision under the laws of the State of Colorado, the Company and the members of the Board shall, subject to Section 5.20 and to the extent consistent with their fiduciary duties, grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use their reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and the ownership of Shares or Conversion Shares by the Purchasers.

5.14 Tax Covenants. The Purchasers and the Company agree not to treat the Shares as “preferred stock” within the meaning of Treasury Regulation Section 1.305-5 for United States income tax purposes, and based upon the terms of the Shares as of the Closing Date, the Company shall report dividend income for federal, and any applicable state and local income tax purposes to the Purchasers solely to the extent that cash dividends are paid on the Shares. Unless otherwise required by law, neither the Company nor the Purchasers shall take any position contrary to the foregoing on any tax return. Notwithstanding the foregoing, neither the Purchasers nor the Company shall be required to take any action pursuant to this Section 5.14 if doing so would result in an income tax position that would fail to meet the more likely than not standard, based upon advice of the Company’s tax advisers.

5.15 Confidentiality.

a. Each Purchaser understands that any information, other than the SEC Documents, provided to such Purchaser by the Company, including, without limitation, the existence and nature of all discussions and presentations, if any, regarding this offering and the Transaction Agreements, is strictly confidential and proprietary to the Company and was and is being submitted to such Purchaser solely for such Purchaser’s confidential use in connection with its investment decision regarding the Shares. Each Purchaser agrees to use such information for the sole purpose of evaluating a possible investment in the Shares and such Purchaser hereby acknowledges that it is prohibited from reproducing or distributing such information, the Transaction Agreements, or any other offering materials, in whole or in part, or divulging or discussing any of their contents except for use internally and by its legal counsel and except as required by law or legal process. Each Purchaser understands that the federal securities laws prohibit any person who possesses material nonpublic information about a company from trading in securities of such company.

b. Should any Purchaser be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order, to the extent reasonably practicable, such Purchaser shall give the Company prior notice of the request or requirement so that the Company may seek a protective order or other appropriate remedy; provided, however, that in the absence of such protective order, such Purchaser or any of its representatives may disclose or deliver any information or other material disclosed to or received by it upon the advice of counsel provided such Purchaser exercises reasonable efforts at the Company’s expense, to protect the confidentiality of the information. It being understood that each Purchaser makes investments in the ordinary course of business in various Persons and, as a result of such investments, such Persons may be deemed to be affiliated or associated with such Purchaser, and to the extent that such Purchaser does not make such information available to such Persons, this Section 5.15 shall not apply to such Persons.

c. In the event of any termination of this Agreement prior to the Closing Date, each Purchaser shall return to the Company or destroy all confidential material furnished to such Purchaser or its officers, members, employees, agents, counsel, accountants, advisors and other authorized representatives in connection with this transaction except that the Preferred Stock Directors and the Purchasers’ Representative may retain a copy of such confidential material if required by law, regulation or internal compliance procedures.

5.16 Lost, etc. Certificates Evidencing Shares; Exchange. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares or Conversion Shares owned by any Purchaser, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of securities evidenced by such certificate which remain outstanding. Each Purchaser’s agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 5.16. Upon surrender of any certificate representing any Shares or Conversion Shares, for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares or Conversion Shares represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such Shares or Conversion Shares to the office of such Purchaser (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 5.16.

5.17 Securities Law Disclosure; Publicity. The Company shall, at or prior to 8:30 a.m., Eastern Time, on the first day following the date of this Agreement on which trading occurs on the NASDAQ Stock Market, issue a press release reasonably acceptable to the Purchasers’ Representative (assuming the Purchasers’ Representative has timely responded to any request for review in order to enable the Company to meet such deadline) disclosing the transactions contemplated hereby. No later than the fourth Business Day after the signing of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the transactions contemplated hereby, in the form required by the Exchange Act. The Company shall file this Agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 or if it so chooses, as an exhibit to the 8-K Filing. Thereafter, the Company shall timely file any filings and notices required by the SEC or the NASD with respect to the transactions contemplated hereby. The Company and the Purchasers’ Representative shall consult with each other in issuing any other press releases or statements made with the intent of widespread public dissemination with respect to the transactions contemplated hereby, and none of the Company or any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent the Majority Purchasers, with respect to any press release of the Company, in each case which consent shall not unreasonably be withheld, delayed or conditioned and except to the extent such press release or disclosure is required by law, SEC regulations or forms or NASD regulations, in which case the disclosing party shall use its reasonable efforts to provide the other party with prior notice of such disclosure. In furtherance of the foregoing, but not in limitation thereof, the parties acknowledge and agree that either party shall be entitled to name both the other party and the Devco in any private conference or presentation, including marketing materials to prospective investors in the case of ECP and to respond to questions (even in public conferences or presentations) regarding such Person, based on information already in the public domain.

5.18 Insurance. The Company will use its reasonable best efforts to maintain insurance, including without limitation directors and officers insurance, with responsible and reputable insurance companies or associations in such amounts and covering such risks as the Company reasonably determines is adequate for the conduct of its business and the value of its property. For purposes of clarity, the parties acknowledge and agree that the Company shall not be required to expand its insurance coverage beyond those risk areas insured by the Company as of the date hereof and that the Company shall not be required to maintain its current level of insurance coverage with respect to any area of risk if the Company has determined that such level is no longer necessary or appropriate.

5.19 HSR Filing. If required and at the expense of Devco, the Company and each required Purchaser shall (i) as soon as practicable after the date of the Conversion Notice or Company Conversion Notice (as such terms are defined in the Certificates of Designations), as applicable, but in no event later than 20 days following the date of the Conversion, file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with the Federal Trade Commission relating to the transaction contemplated by this Agreement, (ii) use their reasonable best efforts to respond as promptly as practicable to all inquiries received from the Federal Trade Commission for additional information or documentation and (iii) request that the waiting period under the HSR Act be terminated early.

5.20 No Solicitation.

a. After the date hereof and prior to the Closing or earlier termination of this Agreement, the Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall not permit its or its Subsidiaries’ officers, directors, employees, agents or representatives (including any investment bankers, attorneys, accountants or other advisors) (collectively, “Representatives”) to (and shall not authorize any of them to), directly or indirectly: (i) solicit, initiate, encourage or knowingly facilitate any inquiries with respect to, or the making, submission or announcement of, any Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish to any Person any nonpublic information with respect to the Company in connection with such Acquisition Proposal, except to notify such Person of the existence of this Section 5.20; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) enter into any letter of intent or similar document or any contract or understanding contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby, except in the case of clauses (ii), (iii) and (iv) to the extent specifically permitted pursuant to Section 5.20(b). Notwithstanding the foregoing, clauses (a)(i) and (a)(ii) shall not apply during the period of time after an Other Devco Member has provided the Company an ECP Funding Stop Notice (as defined in the LLC Agreement) pursuant to Section 3.7 of the LLC Agreement and during which the parties to the LLC Agreement are negotiating to determine whether to waive the applicable Funding Condition (as defined in the LLC Agreement) or to amend the LLC Agreement pursuant to such Section. The Company and its Subsidiaries will immediately cease, and shall cause each of their respective Representatives to cease, any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to, or that could reasonably be expected to lead to or contemplate the possibility of, any Acquisition Proposal except to advise such third parties of the existence of the provisions of this Section. Notwithstanding anything herein to the contrary, the Company may attend and make presentations at investor conferences and hold one-on-one discussions with shareholders and analysts. The Company shall, with respect to each Person which has within the 12 months prior to the date of this Agreement executed a confidentiality agreement with the Company or any of its Subsidiaries or any of its or their Representatives with respect to such Person’s consideration of a possible Acquisition Proposal, exercise any rights it has to require such Person to immediately return or destroy (which destruction shall be certified in writing by such Person to the Company) all confidential information heretofore furnished by the Company or any of its Subsidiaries or any of its or their Representatives to such Person or any of its Subsidiaries or any of its or their Representatives.

b. Notwithstanding anything in Section 5.20(a) to the contrary, if at any time prior to the Shareholder Approval, (i) the Company receives an Acquisition Proposal that the Board of Directors of the Company determines in good faith to be bona fide; (ii) such proposal did not result from a breach by the Company of this Section 5.20; (iii) the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal; and (iv) the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so would result in a breach of its fiduciary duties to the shareholders of the Company under applicable Law, then the Company may (A) furnish information with respect to the Company to the Person making such Acquisition Proposal and (B) engage in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided that the Company (x) will not, and will not allow its Subsidiaries or its or their Representatives to, disclose any non-public information to such Person without first entering into a confidentiality agreement that contains terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement between the Company and ECP, dated as of October 30, 2007 and (y) will provide to the Purchasers’ Representative any material non-public information provided to such other Person which was not previously provided to the Purchasers’ Representative.

c. The Company shall as promptly as reasonably practicable (and, in any event, within one Business Day) provide oral and written notice to the Purchasers’ Representative of receipt by the Company of any Acquisition Proposal or any request for nonpublic information or inquiry which could reasonably be expected to lead to any Acquisition Proposal, and the material terms and conditions of any such Acquisition Proposal, request or inquiry, and the identity of the person making any such Acquisition Proposal, request or inquiry, and shall keep the Purchasers’ Representative reasonably informed of any material modifications or material developments (including amendments or proposed amendments) with respect to such Acquisition Proposal, request or inquiry, including without limitation, promptly providing the Purchasers’ Representative with copies of all written Acquisition Proposals, request or inquiries, including draft agreements or term sheets.

d. Notwithstanding anything in Section 5.20(a) to the contrary, at any time prior to the Shareholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal, effect an Adverse Recommendation Change, provided that the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so would result in a breach of its fiduciary duties to the shareholders of the Company under applicable Law, and provided, further, that the Board of Directors of the Company may not effect such an Adverse Recommendation Change unless (i) such Superior Proposal did not result from a breach by the Company of this Section 5.20; (ii) the Company has complied in all respects with this Section 5.20, including Section 5.20(c), (iii) the Board of Directors shall have first provided prior written notice to the Purchasers’ Representative (an “Adverse Change Notice”) that it is prepared to effect an Adverse Recommendation Change in response to a Superior Proposal, which notice shall attach the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal, and (iv) Purchasers do not make, within five business days after the receipt of such notice, a proposal that would, in the reasonable good faith judgment of the Board of Directors of the Company (after consultation with a financial advisor of national reputation and outside legal counsel), cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal. The Company agrees that, during the five business day period prior to its effecting an Adverse Recommendation Change, the Company and its officers, directors and representatives shall negotiate in good faith with the Purchasers’ Representative and its officers, directors, and representatives regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by the Purchasers’ Representative.

e. Nothing contained in this Section 5.20 shall prohibit the Company or the Board of Directors of the Company from complying with its disclosure obligations under U.S. federal or state Law, including taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act (or any similar communication to shareholders); provided that any public disclosure other than a “stop-look-and-listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the shareholders of the Company) shall be deemed to be an Adverse Recommendation Change unless such other public disclosure contains therein an express statement that the Board of Directors of the Company (i) rejects the applicable Acquisition Proposal or (ii) reaffirms its recommendation that the Company’s shareholders vote in favor of the Shareholder Approval.

f. Definitions. For purposes of this Agreement:

“Acquisition Proposal” means (i) any proposal or offer, other than a proposal by or on behalf of any Purchasers or any Affiliate thereof, (A) relating to a merger, reorganization, consolidation, dissolution, tender offer, exchange offer, recapitalization, liquidation, dissolution, joint venture (other than in the ordinary course of the Company’s business), share exchange or other business combination involving the Company or any of its Subsidiaries, (B) for the issuance, sale or disposition of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 13% or more of the voting power of the Company or more than 1,000,000 shares of the Company’s common stock, (C) to acquire in any manner, directly or indirectly, in a single transaction or a series of related transactions, beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 13% or more of the capital stock of the Company or more than 1,000,000 shares of the Company’s common stock, or (D) to acquire, lease or license, directly or indirectly, in a single transaction or a series of related transactions, assets of the Company having a fair market value equal to 13% or more of the Company’s consolidated assets, other than the transactions contemplated by this Agreement and other than an Acquisition Proposal consummated prior to the date hereof or (ii) any written inquiry with respect to, any oral inquiry to which the Company or its representatives have responded with respect to, or any other oral inquiry that might reasonably be expected to lead to, any proposal or offer described in the foregoing clause (i).

“Superior Proposal” means any unsolicited, bona fide written proposal made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Company (on a consolidated basis) or all of the total outstanding voting securities of the Company, which the Company’s Board of Directors determines in its good faith judgment (after consultation with the Company’s outside counsel and nationally recognized financial advisor), to be (i) on terms more favorable to the holders of the Company’s common stock from a financial point of view than the transactions contemplated by this Agreement taking into account all the terms and conditions of, and all legal, financial, regulatory and other aspects of (including the party making such proposal), such proposal and this Agreement (including any alteration to the terms of this Agreement agreed to in writing by Purchasers), taking into account, among other matters, all legal, financial, regulatory and other aspects of such offer and the Person making such offer, (ii) reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal and (iii) is not subject to a financing contingency.

5.21 Prohibited Transactions. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute or enter into any Prohibited Transaction during the period commencing at the Discussion Time and ending at the time that the shares of Common Stock underlying the Shares are fully registered or freely tradable in accordance with Rule 144. Each Purchaser severally and not jointly with any other Purchaser understands and acknowledges, and agrees, to act in a manner that will not violate the positions of the SEC as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Subject to the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

ARTICLE VI.

CLOSING CONDITIONS

6.01 Conditions to the Obligation of the Purchasers to Consummate the Closing. Each Purchaser’s obligations to purchase the Shares at Closing shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver by the Majority Purchasers), prior thereto or concurrently therewith, of the following further conditions:

a. The representations and warranties of the Company contained in Article III of this Agreement shall be true on and as of the Closing Date (or, if made as of a specified date, as of such other date) in all material respects (except for such representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true in all respects) as though such representations and warranties were made at and as of such date;

b. The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date;

c. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated herein to be consummated on or prior to the Closing Date, including the receipt of any and all consents required under any material contracts of the Company and any and all required shareholder and regulatory approvals (including any required approvals in accordance with NASDAQ Marketplace Rules including Rules 4350(i) and 4351), all of which shall be in full force and effect;

d. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted by any Person other than a Purchaser or Affiliate thereof before any court, arbitrator or governmental body, agency or official and shall be pending;

e. No development shall have occurred in any Existing Action or Proceeding (as defined in the Joint Development Agreement) that is, or that could reasonably be expected to be (in the reasonable judgment of the Purchasers’ Representative), materially adverse to the assets, properties, liabilities, existing or planned operations, ownership, prospects or condition (financial or otherwise) of Devco or any of its Subsidiaries;

f. The purchase of and payment for the Shares by the Purchasers shall not be prohibited by any law or governmental order or regulation, and all necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect;

g. There shall not have occurred any event, development or occurrence that has had or would reasonably be expected to have a Material Adverse Effect;

h. The Purchasers shall have received an opinion, dated the Closing Date from the Company’s counsel, Schuchat, Herzog & Brenman, LLC, in substantially the form attached hereto as Exhibit F;

i. The Registration Rights Agreement shall have been executed and delivered by the Company;

j. No stop order or suspension of trading shall have been imposed by the NASDAQ Capital Market, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock and shall be pending;

k. In connection with the issuance of the Conversion Shares and the transactions contemplated hereby, the Company shall have submitted or shall submit on the Closing Date to the NASDAQ Capital Market a “Notification Form: Listing of Additional Shares” as well as any necessary supporting documentation;

l. The Certificates of Designations shall have been filed with the Secretary of State of the State of Colorado and shall continue to be in full force and effect as of the Closing Date;

m. The Purchasers shall have received a certificate, dated the Closing Date, signed by a duly authorized executive officer of the Company, certifying that the conditions specified in the foregoing Sections 6.01(a) – (g) hereof have been fulfilled;

n. The Purchasers shall have received a certificate, dated the Closing Date, of the Secretary of the Company attaching: (i) a true and complete copy of the Articles of Incorporation of the Company, with all amendments thereto; (ii) true and complete copies of the Company’s Bylaws, as amended, in effect as of such date; (iii) a certificate from the Secretary of State of the State of Colorado as to the good standing of the Company; (iv) a certificate of authorization to do business as a foreign corporation from the appropriate officials of each jurisdiction in which the Company operates; and (v) resolutions of the Board authorizing the execution and delivery of this Agreement, the transactions contemplated hereby, and the issuance of the Shares;

o. Closing (as defined in the Joint Development Agreement) shall have occurred under the Joint Development Agreement;

p. The definitive agreements for the Construction Debt Financing (as defined in the LLC Agreement) shall have been executed and the conditions to closing (other than closing under the Transaction Agreements) set forth in such agreements shall have been satisfied, and the initial funding thereunder shall occur before or simultaneously with the Closing; and

q. All instruments and proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel, Latham & Watkins LLP.

6.02 Conditions to the Obligation of the Company to Consummate the Closing. The Company’s obligations to consummate the Closing shall be subject to the satisfaction (or waiver) of the following conditions:

a. The representations and warranties of the Purchaser contained in Article IV of this Agreement shall be true on and as of the Closing Date (or, if made as of a specified date, as of such other date) in all material respects (except for such representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true in all respects) as though such representations and warranties were made at and as of such date;

b. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Purchaser prior to or on the Closing Date;

c. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending;

d. The purchase of and payment for the Shares by the Purchasers shall not be prohibited by any law or governmental order or regulation, and the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated herein to be consummated on or prior to the Closing Date, including the receipt of any and all consents required under any material contracts of the Company and any and all required shareholder and regulatory approvals (including any required approvals in accordance with NASDAQ Marketplace Rules including Rules 4350(i) and 4351), all of which shall be in full force and effect;

e. The Company shall have received a certificate, dated the Closing Date, signed by a duly authorized representative of the Purchaser, certifying that the conditions specified in the foregoing Sections 6.02(a) – (c) hereof have been fulfilled;

f. The definitive agreements for the Construction Debt Financing (as defined in the LLC Agreement) shall have been executed and the conditions to closing (other than closing under the Transaction Agreements) set forth in such agreements shall have been satisfied, and the initial funding thereunder shall occur before or simultaneously with the Closing; and

g. All instruments and proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Company and its counsel, Schuchat, Herzog & Brenman, LLC.

6.03	Termination of Obligations to Effect the Closing.

The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

a. by mutual written consent of the Company and each of the Purchasers or a mutual written agreement of the Company and the Other Devco Members to terminate the LLC Agreement;

b. by either the Company or the Purchasers by written notice (to the Company or the Purchasers’ Representative, as applicable) if a Governmental Authority of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

c. by either the Company or the Purchasers by written notice (to the Company or the Purchasers’ Representative, as applicable) if the Closing has not occurred on or prior to March 2, 2009 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 6.03(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement or any Transaction Agreement has been a principal cause of the failure of the Closing to occur on or before the Outside Date;

d. by either the Company or the Purchasers by written notice (to the Company or the Purchasers’ Representative, as applicable) if the Shareholder Approval is not obtained on or prior to January 31, 2009;

e. by any of the Purchasers, if (i) the Company’s Board of Directors shall have effected a Change in Company Recommendation or resolved to do so; (ii) the Company’s Board of Directors shall have approved or recommended to the Company’s shareholders any Acquisition Proposal or resolved to do so; (iii) a tender offer or exchange offer for shares of Company Common Stock is commenced and the Company Board recommends that the Company’s shareholders tender their shares in such tender or exchange offer or such Board of Directors fails to recommend that the Company’s shareholders reject such tender or exchange offer within ten (10) Business Days of such commencement; or (iv) the Company or any of its Representatives have materially breached any of the covenants set forth in Sections 5.01, 5.02, 5.04, 5.06, 5.11, 5.13 or 5.20 hereof and has failed to cure such breach within fifteen (15) days after written notice from the Purchasers’ Representative, provided that the right of any Purchaser to terminate this Agreement under this Section 6.03(e)(iv) shall not be available to any Purchaser that is in material breach of any of its representation, warranties, covenants or agreements contained herein and fails to cure such breach within fifteen (15) days after written notice from the Company;

f. by the Purchasers, if any of the conditions set forth in Section 6.01 shall have become incapable of fulfillment, and shall not have been waived by the Majority Purchasers; provided, however, that (i) Purchasers may not terminate pursuant to this clause (f) unless the Purchasers’ Representative has provided the Company with written notice of its desire to terminate the Agreement pursuant to this clause and of the condition or conditions it considers incapable of fulfillment and such condition remains incapable of fulfillment on the thirtieth (30th) day after such notice is received by the Company; and (ii) Purchasers and their Affiliates have used their reasonable best efforts to fulfill such conditions and have not breached any of their representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Agreements in a manner that has adversely impacted the fulfillment of any condition or has resulted in the circumstances giving rise to a Purchaser’s seeking to terminate its obligation to effect the Closing;

g. by the Purchasers by written notice to the Company if:

i.	the Company is in Material Default (as such term is defined in Section 12.2 of the LLC Agreement) under the LLC Agreement; or

ii.	any of the Other Devco Members shall have delivered an ECP Funding Stop Notice to the Company pursuant to Section 3.7 of the LLC Agreement, and after fifteen (15) days of good faith negotiations, the Other Devco Members have failed to agree on a waiver of the applicable Funding Condition, or the Other Devco Members and the Company have failed to agree on an amendment to the LLC Agreement, as contemplated by such Section 3.7;

h. by the Company by written notice to the Purchasers’ Representative, if:

i.	any of the Other Devco Members is in Material Default (as such term is defined in Section 12.2 of the LLC Agreement) under the LLC Agreement; or

ii.	any of the Other Devco Members shall have delivered an ECP Funding Stop Notice to the Company pursuant to Section 3.7 of the LLC Agreement, and after fifteen (15) days of good faith negotiations, the Other Devco Members have failed to agree on a waiver of the applicable Funding Condition, or the Other Devco Members and the Company have failed to agree on an amendment to the LLC Agreement, as contemplated by such Section 3.7; or

i. by the Company by written notice to the Purchasers’ Representative if a Purchaser has materially breached any of the covenants set forth in Section 5.01(d), 5.02 or 5.11(a) hereof and has failed to cure such breach within fifteen (15) days after written notice from the Company, provided that the right of the Company to terminate this Agreement under this Section 6.03(i) shall not be available if the Company is in material breach of any of its representation, warranties, covenants or agreements contained herein and fails to cure such breach within fifteen (15) days after written notice from the Purchasers’ Representative.

6.04 Effect of Termination. In the event of termination as provided in Section 6.03, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or any Purchaser, or their members, partners, directors, officers, agents or stockholders, with respect to this Agreement, except for the liability for any breach of any representation, warranty or covenant contained in this Agreement; provided that the provisions of Section 5.15(c), Section 6.03, this Section 6.04, Section 6.05 and Article VII shall remain in full force and effect and survive any termination of this Agreement in accordance with its terms.

6.05 Fees and Expenses.

a. Except as set forth in this Section 6.05, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees and expenses, whether or not the Closing is consummated.

b. If this Agreement is terminated by the Purchasers pursuant to Section 6.03(f) or Section 6.03(g)(ii), the Company shall pay to the Purchasers an amount equal to all out of pocket fees and expenses incurred by the Purchasers in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants but not to exceed $1,500,000 (the “Termination Fee”).

c. If (i) after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal has been publicly proposed or any Person has publicly announced an intention (whether or not conditional and whether or not withdrawn) to make an Acquisition Proposal or an Acquisition otherwise becomes generally known to the stockholders of the Company, (ii) this Agreement is terminated by either the Company or the Purchasers pursuant to Section 6.03(c), and (iii) within 12 months after the date of termination of this Agreement, the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, such Acquisition Proposal or an Acquisition Proposal from a Person or group of Persons affiliated with the Person who publicly proposed such Acquisition Proposal, the Company shall pay to the Purchasers an amount equal to $2,000,000 (the “Break-up Fee”), plus the Termination Fee.

d. If this Agreement is terminated by the Purchasers pursuant to Section 6.03(d), Section 6.03(e) or Section 6.03(g)(i), the Company shall pay to the Purchasers an amount equal to the Break-up Fee plus the Termination Fee.

e. All amounts payable by the Company to the Purchasers under Section 6.05(b) or 6.05 (d) shall be paid in immediately available funds to such account as the Purchasers’ Representative may designate in writing to the Company within two Business Days of the termination of this Agreement. All amounts payable by the Company to the Purchasers under Section 6.05(c) shall be paid in immediately available funds to such account as the Purchasers’ Representative may designate in writing to the Company within two Business Days following the date that the Company enters into a definitive agreement regarding an Acquisition Proposal as contemplated by Section 6.05(c)(iii). In no event shall the Company be liable for the payment of more than one Termination Fee or Break-up Fee. Except in the case of fraud or willful misconduct or as provided pursuant to Section 5.11 hereof, payment of any Termination Fee and/or Break-up Fee required by this Section 6.05 shall constitute Purchasers’ sole remedy for any breach of this Agreement by the Company.

f. The Company acknowledges that the agreements contained in this Section 6.05 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchasers would not have entered into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 6.05 and, in order to obtain such payment, Purchasers commence a suit that results in a judgment against the Company for the amounts set forth in this Section 6.05, the Company shall pay to the Purchasers their reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 6.05 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

ARTICLE VII.

MISCELLANEOUS

7.01 Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be in writing and shall be sent by postage prepaid first class mail, courier, overnight delivery service, facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder, and shall be deemed sufficient upon receipt when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three Business Days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below:

a. All correspondence to the Company shall be addressed as follows:

ADA-ES, Inc.

8100 SouthPark Way, Unit B

Littleton, Colorado 80120

Attention:     President

Facsimile:    303.734.0330

with a copy (not constituting notice) to:

Schuchat, Herzog & Brenman, LLC

1900 Wazee Street, Suite 300

Denver, Colorado 80202

Attention: Julie A. Herzog, Esq.

Facsimile: 303.295.9701

b. All correspondence to any Purchaser shall be sent to the Purchasers’ Representative and shall be addressed as follows:

Energy Capital Partners GP I, LLC

c/o Energy Capital Partners, LLC

51 John F. Kennedy Parkway, Suite 200

Short Hills, New Jersey 07078

Attention:     Peter Labbat

           Christopher Leininger

Facsimile: 973.671.6101

with a copy (not constituting notice) to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626-1925

Attention:     Charles K. Ruck

           Wesley C. Holmes

Facsimile: 714.755.8290

Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

7.02 Taxes. The Company shall pay all stock transfer, stamp or other taxes and duties (other than income taxes) levied in connection with the delivery of any Shares to the Purchasers, and shall comply with all laws imposing such taxes.

7.03 Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The Company may not assign its rights or obligations hereunder without the prior written consent of each of the Purchasers. No Purchaser may assign its rights or obligations hereunder without the prior written consent of the Company, except that a Purchaser may assign its rights and obligations hereunder to any of its members or Affiliates or Affiliates of its members provided the proposed transferee is not a competitor of the Company, any Subsidiary or any Development Subsidiary.

7.04 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

7.05 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain in full force and effect and binding upon the parties hereto.

7.06 Governing Law. THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF DELAWARE.

7.07 Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF ANY UNITED STATES DISTRICT COURT OR DELAWARE CHANCERY COURT LOCATED IN WILMINGTON, DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

7.08 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

7.09 Survival. The respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of eighteen months, without regard to any investigation made by any party, and the other covenants and agreements contained herein shall surviving the Closing Date and the consummation of the transactions contemplated herein until performed as contemplated herein, and if no time period is specified, indefinitely.

7.10 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

7.11 Limitation on Enforcement of Remedies. The Company hereby agrees that it will not assert against the limited partners or members of any of the Purchasers any claim it may have under this Agreement by reason of any failure or alleged failure by such Purchaser to meet its obligations hereunder.

7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

7.13 Amendments and Waiver. This Agreement may not be amended or modified except pursuant to an instrument in writing signed by the Company and the Majority Purchasers and may not be waived except by an instrument in writing signed by the party to be bound, or in the case of any Purchaser, signed by the Majority Purchasers, and any amendment, modification or waiver signed by the Majority Purchasers shall be valid and binding with respect to all Purchasers. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

7.14 Entire Agreement. This Agreement, the schedules and exhibits hereto, and the Registration Rights Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

7.15 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

ADA-ES INC.,
a Colorado corporation

By:	/s/ Michael D. Durham
Name:	Michael D. Durham
Title:	President & CEO

EACH PURCHASER’S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED OF EVEN DATE HEREWITH SHALL CONSTITUTE SUCH PURCHASER’S SIGNATURE TO THIS SECURITIES PURCHASE AGREEMENT.

Exhibit A

SCHEDULE OF PURCHASERS

Purchaser Name and Address	Number of shares of Series A Preferred Stock to be Purchased	Number of shares of Series B Preferred Stock to be Purchased
Energy Capital Partners I, LP 51 John F. Kennedy Parkway, Suite 200 Short Hills, New Jersey 07078	763,596	763,596

Energy Capital Partners I-A LP 51 John F. Kennedy Parkway, Suite 200 Short Hills, New Jersey 07078	479,790	479,790

Energy Capital Partners I-B, LP 51 John F. Kennedy Parkway, Suite 200 Short Hills, New Jersey 07078	251,370	251,370

Energy Capital Partners I (TEF IP), LP 51 John F. Kennedy Parkway, Suite 200 Short Hills, New Jersey 07078	305,244	305,244

Exhibit B

- FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit C

- SERIES A CERTIFICATE OF DESIGNATIONS

Exhibit D

- SERIES B CERTIFICATE OF DESIGNATIONS

Exhibit E

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

Attention:	ADA-ES, Inc. Chief Financial Officer

The undersigned, [an officer of, or other person duly authorized by]                                                                                        [fill in official name of individual or institution] hereby certifies that he/she [said institution] is the Purchaser of the Securities evidenced by the attached certificate(s), and as such, sold the shares on                      in accordance with the Registration Statement number                      [fill in the number of or otherwise identify Registration Statement] and the requirement of delivering a current prospectus forming a part of such Registration Statement has been complied with in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual Representing Purchaser (if an institution):

Title of Individual Representing Purchaser (if an institution):

Signature by:

Individual Purchaser or Individual Representing Purchaser:

Exhibit F

- FORM OF OPINION OF SCHUCHAT, HERZOG & BRENMAN, LLC

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or by
telephone must be received by 1 a.m.
Mountain time on December 5, 2008.

Vote by Internet

•    Log on to the Internet and go to www.computershare.com/expressvote

•    Follow the steps outlined on the secured website.

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE for the call.

•    Follow the instructions provided by the recorded message.

IF YOU HAVE NOTE VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENVELOPE PROVIDED

SPECIAL MEETING OF SHAREHOLDERS

ADA-ES, INC.

December 5, 2008

PROXY CARD

The undersigned appoints each of Michael D. Durham and Robert N. Caruso or failing them Mark H. McKinnies attorney and proxy with full power of substitution on behalf of the undersigned and with all powers the undersigned would possess if personally present to vote all shares of common stock of ADA-ES, Inc. that the undersigned would be entitled to vote at the above Special Meeting and any postponement or adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

The Board of Directors unanimously recommends a vote FOR Proposal No. 1 and FOR Proposal No. 2.

Approval of:	FOR	AGAINST	ABSTAIN
(1) The issuance and sale by the Company of 1,800,000 shares of Series A Preferred Stock and 1,800,000 shares of Series B Preferred Stock to ECP; including the issuance of the Company’s common stock upon any conversion of the Preferred Stock, which common stock, when issued, will result in ECP acquiring more than 20% of the common stock outstanding as of the date hereof.	[ ]	[ ]	[ ]

(2) The issuance of up to 1,000,000 shares of the Company’s common stock in such amounts and on the terms and conditions determined by the Board, which may be issued directly or indirectly in the form of common stock underlying options, warrants, preferred stock, convertible debt or other derivative securities, in connection with raising capital for the Project.	[ ]	[ ]	[ ]

(3) To consider and vote upon such other matters as may properly come before the special meeting or any postponement or adjournment thereof.	[ ]	[ ]	[ ]

Dated this          day of                             , 2008.

Signature of Shareholder(s)

IMPORTANT: Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.